Exhibit 10.1

SUBLEASE

THIS SUBLEASE (the “Sublease”) is made as of the 18th day of November, 2016, by and between BARE ESCENTUALS BEAUTY, INC., a Delaware corporation (“Sublessor”), and THE GYMBOREE CORPORATION, a Delaware corporation (“Sublessee”).

ARTICLE 1 – GENERAL

1.1 Master Lease. Forward One, LLC (“Landlord”) and Sublessor, as Tenant, are parties to that certain Office Lease dated as of January 9, 2014, as amended by the First Amendment dated July 6, 2015 and a Second Amendment dated November 18, 2016 (collectively, the “ Master Lease”), pursuant to which Sublessor leased from Landlord, and Landlord leased to Sublessor, certain premises currently consisting of Floors 15-17 and 21-23 (the “Premises”) of that certain office building located at 71 Stevenson Street, San Francisco, California (the “Building”). The Master Premises contains approximately 79,678 rentable square feet. A copy of the Master Lease is attached hereto as Exhibit “A” and is by this reference incorporated herein and made a part hereof. The Master Lease is scheduled to expire on July 31, 2025, but Sublessor has the right pursuant to the Master Lease to terminate the Master Lease in its entirety (“Early Termination Right”) effective July 31, 2022 (the “Termination Date”). Sublessor represents that, as of the date hereof, to Sublessor’s knowledge:

(a)	the Master Lease is in full force and effect; and

(b)	there are no defaults beyond applicable cure periods under the Master Lease.

1.2 Capitalized Terms. Any capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Master Lease.

1.3 Sublease Term. Subject to obtaining the consent of Landlord in accordance with Section 2.2 below, as used herein, the “Sublease Term” shall commence on the Delivery Date (as defined herein), or such later date as the consent of Landlord shall be obtained (the “Sublease Commencement Date”) and shall expire on July 15, 2022, subject to extension of the Sublease Term as provided herein (the date the Sublease shall expire by its terms, including any extensions of the Sublease Term provided herein is the “Sublease Expiration Date”), unless terminated sooner as the result of: (i) any default hereunder by Sublessee beyond applicable notice and cure periods, or (ii) a default by Sublessor under the Master Lease which results in a termination of the Master Lease by Landlord. Sublessor shall tender possession of the Premises to Sublessee on the Sublease Commencement Date for the purposes of commencing its improvements.

1.4 Delivery Date. As used herein the “Delivery Date” shall be the date upon which the Premises is delivered to Sublessee vacant and in broom clean condition with all personal property of the Sublessor removed other than Furniture, Fixtures and Equipment (as defined herein), and otherwise in the condition required in Section 4.6 hereof (collectively, “Delivery Condition”). Sublessee shall execute a written acknowledgment in the form reasonably required by Sublessor to acknowledge that the Delivery Date has occurred. Sublessor shall use diligent and good faith efforts to cause the Premises to be delivered to Sublessee in Delivery Condition by no later than April 1, 2017 (the “Target Delivery Date”). Notwithstanding the foregoing, Sublessor may delay delivery of no more than one (1) full floor of the Premises for no more than fifteen (15) days to accommodate the orderly transition of its staff from the Premises, and in such event the Delivery Date and Sublease Commencement Date shall not be affected. It is further agreed that so long as Sublessee reasonably coordinates its entry with Sublessor and does not unreasonably interfere with Sublessor’s move out of the Premises, Sublessee shall have the right to enter the Premises prior to the Delivery Date for the purpose of preparing the Premises for Sublessee’s use and occupancy, including, without limitation, constructing improvements, rearranging Furniture, Fixtures and Equipment and installing other furnishings and equipment (subject to obtaining the consent of Landlord to the extent required for such early access and installations or improvements), and Sublessee shall not be obligated to pay Base Rent or Additional Rent during such period of occupancy prior to the Sublease Commencement Date. If Sublessor does not tender possession of the Premises to Sublessee in the Delivery Condition on or before the Target Delivery Date, April 1, 2017 (which Target Delivery Date is subject to Sublessor’s right to delay delivery of a single floor as set forth above, and is further subject to extension to the extent delivery of the Premises in the Delivery Condition is delayed due to force majeure delays and delays caused by Sublessee), then (1) the validity of this Sublease shall not be affected or impaired thereby; (2) Sublessor shall not be in default hereunder or be liable for damages therefor (except as expressly set forth in Section 3.2 below); (3) Sublessee shall accept possession of the Premises when Sublessor tenders possession thereof to Sublessee in the Delivery Condition; (4) the Sublease Commencement Date shall be the date on which the Delivery Date occurs (subject to a delayed Delivery Date for up to one (1) full floor as noted above); and (5) the Sublease Expiration Date shall remain unchanged.

ARTICLE 2 – DEMISE OF PREMISES

2.1 Demise. Under and subject to the provisions, covenants and agreements contained herein and in the Master Lease, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises for the Sublease Term.

2.2 Landlord’s Approval. Sublessor and Sublessee acknowledge that this Sublease is subject to Landlord’s prior written approval as required by the terms of the Master Lease (the “Consent”). Sublessor will use customary commercially reasonable efforts to obtain the Consent. If Landlord refuses to consent to this Sublease in writing notwithstanding Sublessor’s compliance with the foregoing, then this Sublease shall be null and void and shall be of no further force and effect and Sublessor shall promptly return to Sublessee any Letter of Credit and any monies paid to Sublessor hereunder.

2.3 Surrender of the Premises. Upon the expiration of the Sublease Term, Sublessee shall peaceably surrender the Premises in the condition set forth in Section 19 (Surrender) of the Master Lease; provided, however, Sublessee shall not be required to remove or restore any Tenant Improvements, Alterations, Trade Fixtures or other improvements installed by or for Sublessor or existing in the Premises prior to the Delivery Date (and not installed by or for Sublessee).

2.4 Use of the Premises. Sublessee’s use of the Premises shall comply with the terms and conditions of the Master Lease, including without limitation the provisions of Section 5.1 (Use) of the Master Lease; provided, however, that Sublessee’s use shall be limited to general office use.

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ARTICLE 3 – BASE SUBLEASE RENT AND OTHER AMOUNTS

3.1 Rental Covenant. Sublessee covenants and agrees to pay the Rent, as hereinafter defined, to Sublessor during the Sublease Term, without notice, offset, demand, or deduction.

3.2 Base Sublease Rent. As used herein, the “Sublease Rent Commencement Date” shall mean July 1, 2017, provided if the Sublease Commencement Date is delayed beyond the Target Delivery Date, the Sublease Rent Commencement Date will be delayed by one day for each such day of delay. Commencing on the Sublease Commencement Date, and continuing on the first day of each month thereafter through the Sublease Expiration Date, Sublessee shall pay to Sublessor, in advance, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Sublease, in lawful money of the United States, by wire transfer of funds to Sublessor, base sublease rental (“Base Sublease Rent”) as follows:

Lease Months	Annual Base Sublease Rent Per Rentable Square Foot	Base Sublease Rent Per Month
Delivery Date – Sublease Rent Commencement Date*	$0.00	$0.00
Rent Months 1 – 12	$46.66	$ 309,814.62
Rent Months 13 – 24	$47.66	$ 316,454.46
Rent Months 25 – 36	$48.66	$ 323,094.29
Rent Months 37 – 48	$49.66	$ 329,734.12
Rent Months 49 – 60	$50.66	$ 336,373.96
Rent Month 61-7/31/2022 (if applicable)	$51.66	$ 343,013.79

* The month in which the Sublease Rent Commencement Date occurs is “Rent Month 1” for the purposes of the foregoing chart.

As used herein, the term “Lease Month” shall mean each calendar month during the Sublease Term following the Sublease Commencement Date.

A payment of Base Sublease Rent for one month of the Sublease Term in the amount of $309,814.62 shall be delivered to Sublessor concurrently with Sublessee’s execution of this Sublease and shall be credited against Base Sublease Rent due for the first Rent Month.

3.3 “Additional Rent” shall mean all sums other than Base Sublease Rent payable by Sublessee to Sublessor under this Sublease, including (without limitation): overtime or excess service charges, and late charges, damages, interest and other costs and expenses related to Sublessee’s failure to perform any of its obligations under this Sublease BUT EXPRESSLY NOT INCLUDING any amount of the Termination Fee (as defined in the Master Lease) paid with the Termination Fee LC, which shall in no case be considered “Additional Rent” or rent

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hereunder, or under the Master Lease (including Section 3.3 thereof) for the purposes of this Sublease. Sublessee shall also pay to Sublessor, as Additional Rent, 100% of all increases in Operating Costs over Base Operating Costs and in increases in Taxes over Base Taxes that may be payable by Sublessor to Landlord pursuant to Section 3.2 (Additional Rent) of the Master Lease, from and after the Sublease Commencement Date (the “Reimbursement”). The Reimbursement shall be payable monthly as required under the Master Lease, and any other Additional Rent amounts shall be due and payable by Sublessee within fifteen (15) days of receipt of Sublessor’s billing therefor. Sublessee shall be responsible for any and all Additional Rent in connection with the Premises.

3.4 Payment of Base Sublease Rent. Base Sublease Rent shall be payable in advance in monthly installments commencing on the Sublease Rent Commencement Date and continuing on the first day of each month thereafter for the balance of the Sublease Term. Base Sublease Rent shall be prorated for any partial month occurring during the Sublease Term based on a 30-day month. Base Sublease Rent shall be made payable by Sublessee to Sublessor and addressed to Sublessor at:

Bank Name: Citibank

Bank Account Number: 30939916

Bank ABA #: 021000089

Name On Account: BEB

3.5 Late Payments. Amounts due by Sublessee to Sublessor, in accordance with the foregoing, which are not paid within five (5) days subsequent to the due date shall be subject to interest and late charge as set forth in Section 16.1 (Late Charges) and Section 16.2 (Interest) of the Master Lease.

ARTICLE 4 – OTHER AGREEMENTS OF THE PARTIES

4.1 Master Lease Provisions Binding on Sublessee. (a) Except as set forth in Section 4.1(b) below, all of the terms, conditions, and provisions contained in the Master Lease are incorporated herein as terms and conditions of this Sublease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. Sublessee acknowledges that Sublessee has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease (to the extent the same has not been redacted). Additionally, Sublessee’s rights under this Sublease shall be subject to the terms of the Consent. Sublessee shall take the Premises subject to and be bound by all of the provisions of the Master Lease, and during the Sublease Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, shall comply with and shall be obligated to perform all of Sublessor’s obligations, duties and liabilities in, under and with respect to the Master Lease (except for Sublessor’s obligation to pay Base Rent and further subject to the other inapplicable Sublease provisions referenced above), and shall indemnify and hold Sublessor harmless therefrom and from all liabilities, costs and expenses, including without limitation, reasonable attorneys’ fees, incurred in connection therewith. Sublessee shall not commit or permit to be committed any act or omission which shall violate any term or condition of the Master Lease. Notwithstanding the foregoing, Sublessee’s indemnification obligations

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referenced above shall not apply or extend to the extent any obligations, duties or liabilities arise out of our relate to any acts, omissions or negligence of Sublessor, its agents, employees or contractors or any acts by Sublessor prior to the Sublease Commencement Date.

(b) In addition to the obligations of Sublessee under the terms of this Sublease as set forth in the other paragraphs of this Sublease (and except as otherwise expressly provided to the contrary in this Sublease), Sublessee shall also have and perform for the benefit of Sublessor all obligations of the “Tenant” as are set forth in the Master Lease, which are hereby incorporated into this Sublease as though set forth herein in full, substituting “Sublessee” wherever the term “Tenant” appears, “Sublessor” wherever the term “Landlord” appears, and “Base Sublease Rent” wherever the term “Base Rent” appears; provided, however, that Sublessee’s obligations under the Master Lease shall be limited obligations first arising during the Sublease Term and not arising out of any act, omission or negligence of Sublessor, its agents, employees or contractors. Notwithstanding the foregoing, Sublessor shall, at Sublessee’s request, use commercially reasonable efforts to cause Landlord to perform Landlord’s obligations under the Master Lease, but Sublessor shall not be obligated to perform for the benefit of Sublessee any of the obligations of Landlord under the Master Lease; the amount of rent payable to Sublessor by Sublessee under this Sublease shall be as provided in Sections 3.2 and 3.3 above; and the following provisions of the Master Lease shall not apply to this Sublease:

Any portion of the Basic Lease Provisions expressly modified hereby, Section 1.1 (Existing Lease), Section 1.5 (Contraction Right), Section 1.6 (Staging Floor), Section 1.7 (Right of First Offer), Section 1.8 (Contraction Right), Section 1.9 (Early Termination), Section 2.2 (Option to Extend), Section 12.3 (Tenant’s Right to Terminate), Section 14.9 (Permitted Transfers), Section 31 (Brokers), and Exhibit B (Work Letter Agreement), First Amendment, Section 3.

References in the following provisions of the Master Lease, as incorporated into this Sublease, to “Landlord” shall mean “Landlord” only:

Section 1.3 (Common Areas), Section 1.4 (Parking), Section 3.2 (a) (Operating Costs), Section 3.2(b)(2)-(4), 3.2(c) and 3.2(e) (Operating Costs), Section 5.3 (Landlord’s Representations), Section 7.2 (Landlord’s Obligations), Section 7.3 (Reservations by Landlord), Article 8 (Tenant’s Taxes) Article 9 (Utilities and Services), Section 11.2 (Landlord’s Insurance), Sections 12.1 and 12.2 (Casualty), Section 13.3 (Restoration), Section 14.7 (Recapture), Section 32 (Signs), Article 36 and Exhibits B, D and E (Disability Disclosures), First Amendment, Section 4, First Amendment, Section 5.

Whenever any period for notice from “Tenant” to “Landlord” is specified under the Master Lease, or any period within which “Tenant” is required to do anything under the Master Lease, the period applicable to Sublessee’s obligation to give such notice to Sublessor or to perform under this Sublease shall be three (3) days shorter than the corresponding period applicable to “Tenant” under the Master Lease (so that Sublessor shall always have at least three (3) days within which to give its own notice or performance to Landlord); further, wherever any period for notice from “Landlord” to “Tenant” is specified under the Master Lease, Sublessor shall similarly have an additional period of at least three (3) days within which to give notice to Sublessee under this Sublease.

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4.2 Landlord’s Obligations. Sublessee agrees that Sublessor shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease except as set forth herein, and, insofar as any of the covenants, agreements and obligations of Sublessor hereunder are required to be performed under the Master Lease by “Landlord” thereunder, Sublessee acknowledges and agrees that Sublessor shall be entitled to look to Landlord for such performance. In addition, Sublessor shall have no obligation to perform any repairs required of Landlord under the Master Lease, nor shall any representations or warranties made by Landlord under the Master Lease be deemed to have been made by Sublessor. Sublessor shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or by utility providers. Notwithstanding the foregoing, Sublessor shall use good faith efforts, under the circumstances, to secure such performance upon Sublessee’s request to Sublessor to do so and shall thereafter diligently prosecute such performance on the part of Landlord. Sublessor shall fully perform all of its obligations under the Master Lease to the extent not expressly assumed by Sublessee under this Sublease.

4.3 Insurance and Waiver of Claims. Without limiting the generality of the terms of Section 4.1 above, Sublessee shall obtain and keep in full force and effect at all times during the Sublease Term all of the liability and property insurance coverages required to be maintained by Sublessor under Section 11.1 (Tenant’s Insurance) of the Master Lease. For purposes of clarification, where Section 11.1 of the Master Lease requires that Landlord be named as an additional insured on the policies required thereunder, Sublessee shall name both Sublessor and Master Landlord as additional insureds under such policies. Notwithstanding anything to the contrary contained herein, Sublessor’s and Sublessee’s respective insurers hereby waive and release, all claims against each other, and against the agents, employees and contractors of each other, for any loss or damage sustained by each other to the extent such claims are or could be insured against under any standard broad form property policy, or other property policies maintained by Sublessor or Sublessee, or required to be maintained by Sublessor or Sublessee under this Sublease, regardless of whether such policy is in effect at the time of the loss. Sublessee’s insurers hereby waive and release Landlord and Sublessor from and against any and all claims, damages, losses, and liabilities for any bodily injury, loss of life or property damage occurring on or about the Premises, or any part thereof, from any cause whatsoever, other than the gross negligence of Sublessor or Landlord, which shall remain the sole responsibility of the party that acts with gross negligence, or whose omissions shall constitute gross negligence. Sublessee shall cause its property insurance policy to contain a waiver of subrogation clause as required by Section 11.3 (Waiver of Subrogation) of the Master Lease.

4.4 Initial Improvements. Subject to the applicable terms of the Consent and the terms and conditions provided in Exhibit B to the Master Lease, Sublessee will have the right to request disbursement of any amount of the Construction Allowance that Landlord in the Consent agrees to make available to Sublessee to fund initial improvements to the Premises. Sublessor shall use commercially reasonable efforts to cooperate with Sublessee as requested by Sublessee, but at no cost to Sublessor to cause Landlord to disburse the Construction Allowance to Sublessee. Unless Landlord provides in any consent to any relevant Tenant’s Work that

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Landlord will not require removal of such Tenant’s Work, Sublessee will remove any and all such improvements prior to the expiration of the Sublease Term. Sublessee provide Sublessor with a final copy of any and all as-built plans required to be prepared pursuant to Section 9 of Exhibit B of the Master Lease, as well as copies, promptly after receipt, of any written consent received from Landlord that authorizes Sublessee to leave any of Tenant’s Work in the Premises upon expiration of the Sublease Term or the Term of the Master Lease.

4.5 Furniture, Fixtures and Equipment. On the Delivery Date, Sublessor shall leave the items listed in Schedule I hereof in the Premises (the “Furniture, Fixtures and Equipment”), which in consideration of the payment of one dollar ($1.00), payment of which is hereby acknowledged, Sublessor shall transfer to Sublessee, without representation or warranty as to the condition or suitability thereof for Sublessee’s use, effective on the Sublease Commencement Date (provided this Sublease shall serve as a Bill of Sale with respect to such Furniture, Fixtures and Equipment). Sublessor reserves the right to remove one or more items of the Furniture Fixtures and Equipment after the date hereof, provided that Sublessor will provide a final inventory of the Furniture, Fixtures and Equipment to be delivered with the Premises on or before December 31, 2016. The Furniture, Fixtures and Equipment shall be delivered to Sublessee “AS-IS, WHERE-IS” and Sublessor shall have no obligation to maintain, repair or replace any of the Furniture, Fixtures and Equipment.

4.6 Premises Taken “AS IS”. Sublessee agrees that it is taking the Premises in an “as is” condition and without any representations or warranties by Sublessor of any kind or nature whatsoever except that Sublessor shall deliver the Premises with the Furniture, Fixtures and Equipment and no other personal property of Sublessor in the Premises, with all existing network cabling in place. By delivery of the Premises, Sublessor will be deemed to have warranted to Sublessee that to Sublessor’s actual knowledge as of the Delivery Date, the Premises and the Building systems serving the Premises, including, without limitation, the HVAC, mechanical, electrical and plumbing systems, are in good working order and repair as of the Delivery Date. The Sublessor will use reasonable care to avoid damaging or severing the existing network cabling in connection with Sublessor vacating the Premises. Subject to the foregoing warranty by Sublessor, by taking possession of the Premises, Sublessee acknowledges that the Premises are in a tenantable and good condition.

4.7 Letters of Credit.

(a) As a further condition to the effectiveness of this Sublease, Sublessee shall deliver to Sublessor, on the date that Sublessee executes and delivers this Sublease to Sublessor, two (2) Irrevocable Standby Letters of Credit (each a “Letter of Credit”). One of such Letters of Credit shall be in the amount of One Million Seven Hundred Seventy Dollars ($1,779,000.00) (the “Termination Fee LC”), which Termination Fee LC assures payment of the damages Sublessor will incur by becoming liable to pay Termination Fee. It is acknowledged and agreed that Sublessor can draw upon the Termination Fee LC under any of the following conditions: (i) a Sublease Event of Default (as defined in Section 4.11 below) occurs under this Sublease prior to the date that Sublessor is required to return the Termination Fee LC under Section 4.13(d) below; or (ii) Sublessee fails to meet the conditions necessary to exercise the Extension Option provided in Section 4.13 hereof; or (iii) Sublessee fails to exercise the Extension Option provided in Section 4.13; or (iv) if Sublessee exercises the

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Extension Option as provided in Section 4.13 below, but does not maintain the EBITDA Test (as defined in Section 4.13 below) as evidenced in the eight (8) fiscal quarters of filed, publicly available financial statements ending April 30, 2022. The other Letter of Credit shall be in the amount of Three Million Nine Hundred Sixty Seven Thousand One Hundred Two Dollars ($3,881,050.07) (the “Rent LC”), and the Face Amount of each Letter of Credit shall be referred to herein as the “Minimum Amount”. Each Letter of Credit shall (1) be addressed to Sublessor, (2) be in the form attached hereto as Exhibit B, (3) be issued by Bank of America, initially, provided if a replacement Letter of Credit is provided hereunder, Bank of America, Citicorp, Wells Fargo Bank, PNC Bank, Chase and US Bancorp are hereby approved as issuing banks (the “Approved Banks”), provided further the Letter of Credit may be provided by an issuing bank that is not an Approved Bank provided such bank shall be acceptable to Sublessor in Sublessor’s sole discretion (4) allow for partial and multiple draws thereunder, and (6) have an expiration date not earlier September 30, 2022 or in the alternative, have a term of not less than one (1) year and be automatically renewable for additional one (1)-year periods until a date not sooner than September 30, 2022, unless, on or before the date sixty (60) days prior to the expiration of the term of such Letter of Credit, the issuer of such Letter of Credit gives notice to Sublessor of its election not to renew such Letter of Credit for any additional period pursuant thereto. In addition, each Letter of Credit shall provide that, in the event of Sublessor’s assignment of its interest in this Sublease, the Letter of Credit shall be freely transferable by Sublessor to the assignee without charge to Sublessor or approval of the issuer. Each Letter of Credit shall provide for same day payment to Sublessor upon the issuer’s receipt of a sight draft from Sublessor together with Sublessor’s certificate certifying that the requested sum is due and payable from Sublessee and Sublessee has failed to pay, and with no other conditions.

(b) Sublessee shall, on or before the date which is sixty (60) days prior to the expiration of any Letter of Credit, deliver to Sublessor a new Letter of Credit satisfying the foregoing requirements in lieu of the Letter of Credit then being held by Sublessor. If the issuer of such existing or new Letter of Credit provides notice of its election to not renew such Letter of Credit for any additional period, Sublessee shall be required to deliver a new Letter of Credit on or before the date which is sixty (60) days prior to the expiration of the term of the Letter of Credit then being held by Sublessor. If neither a new Letter of Credit nor a renewal of the Letter of Credit is timely delivered to Sublessor, then Sublessor may (without prejudicing any other right or remedy available to Sublessor) draw down the entire Letter of Credit and, until Sublessee delivers to Sublessor the new Letter of Credit as required by this paragraph, hold the drawn cash as a security deposit under the Lease on the terms provided in Section 4.7(l), below.

(c) Each Letter of Credit shall be replaced by a new Letter of Credit if the issuing financial institution: (i) has assets which fall below the Minimum Assets; (ii) enters into any form of regulatory or governmental proceeding, including without limitation any receivership instituted or commenced by the Federal Deposit Insurance Corporation (the “FDIC”); (iii) is otherwise declared insolvent, is downgraded by the FDIC, is determined to be less than well capitalized by the appropriate Federal banking agency under the prompt corrective action rules of the FDIC, or closes for any reason; or (d) in any manner communicates (including without limitation communications sent by or on behalf of the FDIC) its unwillingness to honor the terms of the Letter of Credit. If Sublessee fails to deliver to Sublessor the replacement Letter of Credit within five (5) business days following Sublessor’s written demand for same, Sublessor shall be entitled to draw down the entire Letter of Credit and, until Sublessee delivers to Sublessor the replacement Letter of Credit as required by this paragraph, hold the drawn cash as a Security Deposit pursuant to the terms of Section 4.7(l), below.

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(d) In the event that a Sublease Event of Default occurs under the terms of this Sublease and continues to exist beyond all applicable notice and cure periods, then Sublessor shall have the right, at any time after such event, without giving any further notice to Sublessee: (1) to make a partial draw upon any Letter of Credit (and/or any Supplementary Letter of Credit, as defined below, as the case may be) (x) in an amount necessary to cure such default or (y) if such Sublease Event of Default cannot reasonably be cured by the expenditure of money, and Sublessor exercises any rights and remedies Sublessor may have on account of such Sublease Event of Default, in an amount which, in Sublessor’s opinion, is necessary to satisfy Sublessee’s liability on account thereof; or (2) to draw down the entire amount of any such Letter of Credit (and/or Supplementary Letter of Credit) at such time; and any such amounts received by Sublessor shall be held by Sublessor (and need not be segregated or accrue interest unless otherwise required by Law) and applied in accordance with this Sublease in the same manner as a security deposit.

(e) Following a draw by Sublessor on a Letter of Credit, at Sublessor’s election the Letter of Credit shall: (i) be replaced by Sublessee within five (5) business days after written notice from Sublessor by a new Letter of Credit in the Minimum Amount, in which event the Letter of Credit then held by Sublessor shall be terminated; or (ii) be augmented by Sublessee within five (5) business days after written notice from Sublessor by an additional Letter of Credit in the amount of a partial draw (the “Supplementary Letter of Credit”) subject to the requirements set forth above, in which event the Letter of Credit then held by Sublessor and the Supplementary Letter of Credit shall both be held by Sublessor.

(f) In addition, in the event of a termination based upon a Sublease Event of Default by Sublessee under this Sublease beyond all applicable notice and cure periods, or a rejection of this Sublease pursuant to the provisions of the Federal Bankruptcy Code, Sublessor shall have the right to draw upon any Letter of Credit and/or the Supplementary Letter of Credit held by Sublessor (from time to time, if necessary) to cover the full amount of damages and other amounts due from Sublessee to Sublessor under this Sublease. Any amounts so drawn shall, at Sublessor’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. Any such draw on the Letter of Credit shall not constitute a waiver of any other rights of Sublessor with respect to Sublessee’s default under this Sublease. Sublessee hereby covenants and agrees not to oppose, contest or otherwise interfere with any attempt by Sublessor to draw upon any said Letter of Credit (and/or Supplementary Letter of Credit) including, without limitation, by commencing an action seeking to enjoin or restrain Sublessor from making such draw. Sublessee also hereby expressly waives any right or claim it may have to seek such equitable relief. In addition to whatever other rights and remedies Sublessor may have against Sublessee if Sublessee breaches its obligations under this paragraph, Sublessee hereby acknowledges that it shall be liable for any and all damages which Sublessor may suffer as a result of any such breach (including without limitation recovery of Sublessor’s reasonable attorneys’ fees and court costs).

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(g) If Sublessor conveys or transfers its interest in the Premises and, as a part of such conveyance or transfer, Sublessor assigns its interest in this Sublease: (i) any Letter of Credit shall be transferred to Sublessor’s successor; (ii) Sublessor shall be released and discharged from any further liability to Sublessee with respect to such Letter of Credit; and (iii) any Supplementary Letter of Credit thereafter delivered by Sublessee shall state the name of the successor to Sublessor as the beneficiary of such Additional Letter of Credit and shall contain such modifications in the text of the Supplementary Letter of Credit as are required to appropriately reflect the transfer of the interest of Sublessor in the Premises.

(h) To the extent that Sublessor has not previously drawn upon any Letter of Credit or Supplementary Letter of Credit held by Sublessor, and to the extent that Sublessee is not otherwise in default of its obligations under this Sublease as of the expiration date of this Sublease, Sublessor shall return such Letter(s) of Credit to Sublessee promptly following the expiration of the Sublease Term, as such term may be extended.

(i) In no event shall the proceeds of any Letter of Credit be deemed to be a prepayment of rent nor shall it be considered as a measure of liquidated damages.

(j) Sublessor and Sublessee (i) agree that any Letter of Credit shall in no event be deemed or treated as a “security deposit” under any law applicable to security deposits in the commercial context, (ii) further acknowledge and agree that any Letter of Credit is not intended to serve as a security deposit and the laws applicable to security deposits shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now have or, in the future will have, relating to or arising from the laws applicable to security deposits.

(k) Sublessee unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain in connection with any Letter of Credit a temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any Letter of Credit or the issuing bank’s honoring or payment of sight draft(s). Sublessee’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any Letter of Credit shall be the right to obtain from Sublessor a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with interest and reasonable actual out-of-pocket attorneys’ fees. Sublessee acknowledges that the presentment of sight drafts drawn under any Letter of Credit, or the issuing bank’s payment of sight drafts drawn under such Letter of Credit, could not under any circumstances cause Sublessee injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor

(l) If Sublessor shall hold cash after making a draw under any Letter of Credit (a “Deposit”), such Deposit shall be replaced with a Letter of Credit in the amount required hereunder within ten (10) business days after Sublessee’s knowledge of such draw provided such failure to replace the Deposit with a Letter of Credit within such ten (10) business day period will be an immediate Monetary Default (as defined in this Sublease), without the requirement of any further notice. While any Deposit resulting from the cashing of the Rent LC or any Supplementary Letter of Credit with respect to the Rent LC, including any replacement thereof, is held by Sublessor, such Deposit shall be security for the faithful performance by Sublessee of all the terms, covenants, and conditions of this Sublease to be kept and performed

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by Sublessee during the Sublease Term. Any Deposit resulting from the cashing of the Rent LC or any Supplementary Letter of Credit with respect to the Rent LC, including any replacement of the Rent LC and/or such Supplementary Letter of Credit, shall not be considered an advance payment of rental or a measure or limit of Sublessor’s damages in case of default of Sublessee in the payment of Rent. Sublessor may at Sublessor’s discretion, from time to time following an uncured default and without prejudice to any other remedy, use all or a part of the Deposit resulting from the cashing of the Rent LC, including any replacement thereof, to perform any obligation Sublessee fails to perform hereunder. Any such application of the Deposit, will not affect Sublessee’s obligation to deliver a replacement Rent LC as required hereunder. Sublessee hereby waives the protections of Section 1950.7(c) of the California Civil Code, as it may hereafter be amended, or similar laws of like import. Any Deposit held after cashing of the Termination Fee LC shall be held exclusively to compensate Sublessor for payment of the Termination Fee under the Master Lease, and may only be used for such purpose. Unless required otherwise by applicable law, any Deposit may be commingled with other funds, and no interest shall be paid thereon.

4.8 Assignment and Subletting. Sublessee shall have the right to sub-sublease the Premises in accordance with Article 14 (Assignment and Subletting) of the Master Lease which is incorporated herein by this reference, subject to the approval of Sublessor, which approval shall not be unreasonably withheld, and the approval of Landlord pursuant to the Master Lease, but may not assign the Sublease without Sublessor’s consent, which may be withheld for any reason. Any assignment or subletting without the consent of both Sublessor and Landlord shall be void, shall constitute a material default hereunder and shall give Sublessor the right, at its option, to exercise any of its remedies under this Sublease. Consent to any assignment or subletting shall not operate as a waiver of the necessity for a consent to any subsequent assignment or subletting, and the terms of such consent shall be binding upon any person holding by, under or through Sublessee. If the rental or other consideration payable to Sublessee in respect of such subletting or assignment exceeds the rent payable by Sublessee under this Sublease less Sublessee’s reasonable attorneys’ fees and costs, free rent, brokerage commissions and tenant improvement costs, then fifty percent (50%) of all such excess rent and other consideration shall be deemed additional rent owed by Sublessee to Sublessor, and shall be payable to Sublessor by Sublessee in the same manner and on the same terms as installments of Base Sublease Rent are payable by Sublessee under this Sublease (or upon Sublessee’s receipt thereof, whichever is earlier). Notwithstanding any assignment, subletting or other transfer by Sublessee or consent thereto by Sublessor, Sublessee shall remain fully liable on this Sublease and shall not be released from performing any of the terms, covenants and conditions of this Sublease.

4.9 Right of Re-entry. Upon twenty four (24) hours written notice, except in the case of an emergency, when no such notice shall be required, Sublessor shall at all reasonable times have the right to enter upon the Premises to inspect their condition and to verify Sublessee’s compliance with the terms of this Sublease and, at Sublessor’s election, to make reasonable and necessary repairs thereon for the protection and preservation thereof.

4.10 Signage. Sublessor shall request that Landlord add Sublessee’s name to the directory for the Building and shall cooperate with Sublessee to allow Sublessee to install such signage at the Premises in accordance with the Lease or any Consent, by removing Sublessor’s existing signage prior to the Delivery Date. Subject to Landlord’s approval and compliance with applicable laws, Sublessee may install, at Sublessee’s sole cost, signage permitted under and subject to Section 32 (Signs) of the Master Lease.

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4.11 Default by Sublessee; Indemnification. Notwithstanding Section 15.1 of the Master Lease, (i) failure of Sublessee to pay Rent or any other amount payable by Sublessee pursuant to the terms and conditions of this Sublease within three (3) days after written notice of nonpayment is delivered to Sublessee in accordance with the terms and conditions of this Sublease (which notice shall be provided no earlier than the date any payment is due), shall be a “Monetary Default” by Sublessee hereunder, and (ii) if Sublesssor delivers to Sublessee a written notice of Monetary Default as referenced above, then, if a subsequent Monetary Default by Sublessee hereunder occurs within a period of twelve (12) months thereafter, such subsequent Monetary Default shall constitute a SubleaseEvent Of Default without the necessity of Sublessor providing any further written notice of nonpayment. Notwithstanding the foregoing, if any Monetary Default is the result of bank error or an error or generalized delay in the ACH system, Sublessee shall have a period of time not to exceed two (2) business days after it learns of the delay to notify Sublessor of the nature and duration of the delay, and to cause the relevant payment to be completed, thereby curing any Sublease Event of Default. Upon (a) the failure of Sublessee to comply with any other provisions of this Sublease or the occurrence of any other event which constitutes a default under this Sublease, in each case beyond any applicable notice and/or cure period, or (b) a Monetary Default of Sublessee (each a “Sublease Event of Default”), Sublessor shall be entitled to all the same rights and remedies against Sublessee on account of such Sublease Event of Default by Sublessee under this Sublease as are granted in the Master Lease to Landlord against Tenant on account of an Event of Default by Tenant under the Master Lease. In addition to the remedies specified in the Master Lease, Sublessor shall be entitled to recover the unamortized portion of the Tenant Improvement Allowance and any brokerage commissions paid by Sublessor in connection with this Sublease, with amortization to be made on a straight line basis over a Sublease Term that includes an assumed exercise of the Extension Option. In addition to, and not in limitation of, the indemnification obligations set forth in the Master Lease, Sublessee shall indemnify, defend and hold Sublessor harmless from and against all liability, damages, claims, costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, arising out of a Sublease Event of Default. So long as (1) this Sublease is in full force and effect and (2) Sublessor is not otherwise entitled pursuant to this Sublease, Sublessor shall not cause the Master Lease to be cancelled, terminated, forfeited or surrendered other than in connection with a casualty or condemnation where Sublessor is permitted to terminate the Master Lease in accordance with the terms thereof. Subject to the terms of the Consent, if the Master Lease terminates or is terminated for any reason whatsoever, then this Sublease shall terminate simultaneously therewith, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the non-defaulting party for the damages suffered as a result of such termination, subject to the limitations set forth in Section 5.14 below.

4.12 Holding Over. If Sublessee (directly or through any transferee or other successor-in-interest of Sublessee) remains in possession of all or any part of the Premises after the Sublease Expiration Date or earlier termination of this Sublease, such holding over, in the absence of an express written agreement to the contrary, shall be on the basis of a tenancy at the

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sufferance of Sublessor. In such event, Sublessee shall continue to comply with all of the terms, conditions and covenants of this Sublease as though the Sublease Term had continued, except that such tenancy at sufferance shall be terminable by Sublessor at any time and rent shall be paid for each month (or portion thereof) during which Sublessee holds over in the Premises after the expiration or earlier termination of this Sublease, in an amount equal to 200% of the monthly Base Sublease Rent due under this Sublease, plus all other amounts that would otherwise have been payable as Additional Rent had the Sublease Term continued through the period of such holding over. If Sublessee fails to surrender the Premises on the Sublease Expiration Date or earlier termination of this Sublease, in addition to any other liabilities to Sublessor accruing therefrom, Sublessee shall indemnify and hold Sublessor harmless from all loss or liability resulting from such failure, including without limitation (i) any claims of Landlord against Sublessor for failure to surrender the Premises at the time and in the manner required under the Master Lease or for violating any term of the Master Lease, and (ii) any claims made by any succeeding tenant or other third party based upon such failure. This indemnification obligation shall survive the expiration or earlier termination of this Sublease. The provisions of this Section 4.12 are in addition to and do not limit Sublessor’s rights or Sublessee’s obligations under this Sublease.

4.13 Option to Extend

(a) Sublessor grants to Sublessee one (1) option (the “Extension Option” to extend the term of this Sublease to a period commencing July 16, 2022 and ending July 15, 2025 (the “Extended Term”). All the provisions of the Lease shall apply during the Extended Term, except for the amount of the Base Sublease Rent or any amount of tenant improvement allowance granted to Sublessee in connection with Sublessee’s occupancy. The Base Sublease Rent for the Extended Term shall be determined in accordance with subsection (f), below. The Extension Option is further subject to the following terms and conditions:

(b) Sublessee must deliver its irrevocable written notice of Sublessee’s exercise of the Extension Option (“Exercise Notice”) to Sublessor not earlier than March 31, 2021 nor later than May 31, 2021 (the “Exercise Date”). The Exercise Notice must be accompanied by (1) the unaudited financial statements of Sublessee for the most current fiscal quarter of Sublessee and for the eight (8) quarterly periods covered by the EBITDA Test specified in subsection (c)(iv), below, provided if Sublessee is a public company throughout the relevant period, Sublessor shall rely on the filed financial statements of Sublessee and (2) Sublessee’s calculation of annual EBITDA for each year of the eight (8) quarterly periods covered by the EBITDA Test specified in subsection (c)(iv), certified as true and correct by Sublessee’s Chief Financial Officer, in the form of Schedule III attached hereto and incorporated herein by this reference. Time is of the essence with respect to the time period during which Sublessee must deliver to Sublessor its Exercise Notice and other materials required hereunder, and, therefore, if Sublessee fails to give Sublessor its irrevocable Exercise Notice and deliver the financial statements, if delivery is required, within the applicable time period provided above, the Extension Option shall expire and be of no further force or effect.

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(c) The following shall be conditions to Sublessee’s exercise of the Extension Option:

(i) Sublessee must not have caused or suffered a Monetary Default at any time during the term of the Sublease;

(ii) Sublessee must not have caused or suffered any Sublease Event of Default that is not a Monetary Default beyond any applicable cure period under the Sublease for the twenty-four (24) months preceding the Exercise Date;

(iii) No Sublease Event of Default has occurred and is continuing under this Sublease at the date of delivery of the Exercise Notice to Landlord;

(iv) Sublessee shall have maintained for the eight (8) fiscal quarters of filed, publicly available financial statements of Sublessee issued prior to March 31, 2021, an annual EBITDA of at least One Hundred Million Dollars ($100,000,00.00) for each year included in such period (the “EBITDA Test”); and

(v) Sublessee must comply with all the other terms and conditions of the Sublease related to the Extension Option, including delivery of the Additional Letter of Credit in the amounts and when required hereunder.

(d) Within ten (10) business days after Sublessee delivers the Exercise Notice, Sublessor shall provide written confirmation as to whether the conditions to the Extension Option have been met (the “Confirmation Notice”). If the conditions are not met, Sublessor will in the Confirmation Notice specify the reasons Sublessee has failed to meet the conditions to exercise of the Extension Option. If the Confirmation Notice confirms that the conditions to the Extension Option have been met, Sublessee will, as a further condition to the Extension Option, on or before July 15, 2021, deliver the Additional Letter of Credit accompanied by (1) the filed, publicly available financial statements of Sublessee for the fiscal quarter issued prior to July 15, 2021 and (2) Sublessee’s calculation of annual EBITDA showing an annual EBITDA for each year included in such period of at least One Hundred Million Dollars ($100,000,00.00), as certified as true and correct by Sublessee’s CFO on the form specified in Schedule III. Time is of the essence with respect to the time period during which Sublessee must deliver to Sublessor the Additional Letter of Credit and other materials required hereunder, and, therefore, if Sublessee fails to deliver the Additional Letter of Credit, the financial statements and its certificate within the applicable time period provided above, the Extension Option shall expire and be of no further force or effect. So long as all of the conditions to the exercise of the Extension Option are met, within three (3) business days following the expiration of Sublessor’s Early Termination Right under the Master Lease, if there is no Sublease Event of Default, Sublessor will return the Termination Fee LC as directed by Sublessee.

(e) If any of the conditions to the exercise of the Extension Option are not met, including, without limitation, the delivery of the Additional Letter of Credit as and when required hereunder and meeting the EBITDA Test in each case as provided above, then such Exercise Notice shall be of no effect, and this Sublease shall expire at the end of the original Sublease Term thereof.

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(f) The Monthly Base Rent for the Extended Term shall be $312,072.17 per month. Tenant shall continue to pay all amounts of Additional Rent, including the Reimbursement, for the duration of the Sublease Term.

(g) The Extension Option is personal to Sublessee and may not be assigned in connection with any assignment under this Lease and will not inure in favor of any sub-subtenant or assignee.

(h) For purposes of the foregoing the following additional definitions shall apply:

“Additional Letter of Credit” means a Letter of Credit in the amount of $5,617,299 or an amendment to the Rent LC, which shall be sufficient to increase the Rent LC to such amount, which Letter of Credit will otherwise comply with Section 4.5 hereof (except that the expiration date thereof shall be September 30, 2025), and be held on the terms and conditions provided therein.

“Contingent Obligations” shall mean, any obligation of Sublessee guaranteeing any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or to hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“EBITDA” means, for the Sublessee, “Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA Non-GAAP Measure)” as set forth in Sublessee’s most recent Form 10K as of the applicable date of calculation hereunder provided (a) as of the date hereof, EBITDA of Sublessee is presented in the table set forth in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Sublessee’s Annual Report on Form 10K, which is attached as Schedule II; and (b) for the purposes of any calculation of EBITDA submitted to Sublessor in connection with this Sublease, (x) items designated as “Acquisition –Related Adjustments” shall be capped at the amount $10 million for the relevant 12-month period, (y) items designated as “Other” restructuring charges, non-recurring changes in reserves shall be capped at $5 million for the relevant 12-month period, and (z) any charges not included in the calculation set forth in Schedule II, but proposed for inclusion in the calculation of EBITDA shall be satisfactory to Sublessor in Sublessor’s sole and absolute discretion.

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“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances as of the date of determination, consistently applied.

“Indebtedness” of any Person shall mean, without duplication, (a) all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date as of which Indebtedness is to be determined, including any lease which, in accordance with GAAP would constitute Indebtedness, (b) all indebtedness secured by any mortgage, pledge, security, Lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, or otherwise to become directly or indirectly liable and (d) any Contingent Obligations.

“Interest Expense” shall mean total interest expense and other payments charged as interest during the period in question, with respect to all outstanding Indebtedness of Sublessee reflected on the balance sheet of Sublessee in accordance with GAAP.

“Lien” shall mean any mortgage, deed of trust, deed to secure debt, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.

“Person” shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, or any other entity of whatever nature.

ARTICLE 5 – MISCELLANEOUS

5.1 Notices. All notices, demands, consents, or other instruments or communications provided for under this Sublease, or otherwise given under or in connection with this Sublease, shall be in writing, shall be signed by or on behalf of the party giving the same, and shall be deemed properly given and received when the same is actually received or refused if a copy thereof, addressed to the recipient at the address set forth below, is delivered personally, by messenger service, by a nationally-recognized commercial overnight courier service such as Federal Express, or by certified or registered mail, return receipt requested. All such notices shall be delivered or sent with transmission, postage, and/or delivery charges paid, to the address of the intended recipient set forth below or such other address as such party may designate by written notice given to the other party in accordance with the terms set forth in this Section 5.1.

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All notices to Sublessor shall be addressed to Sublessor at the following address:

Attention: Bare Escentuals Beauty Inc.

c/o Shiseido Group USA

900 3rd Ave

New York, NY

Attn: CFO

With a copy to:

Bare Escentuals Beauty Inc.

c/o Shiseido Group USA

301 Route 17 North, 10th Floor

Rutherford, New Jersey 07070

Attn. General Counsel

Bare Escentuals Beauty Inc.

71 Stevenson Street, Suite 2200

San Francisco, CA 94105

Attn: Real Estate

With a copy to:

Manatt, Phelps & Phillips, LLP

1 Embarcadero Suite 3000

San Francisco, California 94111

Attn: Ray F. Triana, Esq.

All notices to Sublessee shall be addressed to Sublessee at the following address:

The Gymboree Corporation

500 Howard Street

San Francisco, California 94105

Attn: Kimberly Holtz MacMillan, Vice President, General Counsel

With a copy to:

Sheppard Mullin Richter & Hampton LLP

333 South Hope, 43rd Floor

Los Angeles, California 90071

Attn: Pamela L. Westhoff

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5.2 No Implied Waiver. No failure by Sublessor to insist upon the strict performance of any term, covenant or agreement contained in this Sublease, no failure by Sublessor to exercise any right or remedy under this Sublease, and no acceptance of full or partial payment during the continuance of any default by Sublessee, shall constitute a waiver of any such term, covenant or agreement, or a waiver of any such right or remedy, or a waiver of any such default by Sublessee.

5.3 Entire Agreement - No Representation. This Sublease and all exhibits referred to herein, constitute the final and complete expression of the parties’ agreements with respect to the subject matter hereof. Each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations, representations, or understandings, whether oral or written, except as expressly set forth herein. Sublessor and Sublessee acknowledge and agree that, except as otherwise may be specifically provided for herein, neither party has made any representations, warranties, or agreements to or on behalf of the other party as to any matter concerning the Premises or this Sublease.

5.4 Right to Cure. If Sublessee fails to perform any of its obligations under this Sublease after expiration of applicable notice, grace or cure periods, then Sublessor may, but shall not be obligated to, perform any such obligations for Sublessee’s account. All costs and expenses reasonably incurred by Sublessor in performing any such act for the account of Sublessee shall be deemed Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate allowable under law from the date of the expenditure until repaid. If Sublessor undertakes to perform any of Sublessee’s obligations for the account of Sublessee pursuant hereto, the taking of such action shall not constitute a waiver of any of Sublessor’s remedies. Sublessee hereby expressly waives its rights under any statute to make repairs at the expense of Sublessor.

5.5 Modifications in Writing; Consents. No amendments or modifications of this Sublease, and no approvals, consents or waivers by Sublessor under this Sublease, shall be valid or binding unless in writing and executed by the party to be bound thereby. In any instance when Sublessor’s consent or approval is required under this Sublease, Sublessor’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord.

5.6 Severability. If any provision of this Sublease shall be invalid, illegal or unenforceable it shall not affect or impair the validity, legality or enforceability of any other provision of this Sublease, and there shall be substituted for the affected provision, a valid and enforceable provision as similar as possible to the affected provision.

5.7 Binding Effect. This Sublease shall extend to and be binding upon the heirs, personal representatives, successors and assigns of the respective parties hereto.

5.8 Survival of Provisions. Notwithstanding any termination of this Sublease, the same shall continue in full force and effect as to any provisions hereof which require observance or performance by Sublessee subsequent to termination and as to any provisions which required performance by Sublessee prior to such termination but which Sublessee failed to perform at such time.

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5.9 Applicable Law. This Sublease shall be interpreted and enforced according to the laws of the State of California.

5.10 Counterparts, Execution. This Sublease may be executed in counterparts and, when counterparts of this Sublease have been executed and delivered by all of the parties hereto, this Sublease shall be fully binding and effective, just as if all of the parties hereto had executed and delivered a single counterpart hereof. Without limiting the manner in which execution of this Sublease may otherwise be effected hereunder, execution by any party may be effected by facsimile or PDF transmission of a signature page hereof executed by such party. If any party effects execution in such manner, such party shall also promptly deliver to the other parties the counterpart physically signed by such party, but the failure of any such party to do so shall not invalidate the execution hereof effected by facsimile or PDF transmission.

5.11 Attorneys’ Fees. The provisions of Section 23 (Attorneys’ Fees) of the Master Lease are hereby incorporated by reference.

5.12 Accord and Satisfaction. No payment by Sublessee or receipt by Sublessor of a lesser amount than the rent and other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated rent or other charge, nor shall any endorsement or statement on any check or any letter accompanying a check or payment as rent or other charges be deemed an accord or satisfaction. Sublessor may accept such check or payment without charge or pursue any other remedy in this Sublease.

5.13 Brokers’ Commissions. Each party represents and warrants to the other that it has taken no act nor permitted any act to be taken pursuant to which it or the other party hereto might incur any claim for brokerage commissions or finder’s fees in connection with the execution of this Sublease other than Jones Lang LaSalle representing Sublessor and Savills Studley representing Sublessee. Each party agrees to indemnify, defend and hold the other harmless against all liabilities and costs arising from a breach of such representation and warranty, including, without limitation, for attorneys’ fees and costs in connection therewith. Sublessor shall be responsible for paying a brokerage fee to Jones Lang LaSalle and Savills Studley in connection with this Sublease pursuant to a separate written agreement.

5.14 Limitation of Liability. In no event shall Sublessor or its stockholders, principals, officers, directors, employees, lenders, or agents be liable to Sublessee for any lost profit, damage to or loss of business or any form of special, indirect or consequential damage.

5.15 Terrorism/Governmental Action. Sublessee warrants and represents to Sublessor that Sublessee is not, and shall not become, a person or entity with whom Sublessor is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’S Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action, and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities.

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5.16 CASp. To Sublessor’s knowledge, the Premises has not undergone an inspection by a Certified Access Specialist (CASp). This notice is given pursuant to California Civil Code Section 1938. Sublessee has reviewed Article 36 and Exhibits D and E of the Lease regarding matters related to disabilities laws.

5.17 Stairs. Sublessor will use commercially reasonable efforts to cause Landlord in the Consent to agree to allow the Sublessee to use the existing Building stairwells for communication between its floors.

5.18 Confidentiality. The parties agree that they shall not, without the other party’s prior written consent, which consent may be withheld by a party in its sole and absolute discretion, use the names, characters, artwork, designs, trade names, copyrighted materials, trademarks or service marks (collectively, “Name/Logo”) of the other party or its parent, affiliated or subsidiary companies, employees, directors, shareholders, assigns, successors or licensees (a) in any advertising, publicity or promotion or (b) in any manner other than expressly in accordance with this Sublease. Furthermore, Sublessee acknowledges that the content of this Sublease and any related documents are confidential information. Sublessee shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Sublessee’s financial, legal and space planning consultants, or its directors, officers, employees, attorneys, accountants, affiliates, lenders, prospective lenders, prospective purchasers, brokers, and current and potential partners or investors, or to the extent that disclosure is mandated by applicable laws.

5.19 Exhibits. All Exhibits attached to this Sublease are hereby incorporated herein.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed the day and year first above written.

SUBLESSOR:	Bare Escentuals Beauty, Inc. a Delaware corporation

	By:	/s/ John Tate
	Name:	John Tate
	Title:	Chief Executive Officer
SUBLESSEE:	The Gymboree Corporation, a Delaware corporation

	By:	/s/ Mark Breitbard
	Name:	Mark Breitbard
	Title:	Chief Executive Officer

List of Exhibits

Schedule I - Furniture, Fixtures and Equipment

Schedule II - Calculation of EBITDA from most recent 10K

Schedule III - Form of CFO certification

“A” Master Lease

“B” Form of Letter of Credit

S-1

Schedule I

Inventory of Furniture, Fixtures and Equipment

All Floors

•	Marble tables (provide quantity available)

•	White plastic “Eames” chairs with silver wire base (provide quantity available)

•	Gray plastic laminate tables – all sizes (provide quantity available)

•	Black framed white boards (provide quantity available)

•	Black leather conference room chairs (provide quantity available)

•	Any TV displays already mounted on walls and connected

•	Lucite chairs (provide quantity available)

•	Microwave / fridge / dishwashers in mini kitchens (need to confirm with building)

23rd floor

•	Beige sofa at top of landing

•	Glass side table next to sofa

22nd floor

•	Microwave / fridge / dishwashers in mini kitchen

•	Black plastic chairs

21st floor

•	Gold chandelier

•	White lateral filing cabinets

•	White lacquer credenza

•	White glossy table

•	8-cube shelving / storage (provide quantity available)

•	Whole kitchen set-up (stools, appliances, light fixtures, etc)

17th floor

•	White lacquer chairs

•	Appliances in kitchenette

16th floor

•	Main board room

•	All tables on rollers

•	Chairs

•	Credenzas

•	White board

•	Built in couches/seating

•	2 white/wood tables

•	Rolling white board

•	TV
•	Coffee room #1623 – all items

•	All installed white boards

15th floor

•	White boards

•	Tall white filing cabinets

•	Wood coffee table

•	Red lacquer credenza in break room

•	Ping pong table

•	Table in Victoria Garden’s office

•	Mall of America Conference Room #1551

•	Table

•	Credenza

•	White board

•	TV

Schedule II

Calculation of Adjusted EBITDA

as Shown on Sublessee’s 10-K

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The following table provides a reconciliation of net loss attributable to The Gymboree Corporation to Adjusted EBITDA for the fiscal years indicated (in thousands):

	January 30, 2016	January 31, 2015	February 1, 2014
Net loss attributable to The Gymboree Corporation	$(10,176)	$(574,105)	$(203,027)

Reconciling items (a) :
Interest expense	85,990	82,378	81,558
Interest income	(34)	(90)	(132)
Income tax expense (benefit)	3,073	(75,654)	(1,138)
Depreciation and amortization (b)	40,264	42,757	45,177
Non-cash share-based compensation expense	3,367	4,624	5,809
Loss on disposal/impairment on assets	3,708	8,457	12,269
(Gain) loss on extinguishment of debt	(41,522)	—	834
Goodwill and intangible asset impairment	—	591,396	157,189
Acquisition-related adjustments (c)	11,981	12,005	15,590
Other (d)	5,826	1,882	5,543

Adjusted EBITDA	$102,477	$93,650	$119,672

(a) Excludes amounts related to noncontrolling interest, which are already excluded from net loss attributable to The Gymboree Corporation.
(b) Includes the following:
Amortization of intangible assets (impacts SG&A)	$1,534	$1,534	$3,409
Amortization of below and above market leases (impacts COGS)	(745)	(958)	(1,446)

	$789	$576	$1,963

(c) Includes the following:
Additional rent expense recognized due to the elimination of deferred rent and construction allowances in purchase accounting (impacts COGS)	$7,517	$8,241	$8,877
Sponsor fees, legal and accounting, as well as other costs incurred as a result of the Acquisition or refinancing (impacts SG&A)	4,464	3,764	4,377
Decrease in net sales due to the elimination of deferred revenue related to the Company’s co-branded credit card program in purchase accounting (impacts net sales)	—	—	2,336

	$11,981	$12,005	$15,590

Acquisition-related adjustments remove the impact of purchase accounting, as a result of the November 23, 2010 Merger (refer to Item 1A. Risk Factors).
(d) Other is comprised of restructuring charges and non-recurring changes in reserves.

1

SCHEDULE III

Certificate of Sublessee

Calculation of Adjusted EBITDA

Adjusted EBITDA

Period of                     , 20     to      20

Net Income (Loss)	$

Reconciling Items:
Interest Expense	$

Interest Income	$

Income Tax Expense (Benefit)	$

Depreciation and Amortization	$

Non-cash Share-based Compensation Expense	$

Loss on Disposal/Impairment of Assets	$

(Gain) Loss on Extinguishment of Debt	$

Other Adjustments[1]:	$

Annual Adjusted EBITDA for period of , 20 to , 20 [2]

Adjusted EBITDA Period of , 20 to 20
Net Income (Loss)	$

Reconciling Items:
Interest Expense	$

Interest Income	$

Income Tax Expense (Benefit)	$

Depreciation and Amortization	$

Non-cash Share-based Compensation Expense	$

Loss on Disposal/Impairment of Assets	$

(Gain) Loss on Extinguishment of Debt	$

Other Adjustments[3]:	$

Annual Adjusted EBITDA for period of , 20 to , 20 [4]

The undersigned as Chief Financial Officer of The Gymboree Corporation (the “Company”) hereby certifies that the foregoing calculation is true and correct for the period of                     , 20     to     , 20    , as reflected in the books and records of the Company.

Name: ,
Chief Financial Officer

[1]	Itemize individual adjustments and include explanatory notes.
[2]	This calculation covers the results reported in the 10-K Report filed with the SEC on and the 10-Q Reports filed with the SEC on , and .
[3]	Itemize individual adjustments and include explanatory notes.
[4]	This calculation covers the results reported in the 10-K Report filed with the SEC on and the 10-Q Reports filed with the SEC on , and .

1

EXHIBIT “A”

MASTER LEASE

1

LEASE AGREEMENT

between

FORWARD ONE, LLC

as “Landlord”

and

BARE ESCENTUALS BEAUTY, INC.

as “Tenant”

BASIC LEASE INFORMATION

Lease Date:	January 9, 2014

Landlord:	Forward One, LLC, a California limited liability company

Tenant:	Bare Escentuals Beauty, Inc., a Delaware corporation

Building:	A 23-story office building containing approximately 323,276 rentable square feet

Building Address:	71 Stevenson Street

San Francisco, CA 94105

Premises:	The entire 15th, 16th, 17th, 18th, 21st, 22nd and 23rd Floors of the Building. The Premises contain a total rentable area of approximately 94,082 rentable square feet, allocated among the Floors as follows:

15th Floor: 13,850 rentable square feet

16th Floor: 14,386 rentable square feet

17th Floor: 14,405 rentable square feet

18th Floor: 14,404 rentable square feet

21st Floor: 12,307 rentable square feet

22nd Floor: 12,332 rentable square feet

23rd Floor: 12,398 rentable square feet

Term:	Ten (10) years

Commencement Date:	August 1, 2015

Expiration Date:	July 31, 2025

Base Rent:

Months of Term	Annual Base Rent	Monthly Installments of Base Rent	Annual Rental Rate per Rentable Square Foot
August 1, 2015 through July 31, 2018:	$4,045,526.00*	$337,127.17*	$43.00
August 1, 2018 through July 31, 2022:	$4,233,690.00	$352,807.50	$45.00
August 1, 2022 through July 31, 2025:	$4,421,854.00	$368,487.83	$47.00

* subject to the special provisions regarding the Staging Floor, as more particularly set forth in Section 1.6 of the Lease.

Base Year:	The calendar year 20 16

Tenant’s Share:	29.103%

Security Deposit:	None

Landlord’s Address for Payment of Rent:

Business Hours:	Business Days: 8:00a.m.- 6:00p.m., on Business Days Monday through Friday, excluding state and federal holidays

Landlord’s Address for Notices:

Tenant’s Address for Notices:

Brokers:	Landlord’s Broker: TRI Commercial

Tenant’s Broker: Jones Lang LaSalle

Property Manager:	Cushman & Wakefield of California, Inc.

Exhibits:

Exhibit A:	Floor Plans Showing Premises

Exhibit B:	Work Letter Agreement

Exhibit C:	Building Rules

Exhibit D:	Disability Access Obligations Notice

Exhibit E:	Disability Access Brochure

Exhibit F:	Form of SNDA

The Basic Lease Information set forth above is an integral part of, and is incorporated into, the Lease. The Basic Lease Information and the Lease shall be construed as one integrated document. Terms that are defined above in the Basic Lease Information shall have the same meaning when used in the Lease.

THIS LEASE is made and effective as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information (“Landlord”), and the Tenant identified in the Basic Lease Information (“Tenant”). Landlord and Tenant hereby agree as follows:

1. PREMISES, PROPERTY AND COMMON AREAS.

1.1 Existing Lease. Tenant acknowledges and agrees that Tenant currently occupies the entire Premises pursuant to that Office Lease between ECT Stevenson LLC (Landlord’s predecessor-in-interest) and Tenant dated February 23, 2005 (the “Original Lease”), which was amended by that First Amendment to Lease dated March 9, 2006, by that Second Amendment to Lease dated December 19,2006, by that Third Amendment to Lease dated May 15,2007, by that Forth Amendment to Lease dated December 12, 2007, by that Fifth Amendment to Lease dated March 11,2011, by that Sixth Amendment to Lease dated June 10,2011, by that Seventh Amendment to Lease dated October 3, 2011, and by that Eighth Amendment To Lease dated January 18,2012. The Original Lease, as so amended, is hereinafter referred to as the “Existing Lease.” Landlord and Tenant agree that the Existing Lease is in full force and effect and shall expire at 11:59 p.m. Pacific Time on July 31, 2015. On and after the Lease Date, Tenant shall not have any right to exercise any options to renew, extend or expand (if any), or rights of first offer or first refusal (if any), or other similar rights (if any) that may exist under the Existing Lease. Except to the extent that certain provisions of this Lease are stated to apply to Tenant, the Premises and Tenant’s Work pursuant to Exhibit B prior to the Commencement Date of this Lease, Tenant shall continue to lease the Premises pursuant to the Existing Lease prior to the Commencement Date of this Lease.

1.2 Leasing of the Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the office space identified in the Basic Lease Information as the Premises, in the Building located at the address specified in the Basic Lease Information. The approximate configuration and location of the Premises is shown on the floor plans attached hereto as Exhibit A. Landlord and Tenant agree that the rentable area of the Premises (and each Floor thereof) and the Building for all purposes under this Lease shall be the rentable areas specified in the Basic Lease Information.

1.3 The Property and Common Areas. The Building, together with the Common Areas, the parking areas dedicated to the Building and the parcel(s) of land on which the Building and such parking areas are situated are herein collectively called the Property (the “Property”). The floors of the Building are sometimes referred to in this Lease as “Floor” (in the singular) or “Floors” (in the plural). Tenant shall have the non-exclusive right to use in common with other tenants in the Property, subject to the rules and regulations contained in Exhibit C, those portions of the Property which are provided, from time-to-time, for use in common by Landlord, Tenant and any other tenants in the Property (such areas are referred to herein as the “Common Areas”). The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Property and the Common Areas and, in doing so, shall use commercially reasonable efforts to minimize any disruption to Tenant’s use of or access to the Premises (but Landlord shall not be required to perform any work outside of normal business hours).

1.4 Parking.

(a) Tenant Parking Passes. The parking facilities serving the Property are referred to as the “Parking Facility.” Tenant shall have the right, but not the obligation, to rent from Landlord up to twenty-three (23) parking passes for unreserved parking in the Parking Facility, on a monthly basis throughout the Term. As of the Commencement Date, Tenant shall rent twenty-three (23) parking passes, but if at any time thereafter Tenant elects to rent fewer than twenty-three (23) parking passes, then Landlord shall not be required to keep the relinquished parking passes available for Tenant and Tenant acknowledges and agrees that if Tenant subsequently elects to rent parking passes that were previously relinquished, such passes shall be subject to availability. Tenant acknowledges and agrees that all parking currently is by valet only. Tenant shall pay Landlord for such parking passes, on a monthly basis, at the prevailing rate charged from time to time for such parking passes. As of the Lease Date, the prevailing rate for such lease-allocated parking passes is $425.00 per month per parking pass, which rate is subject to change upon thirty (30) days’ prior written notice from Landlord. Tenant’s continued right to use the parking passes is conditioned upon Tenant’s abiding by all reasonable rules and regulations prescribed from time to time for the orderly operation and use of the Parking Facility (including any sticker or other identification system established by Landlord) and Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations.

(b) Other Terms. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Parking Facility at any time (including, but not limited to, converting some or all of the parking spaces to alternate forms of parking). Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Parking Facility for purposes of permitting or facilitating any construction, alteration or improvements, or temporarily relocate Tenant’s parking passes to other parking structures and/or surface parking areas within a reasonable walking distance of the Building, for purposes of permitting or facilitating any such construction, alteration or improvements with respect to the Parking Facility or to accommodate or facilitate the renovation, alteration, construction or other modification of other improvements or structures located in the Property. If Landlord prohibits Tenant from using Tenant’s parking spaces during any period of construction and does not provide alternative parking within a reasonable walking distance of the Building, then Tenant’s parking charges shall be credited for those days on which Tenant cannot use its parking spaces, prorated based on the number of spaces that are not usable. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control hereby granted to Landlord. The parking passes rented by Tenant pursuant to this Section 1.4 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.

(c) Parking Procedures. Landlord shall in no event be responsible for any loss or damage to any vehicle or other property or for any injury to any person in connection with the use of the Parking Facility. Tenant’s parking passes shall be used only for parking of automobiles no larger than full size passenger automobiles. Tenant shall comply with all reasonable rules and regulations which may be adopted by Landlord from time to time with respect to parking and/or the Parking Facility. Tenant shall not at any time use more parking passes than the number allocated to Tenant. Tenant shall not have the exclusive right to use any specific parking space, and parking in the Parking Facility may be provided by means of a valet service that may “stack” parked cars in order to maximize the capacity of the Parking Facility.

(d) Electric Car Charging Stations. Tenant acknowledges that the Parking Facility currently contains one Tesla charger and two “AV dual” single-charge charging stations for the charging of electric automobiles (the “Charging Stations”). Tenant, but not any Transferee (as defined in Section 14.1) of Tenant other than a Permitted Transferee (as defined in Section 14.9) of Bare Escentuals Beauty, Inc., shall have the right to use the Charging Stations free of charge. All other tenants of the Building shall have the right to use the Charging Stations, on terms and conditions specified by Landlord, although Tenant (but not any Transferee of Tenant) shall be given priority in the scheduling of the use of the Charging Stations, provided that the priority given to Tenant shall not be consumed or implemented in such a way as to have the practical effect of precluding other tenants of the Building from using the Charging Stations during Building Hours. Any conflict or dispute regarding the scheduling or use of the Charging Stations shall be resolved by Landlord in the exercise of its good faith business judgment. If any applicable Law (as defined in Section 5.1) requires that Landlord make the Charging Stations available to other tenants of the Building on a different basis from that described above, Tenant agrees that Landlord shall be allowed to comply with such Law.

1.5 Early Contraction Right. Tenant shall have the one-time right to terminate this Lease with respect to any one entire Floor of the Premises (the “Early Contraction Right”) if and only if Tenant provides Landlord with unequivocal written notice of such election on or before December 31, 2014, which notice must specify the one Floor that will be eliminated from the Premises (the “Early Terminated Floor”). If Tenant fails to exercise Tenant’s Early Contraction Right strictly in the manner required, then the Early Contraction Right shall lapse. If Tenant properly exercises the Early Contraction Right, then Landlord shall appropriately adjust the amount of Base Rent, Tenant’s Share, the Construction Allowance (as defined in Exhibit B) and other affected provisions of this Lease to reflect the removal of the Early Terminated Floor from the Premises. Notwithstanding any other provision of this Lease, Landlord shall not be required to pay any brokerage commissions or Construction Allowance attributable 14,405 rentable square feet of the Premises until the Early Contraction Right lapses without Tenant’s having exercised it (or such earlier date that Tenant expressly waives in writing the Early Contraction Right); provided, however, that with respect to the Construction Allowance, the Construction Allowance shall never be paid earlier than as provided in Exhibit B. If Tenant has performed any Tenant’s Work, Alterations or other work on the Early Terminated Floor, then Tenant shall surrender and restore such Floor (and any other affected Floor) as required by the Existing Lease (including, without limitation, Article 15 of the Existing Lease).

1.6 Staging Floor.

(a) General. At any time after the Lease Date, Tenant shall have the right, upon fifteen (15) days’ prior written notice to Landlord (‘Tenant’s Staging Notice”), to designate one entire Floor of the Premises (including, for purposes of this Section 1.6, the Early Terminated Floor pursuant to Section 1.5, if Tenant exercises the Early Contraction Right) as a staging floor for use by Tenant’s employees who would otherwise be working on other Floors of the Premises that are then under construction pursuant to Exhibit B, but who are unable to work on such Floors on account of such construction (the “Staging Floor”). Tenant’s Staging Notice must specify the Floor that Tenant elects to use as the Staging Floor and the date on which Tenant shall commence using such Floor as the Staging Floor (the “Staging Floor Date”). For the avoidance of doubt, the “Staging Floor Date” means the date on which Tenant commences using such Floor as the Staging Floor. Once Tenant has designated the Staging Floor in Tenant’s Staging Notice, Tenant shall not change such designation or use any other Floor as the Staging Floor. The Staging Floor shall be used only for the purpose described above. Commencing on the Staging Floor Date, Tenant shall have the right to use the Staging Floor and to pay the reduced Base Rent for the Staging Floor pursuant to the Base Rent schedule set forth in subparagraphs (i) and (ii) below, but only during such times as other Floors of the Premises are actively under construction pursuant to Exhibit B. Tenant’s right to use the Staging Floor and to pay the reduced Base Rent for the Staging Floor pursuant to the Base Rent schedule set forth below shall terminate on the date (the “Staging Floor Termination Date”) that is the first to occur of (1) the substantial completion of Tenant’s Work (as defined in Exhibit B), (2) the cessation of Tenant’s Work, (3) twenty-four (24) months after the Staging Floor Date, (4) July 31,2016, or (5) an Event of Default (as defined in Section 19.1 of the Existing Lease) at any time during the Term of the Existing Lease or an Event of Default (as defined in Section 15.1 of this Lease) at any time during the Term of this Lease, and upon such termination, Tenant shall either: (A) vacate and surrender the Staging Floor in the condition required by this Lease, if Tenant shall have exercised the Early Contraction Right with respect to the Staging Floor and shall not have made the election described in clause (y) below; or

(B) commence paying full Base Rent for the Staging Floor at the rate specified in the Basic Lease Information, if either (x) Tenant shall not have exercised the Early Contraction Right with respect to the Staging Floor or (y) Tenant shall have exercised the Early Contraction Right with respect to the Staging Floor, but prior to the Staging Floor Termination Date, Tenant shall have elected by written notice to Landlord to negate its prior exercise of the Early Contraction Right, in which case the Staging Floor shall be part of the Premises as if the Early Contraction Right had not been exercised. During such times as Tenant is entitled to use the Staging Floor and is in fact using the Staging Floor, Tenant shall pay a reduced Base Rent for the Staging Floor (but not for any other Floors) in the following amounts during the following periods (otherwise, Tenant shall pay full Base Rent at the rate specified in the Basic Lease Information):

(i)	During the period commencing on the Staging Floor Date and ending on the date that is twelve (12) months after the Staging Floor Date (the “Staging Floor Rent Free Period”), but in no event ending later than the Staging Floor Termination Date, no Base Rent shall be payable with respect to the Staging Floor.

(ii)	During the period commencing on the first day immediately following the expiration of the Staging Floor Rent Free Period and ending on the Staging Floor Termination Date, Base Rent shall be payable with respect to the Staging Floor in the amount of $18.00 per rentable square foot per annum, payable in equal monthly installments in advance on the first day of each month and otherwise in the manner required by this Lease. On and after the Staging Floor Termination Date, if the Staging Floor is part of the Premises, Tenant shall pay Base Rent for the Staging Floor at the rate specified in the Basic Lease Information.

The modified schedule of Base Rent set forth in subparagraphs (i) and (ii) above shall be deemed to modify, with respect to the Staging Floor, the Base Rent required to be paid under the Existing Lease (for any period prior to the Commencement Date of this Lease) and the Base Rent required to be paid under the Basic Lease Information of this Lease (for any period on and after the Commencement Date of this Lease).

(b) Default by Tenant. Notwithstanding any other provision hereof, if Tenant is not using the Staging Floor for the purpose described above, then Tenant shall pay Base Rent for the Staging Floor at the rate specified in the Basic Lease Information. If Tenant commits an Event of Default (as defined in Section 19.I of the Existing Lease) at any time during the Term of the Existing Lease or an Event of Default (as defined in Section 15.1 of this Lease) at any time during the Term of this Lease, then the Base Rent for the Staging Floor for the entire period described in subparagraphs (i) and (ii) above shall be payable (including retroactively, if applicable) at the full rate of Base Rent specified in the Existing Lease (for any period prior to the Commencement Date of this Lease) and at the full rate of Base Rent specified in the Basic Lease Information of this Lease (for any period on and after the Commencement Date of this Lease).

(c) 19th and 20th Floors. In addition to Tenant’s right under Sectionl.6(a), if, at the time of Tenant’s Staging Notice, either or both of the 19th and 20th Floors are vacant and not subject to a lease, then Tenant shall have the right to use either or both of the 19th and 20th Floors as a Staging Floor, in addition to any Staging Floor designated by Tenant pursuant to Section 1.6(a), at which election, if made, must be made as part of Tenant’s Staging Notice given pursuant to Section 1.6(a) and must specify the date upon which either one or both of such Floors shall be used by Tenant as an additional Staging Floor and the time needed to use each such Floor as an additional Staging Floor; provided, however, that Tenant’s rights under this Section 1.6(c) are subject and subordinate to any rights of first offer, rights of first refusal, expansions right or other similar rights of other tenants in the Building. Tenant shall have the right to use the 19th and 20th Floors as additional Staging Floors only during such times as other Floors of the Premises are actively under construction pursuant to Exhibit B. Landlord shall respond within five (5) days after Tenant’s inquiry as to whether either or both of the 19th and 20th Floors are available. Tenant acknowledges that, as of the Lease Date, both of the 19th and 20th Floors are leased for an initial term that is scheduled to expire on February 28, 2019 (with a 5-year option to extend) and, accordingly, are not available as Staging Floors. If Tenant is entitled to use and elects to use only one of the 19th or 20th Floors as an additional Staging Floor, then Tenant shall pay Base Rent for the additional Staging Floor in the amount of $18.00 per rentable square foot per annum plus any Additional Rent associated with such Floor, payable in equal monthly installments in advance on the first day of each month. If Tenant is entitled to use and elects to use both of the 19th and 20th Floors as additional Staging Floors, then Tenant shall pay Base Rent for one of the additional Staging Floors in the amount of $18.00 per rentable square foot per annum and Base Rent for the other additional Staging Floor in the amount of $43.00 per rentable square foot per annum, plus any Additional Rent associated with each such Floor, payable in equal monthly installments in advance on the first clay of each month. Tenant’s right to use the 19th and/or 20th Floors, as the case may be, as additional Staging Floors shall terminate on the first to occur of (i) the Staging Floor Termination Date or (ii) upon Landlord’s required delivery of the either the 19th Floor or the 20th Floor pursuant to a lease between Landlord and a tenant for such floor. Upon such termination, Tenant shall vacate and surrender each additional Staging Floor in the condition applicable to any other Floor required by this Lease.

(d) Other Terms and Conditions. At all times during the use of any Floor as a Staging Floor, Tenant shall comply with all applicable terms of this Lease (except that Base Rent for such Staging Floors shall be governed by this Section 1.6), including, without limitation: Section 3.2(d). Article 5, Article 6, Section 7.1, Article 8, Section 9.1 and Section 9.2, Section 10.2 and Section 10.3, and Article 11 through Article 13. Tenant shall have no right to Transfer (as defined in Section 14.1) all or any portion of any Staging Floor that is not a part of the Premises.

1.7 Right of First Offer.

(a) ROFO. Commencing on the Commencement Date of this Lease, Tenant shall have a right of first offer (“ROFO”) to lease space that becomes available on the 14th, 19th and 20th Floors of the Building and, if applicable, the Early Terminated Floor (collectively, “ROFO Space”) during the initial Term of this Lease ending on July 31, 2025, on the terms and conditions contained in this Section 1.7, and subject to all of the following conditions and limitations:

(1)	The ROFO shall terminate and be null and void if Tenant assigns this Lease other than to a Permitted Transferee or if Tenant exercises its Later Contraction Right pursuant to Section 1.8;

(2)	The ROFO shall not be in effect during any period of time in which fifty percent (50%) or more of the rentable square feet then contained in the Premises are subleased to any party other than a Permitted Transferee;

(3)	The ROFO shall forever terminate and be null and void upon any Event of Default by Tenant under this Lease;

(4)	The ROFO is subject and subordinate to any and all rights granted by Landlord or asserted by others with respect to any ROFO Space (including, without limitation, renewal and extension rights and rights of first offer, first negotiation, first refusal or other expansion rights);

(5)	The ROFO is subject and subordinate to Landlord’s right to extend or renew any then existing lease of ROFO Space or otherwise to lease ROFO Space to any tenant, subtenant or other occupant of such ROFO Space;

(6)	The ROFO is subject and subordinate to Landlord’s and Landlord’s affiliates’ right to use and/or lease the ROFO Space; and

(7)	If not previously terminated, the ROFO shall terminate on July 31, 2025.

(b) Exercise of ROFO. The ROFO may be exercised only with respect to:

(i) a ROFO Space that becomes vacant during the initial Term of this Lease (which expires on July 31, 2025) following expiration or other termination of such previous lease; and (ii) all of the ROFO Space offered by Landlord or, if Landlord is offering one or more full Floors, not less than one full Floor. If any ROFO Space becomes available during the initial Term, then Landlord shall give Tenant a written notice (“Landlord’s Offer Notice”) offering to lease such ROFO Space to Tenant at the same rent and on the same terms that Landlord intends to offer to other prospective tenants. Tenant shall have fifteen (15) days following receipt of Landlord’s Offer Notice with respect to such ROFO Space within which to notify Landlord in writing of its intention to lease such ROFO Space, and such notice, if given by Tenant, shall constitute an acceptance of Landlord’s terms for the lease of such ROFO Space. If Tenant fails to exercise the ROFO within such 15-day period, then the ROFO shall lapse with respect to such ROFO Space and shall again apply to such ROFO Space only after it has been leased to another tenant and becomes vacant and available after the termination of such other tenant’s lease of such space (subject to the terms of this Section 1.7 including, without limitation, all prior rights of any other tenants in the Building acquired either before or after Tenant’s failure to exercise the ROFO). If Tenant exercises such ROFO, then the ROFO Space to be leased by Tenant shall be leased on the same terms and conditions as are contained in this Lease except for the economic and other terms specifically set forth in Landlord’s Offer Notice, and the parties shall execute an amendment to this Lease to include such ROFO Space in the Premises, to increase the rent and other amounts payable by Tenant, to increase Tenant’s Share, and otherwise to provide for the leasing of such ROFO Space on such terms; provided, however, that Tenant’s lease of such ROFO space shall not include any economic concessions contained in this Lease (such as, by way of example only, the terms of Section 3.2(e) below) unless Landlord’s Offer Notice expressly provides for such economic concessions, and further provided that Tenant’s lease of such ROFO space shall not include Section 1.5 through Section 1.9 of this Lease. The term of Tenant’s lease of the ROFO Space shall be coterminous with Tenant’s lease of the Premises under this Lease, provided, however, that if at the time of Landlord’s Offer Notice there are fewer than two (2) full years remaining in the Term of this Lease, then, at Landlord’s election (with Tenant having the obligation to request Landlord to make or waive such election), as a condition to Tenant’s right to exercise its ROFO, Tenant must either: (i) exercise its Option under Section 2.2, if Tenant has a remaining Option under Section 2.2; or (ii) if Tenant has no remaining Option under Section 2.2, Tenant must elect to extend the Term of this Lease by an additional five (5) years, at the rate of Base Rent set forth in Landlord’s Offer Notice (with additional rent increases specified by Landlord, if Landlord’s Offer Notice does not cover the entire 5-year period).

1.8 Later Contraction Right For One Floor. At any time after July 31, 2020 (but not before such date), upon twelve (12) months’ prior written notice to Landlord (“Tenant’s Contraction Notice”), Tenant shall have the one-time right to terminate this Lease with respect to any one full Floor of the Premises only (the “Later Contraction Right”), on the following terms and conditions: (a) Tenant’s Contraction Notice must clearly specify the one Floor that Tenant is electing to remove from the Premises (the “Contraction Floor”); (b) provided that Tenant timely and validly exercises the Later Contraction Right, the Contraction Floor shall be removed from the Premises effective as of the date specified in Tenant’s Contraction Notice (the “Contraction Date”), but the Contraction Date shall not be sooner than twelve (12) months after the date of Landlord’s receipt of Tenant’s Contraction Notice; (c) Tenant must vacate and surrender the Contraction Floor no later than the Contraction Date, in the condition required by this Lease; and (d) in order for Tenant to remove the Contraction Floor from the Premises pursuant to the Later Contraction Right, Tenant must pay to Landlord, in immediately available funds, on or before the Contraction Date, a “Contraction Fee” equal to: (I) the unamortized Construction Allowance allocable to the Contraction Floor (calculated based on $35.00 per rentable square foot of the Contraction Floor) plus the unamortized brokerage commissions paid by Landlord and allocable to the Contraction Floor, as determined by amortizing both of such amounts on a straight-line basis over ten (10) years, with zero interest, with such amortization period commencing on the date that Tenant started paying full Base Rent in accordance with the Basic Lease Information; plus (2) the product of Six Dollars ($6.00) multiplied by the total number of rentable square feet contained in the Contraction Floor. In order for Tenant to validly exercise the Later Contraction Right, Tenant must (i) give Tenant’s Contraction Notice strictly as and when required and (ii) pay the Contraction Fee strictly as and when required; otherwise, Tenant’s exercise of the Early Termination Right shall not be effective. If tenant has performed any Tenant’s Work, Alterations or other work on the Contraction Floor, then Tenant shall surrender and restore such Contraction Floor (and any other affected Floors) as required by this Lease (including, without limitation, Section 19.1).

1.9 Early Termination Right For Entire Premises. Tenant shall have the one-time right to terminate this Lease with respect to the entire Premises (the “Early Termination Right”), including any ROFO Space added to the Premises, on the following terms and conditions: (a) if Tenant elects to exercise the Early Termination Right, then Tenant must give Landlord Tenant’s unequivocal written notice of Tenant’s exercise of the Early Termination Right (“Tenant’s Termination Notice”) on or before July 31, 2021; (b) provided that Tenant timely and validly exercises the Early Termination Right, the Lease shall terminate effective as of 11:59 p.m. (California Time) on July 31,2022 (the “Termination Date”), and Tenant must vacate and surrender the Premises no later than the Termination Date, in the condition required by this Lease; and (c) in order for Tenant to terminate the Lease pursuant to the Early Termination Right, Tenant must pay to Landlord, in immediately available funds, on or before the Termination Date, a “Termination Fee” equal to: (I) the unamortized total Construction Allowance paid or made available by Landlord (including any portion of the Construction Allowance used as a credit against Rent) plus the unamortized total brokerage commissions (for both Landlord’s Broker and Tenant’s Broker) paid by Landlord in connection with this Lease, as determined by amortizing both of such amounts on a straight-line basis over ten (10) years, with zero interest, with such amortization period commencing on the date that Tenant started paying full Base Rent in accordance with the Basic Lease Information; plus (2) the product of Six Dollars ($6.00) multiplied by the total number of rentable square feet contained in the Premises, excluding any ROFO Space added to the Premises. The Early Termination Right may be exercised only with respect to the entire Premises then leased by Tenant. In order for Tenant to validly exercise the Early Termination Right, Tenant must (i) give Tenant’s Termination Notice strictly as and when required and (ii) pay the Termination Fee strictly as and when required; otherwise, Tenant’s exercise of the Early Termination Right shall not be effective.

2. TERM; POSSESSION.

2.1 Initial Term. The term of this Lease (the “Term”) shall commence on the Commencement Date set forth in the Basic Lease Information and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information, except to the extent that certain provisions of this Lease are expressly stated to apply to Tenant, the Premises and Tenant’s Work pursuant to Exhibit B prior to the Commencement Date of this Lease. Tenant’s obligation to pay Base Rent shall commence on the Commencement Date (subject to the special provisions in Section 1.6 relating to the Staging Floor), but, notwithstanding any other provision of this Lease, this Lease shall be binding and effective as of the Lease Date, notwithstanding that the Commencement Date shall not yet have occurred. Tenant is currently in possession of the Premises pursuant to the Existing Lease and shall accept the Premises in their “as is” condition as of the Lease Date, except to the extent that Landlord is required to perform Landlord’s Work pursuant to Exhibit B or a Landlord Remediation pursuant to Section 5.2(f).

2.2 Options to Extend.

(a) Grant of Option. Landlord hereby grants to Tenant two (2) options to extend the Term of this Lease (each, an “Option”), each of which shall be for an additional term of five (5) years (each, an “Option Term”). Each Option shall be exercisable only by Bare Escentuals Beauty, Inc. (or the Permitted Transferee, as defined in Section 14.9, of Bare Escentuals Beauty, Inc.), while it is the Tenant under this Lease, and not by any other party whatsoever. In addition, each Option shall be exercisable only with respect to at least 47,041 rentable square feet (which is the minimum amount of rentable square footage as to which an Option may be exercised), and only with respect to entire full Floors (not partial Floors). Each Option is expressly conditioned upon there being no Event of Default by Tenant, either at the time the Option is exercised or at the time the Option Term would commence. If Tenant duly exercises an Option, then Tenant’s lease of the Premises (or such lesser portion of the Premises, to the extent allowed above in this Section2.2(a)) during the Option Term shall be on all of the terms and conditions as set forth in this Lease, other than the rate of Base Rent and any other terms that the parties have expressly agreed in writing to modify for the Option Term, except that (i) Landlord shall not be obligated to perform, or contribute funds toward the cost of, any remodeling, renovation, alteration or improvement work in the Premises and (ii) Tenant shall have no further options to extend.

(b) Manner of Exercise. Tenant may exercise each Option only by giving Landlord written notice (the “Option Notice”) not later than twelve (12) months, but not earlier than eighteen (18) months, prior to the expiration of the Term of the Lease then in effect. Tenant’s Option Notice must be a definitive election to exercise the Option, and not merely an expression of interest or intent, and must specify the portion of the Premises as to which the Option is being exercised. Once Tenant has given the Option Notice, Tenant shall be obligated to the lease the Premises (or such lesser portion of the Premises, to the extent allowed in Section 2.2(a) above and as specified in Tenant’s Option Notice) for the Option Term. If Tenant fails to exercise the Option on or before such 12-month period, then the Option automatically shall lapse and thereafter Tenant shall have no right to exercise the Option.

(c) Terms and Rent. If an Option is exercised, then the Base Rent during the Option Term shall be ninety-five percent (95%) of the Fair Market Rent for the Premises to be leased during such Option Term, as such Fair Market Rent is determined below. The term “Fair Market Rent” means the average annual rental, expressed as a rate per rentable square foot, that a willing tenant would pay, and that a willing landlord would accept, at arm’s length, for comparable space in similar “Class A” office buildings in the San Francisco South Financial District, as evidenced where possible, by signed leases that commence or are to commence within six months prior to or within six months after the commencement of the Option Term (“Comparison Leases”). “South Financial District” means the area bounded by Market Street (including both sides of Market Street), Fifth Street, Folsom Street and the Embarcadero. Comparison Leases shall not include subleases or renewal leases, but shall include the restructuring of existing leases within such 6-month time frame. Rental rates payable under Comparison Leases shall be appropriately adjusted to account for variations between this Lease and the Comparison Leases with respect to: (i) the length of the Option Term compared to the lease term of the Comparison Leases; (ii) the rental structure, including whether gross, industrial gross or net, and if gross, the applicable base year and pass throughs; (iii) the size, floor level, view and other physical characteristics of the Premises compared to the size, floor level, view and other physical characteristics of the premises under the Comparison Leases; (iv) free rent, the cost of landlord build-outs and/or tenant improvement allowances; and (v) any other relevant factors, terms and conditions.

(d) Determination of Fair Market Rent. The Fair Market Rent shall be determined by mutual agreement of the parties or, if the parties are unable to agree within thirty (30) days after Tenant’s exercise of the Option, then Fair Market Rent shall be determined pursuant to the procedure set forth in Section 2.2(e) and Section 2.2Cfl below.

(e) Landlord’s Initial Determination. If the parties are unable mutually to agree upon the Fair Market Rent pursuant to Section 2.2(d), then the Fair Market Rent initially shall be determined by Landlord by written notice (“Landlord’s Notice”) given to Tenant promptly following the expiration of the 30-day period set forth in Section 2.2(d). If Tenant disputes the amount of Fair Market Rent set forth in Landlord’s Notice, then, within thirty (30) days after Tenant’s receipt of Landlord’s Notice, Tenant shall send Landlord a written notice (“Tenant’s Notice”) which clearly (i) disputes the Fair Market Rent set forth in Landlord’s Notice, (ii) demands arbitration pursuant to Section 2.2(f), and (iii) states the name and address of the person who shall act as arbitrator on Tenant’s behalf. Tenant’s Notice shall be deemed defective, and not given to Landlord, if it fails strictly to comply with the requirements and time period set forth above. If Tenant does not give Tenant’s Notice within thirty (30) days after the date of Landlord’s Notice, or if Tenant’s Notice fails to contain all of the required information, then the Fair Market Rent shall be the amount specified in Landlord’s Notice. If the arbitration is not concluded prior to the commencement of the Option Term, then Tenant shall pay Base Rent at 115% of the rate payable immediately prior to the commencement of the Option Term. If the Fair Market Rent determined by arbitration differs from that paid by Tenant pending the results of arbitration, then any adjustment required to adjust the amount previously paid shall be made by payment by the appropriate party within ten (10) days after the determination of Fair Market Rent.

(f) Arbitration. The arbitration shall be conducted in the City of San Francisco in accordance with the following procedure:

(1) Each arbitrator must be an active commercial real estate broker with at least ten (10) years of full-time experience who is familiar with the Fair Market Rent of similar “Class A” office buildings in the San Francisco South Financial District. Within twenty (20) days after Tenant’s Notice, Landlord shall notify Tenant of the name and address of the person designated by Landlord to act as arbitrator on Landlord’s behalf.

(2) Landlord’s arbitrator and Tenant’s arbitrator shall meet within thirty (30) days after the second arbitrator is appointed and shall appoint a third arbitrator possessing the qualifications set forth in subparagraph 1 above. If the two arbitrators are unable to agree upon the third arbitrator within fifteen (15) days after the first meeting, then the third arbitrator shall be selected by the patties themselves. If the parties do not agree on the third arbitrator after attempting to do so for fifteen (15) days, then the third arbitrator shall be appointed by the San Francisco office of JAMS. Each patty shall pay (i) the fees and expenses of its respective arbitrator, (ii) one-half of the fees and expenses of the third arbitrator, and (iii) if applicable, one-half of the fees charged by JAMS for appointing the third arbitrator. Each patty shall pay its own attorneys’ fees and costs of witnesses.

(3) The three arbitrators shall determine the Fair Market Rent in accordance with the following procedures. Each of Landlord’s arbitrator and Tenant’s arbitrator shall state, in writing, his or her determination of the Fair Market Rent for each year of the Option Term, supported by the reasons therefor, and shall make counterpart copies for the other arbitrators. All of the arbitrators shall arrange for a simultaneous exchange of the proposed Fair Market Rent schedules within thirty (30) days after appointment of the third arbitrator. If either arbitrator fails to deliver his or her own determination to the other arbitrators within such 30-day period, and fails to do so within ten (10) days after written notice from the other patty to such arbitrator and the patty on whose behalf such arbitrator is acting (i.e., Landlord or Tenant, as the case may be), then the determination of the other arbitrator shall be final and binding upon the parties. The role of the third arbitrator shall be to select which of the two 5-year rent schedules proposed by the first two arbitrators more closely approximates his or her own determination of the Fair Market Rent and, in making such determination, shall have the right to make inquiries of and consult with the other arbitrators. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as that more closely approximating his or her determination of the Fair Market Rent shall constitute the decision of the arbitrators and shall be final and binding upon the patties; provided, however, that if the first two arbitrators independently arrive at the same 5-year schedule of Fair Market Rent, then that rent schedule shall be the Fair Market Rent for the Option Term. However, the arbitrator selected by Landlord and the arbitrator selected by Tenant shall not attempt to reach a mutual agreement of the Fair Market Rent; such arbitrators shall independently arrive at their proposed determinations of the Fair Market Rent.

(4) The arbitrators shall render their decision in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease. In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

3. RENT.

3.1 Base Rent. Tenant agrees to pay to Landlord the Monthly Installments of Base Rent set forth in the Basic Lease Information, without offset, deduction, prior notice or demand, on the first day of each and every calendar month during the Term (commencing on the date specified in the Basic Lease Information, subject to the special provisions in Section 1.6 relating to the Staging Floor). The Monthly Installment of Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

3.2 Additional Rent: Increases in Operating Costs and Taxes.

(a) Definitions.

(1) “Base Operating Costs” means Operating Costs for the calendar year specified as the Base Year in the Basic Lease Information (excluding therefrom, however, any Operating Costs of a nature that would not ordinarily be incurred on an annual, recurring basis).

(2) “Base Taxes” means Taxes for the calendar year specified as the Base Year in the Basic Lease Information.

(3) “Operating Costs” means all costs which Landlord pays or incurs because of or in connection with owning, managing, operating, securing, restoring, maintaining and repairing the Property, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of the Property (including maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services (including telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons at or below the level equivalent to property manager or engineering manager who perform duties in connection with the operation, management, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Building; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Property, and expenditures for commercially reasonable deductible amounts under such insurance; (E) licenses, permits and inspections; (F) complying with the requirements of all Laws (as defined in Section 5.1) either (i) not in effect as of the Commencement Date or (ii) as any Laws in effect as of the Commencement Date may be amended, changed, added to, interpreted or re-interpreted by applicable governmental authority or court decision, or administrative ruling subsequent to the Commencement Date (such [i] and [ii] being herein called “Newly Enacted Laws”); (G) capital expenditures made or acquired after the Base Year which are required to comply with Laws, or which are intended to effect economies in the operation or maintenance of the Building, or any portion thereof, or reduce current or future Operating Costs or improve the utility, efficiency or capacity of any Building System (including, without limitation capital expenditures made to upgrade the Building’s LEED rating), or otherwise for the safety, comfort and convenience of tenants, or that are required to comply with present or anticipated conservation programs, and equipment replacements and other items which, under generally accepted accounting principles, are properly classified as capital expenditures, in which event such capital expenditures shall be amortized over their useful life, with interest, not to exceed eight percent (8%) per annum, on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), not to exceed eight percent (8%) per annum, over such useful life as Landlord shall reasonably determine consistent with generally accepted commercial real estate property management practices; (H) an office in the Building for the management of the Property, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes; (I) property management fees in the amount of three percent (3%) of rental collections from all tenants and other occupants of the Property; (J) accounting, legal and other professional services incurred in collection with the operation of the Property and the calculation of Operating Costs and Taxes; (K) the cost of repairing, maintaining and replacing the Charging Stations; (L) contesting the validity or applicability of any Laws that may affect the Property; (M) the Building’s share of any shared or Common Area maintenance fees and expenses (including costs and expenses of operating, managing, owning and maintaining the Common Areas of the Property and any conference center in the Property, and the costs and expenses of maintaining and repairing the Parking Facility); (N) costs incurred in connection with a transpiration system management program or similar program; (O) costs to upgrade the Building’s LEED rating; and (P) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Property. Operating Costs for any calendar year during which occupancy of the Building is less than one hundred percent ( 100%), including the Base Year, shall be calculated based upon the Operating Costs that would have been incurred if the Building had an occupancy of one hundred percent (100%) during the entire calendar year, with all tenants paying full rent.

Operating Costs shall not include: (1) capital expenditures (except as specifically allowed above); (2) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (3) ground rent, and interest and principal payments on loans or indebtedness secured by the Building; (4) costs of tenant improvements (including the cost of permits, approvals and inspections) for Tenant or other tenants of the Building; (5) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants; (6) leasing commissions, attorneys’ fees and other expenses incurred in connection with leasing space in the Building or enforcing such leases; (7) depreciation or amortization, other than as specifically enumerated above; (8) the cost of repairs or other work as a result of any fire or other casualty in excess of any commercially reasonable deductible, to the extent that (a) Landlord is compensated for such work through proceeds of insurance, (b) Landlord failed to obtain insurance against such fire or casualty, if insurance was available at a commercially reasonable rate against a risk of such nature at the time of same, or (c) Landlord is not fully compensated for such loss due to the coinsurance provisions of its insurance policies on account of Landlord’s failure to obtain a sufficient amount of coverage against such risk; (9) repairs or rebuilding necessitated by condemnation to the extent Landlord receives proceeds from the applicable condemning authority; (10) costs incurred by Landlord to remove Hazardous Materials from the Building or Property (other than to the extent such costs arise from actions in the nature of ordinary cleaning, repair and maintenance activities) and which were not brought to the Building or Property by Tenant; (11) costs, fines or penalties incurred due to Landlord’s violation of any Law (but not excluding the cost of compliance that is allowed above in the definition of Operating Costs) or fines or penalties due to Landlord’s late payment of any Operating Costs; (12) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods or services to the extent the same exceeds the costs of such goods or services rendered by unaffiliated third parties on a competitive basis; (13) the cost of any electric power for which any tenant directly contracts with the local public service company or for which any tenant is separately metered or sub-metered and pays Landlord directly; (14) costs arising from the gross negligence or intentional misconduct of other tenants or Landlord; (15) Landlord’s charitable or political contributions; (16) costs paid by warranties in effect with respect to Building Systems; (17) the costs of purchasing sculpture, paintings or other objects of art; (18) costs of the operation of the business entity that constitutes Landlord, as distinguished from the costs of owning or operating the Building, including partnership or other entity accounting and legal matters; (19) costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, and costs of any disputes between Landlord and its employees (if any); (20) reserves for Operating Costs; (21) overtime HVAC costs or electricity costs if charged separately to other tenants of the Building; (22) extraordinary Operating Costs incurred by Landlord solely as a result of the sale of the Building, which would not have been incurred but for the sale of the Building (provided that this exclusion does not apply to Taxes); and (23) compensation paid to any executive employee of Landlord above the grade of building manager or asset manager.

(4) “Taxes” means all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property; personal property taxes assessed on the personal property of Landlord used in the operation of the Property; service payments in lieu of taxes; taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above, including governmental or private assessments or the Property’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services normally provided by governmental agencies; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. To the extent paid by Tenant or other tenants as “Tenant’s Taxes” (as defined in Article 8 [Tenant’s Taxes]), “Tenant’s Taxes” shall be excluded from Taxes.

(5) “Tenant’s Share” means the rentable area of the Premises divided by the total rentable area of the Building, as set forth in the Basic Lease Information. If the rentable area of the Premises is changed by Tenant’s leasing of additional space or for any other reason, Tenant’s Share shall be adjusted accordingly.

(b) Additional Rent.

(1) Tenant shall pay Landlord as “Additional Rent” for each calendar year or portion thereof during the Term Tenant’s Share of the sum of (x) the amount (if any) by which Operating Costs for such period exceed Base Operating Costs, and (y) the amount (if any) by which Taxes for such period exceed Base Taxes.

(2) As soon as reasonably practical, at the end of the Base Year and each calendar year thereafter, Landlord shall notify Tenant of Landlord’s estimate of Operating Costs, Taxes and Tenant’s Additional Rent for the upcoming calendar year. Commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent. If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord’s prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

(3) No later than one hundred fifty (150) days after the end of the Base Year and each calendar year thereafter, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Landlord’s failure to deliver the annual statement within such 150-day period shall not be deemed a waiver of Landlord’s rights on account of any underpayment by Tenant of Operating Costs, Taxes or Additional Rent (and Landlord’s rights shall continue in full force and effect). Unless Tenant raises any objections in writing to Landlord’s statement within one year after Tenant’s receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such statement, then Landlord shall provide Tenant with the opportunity to inspect and audit Landlord’s books and records in order to verify the figures shown on the statement. Any such audit must be performed by a Certified Public Accountant pursuant to an hourly or flat fee arrangement not contingent on any savings realized as a result of the audit. Upon receipt of Tenant’s audit, Landlord shall have the right, but not the obligation, to review the audit or have the audit reviewed by a certified public accounting firm selected by Landlord and at Landlord’s cost. The parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord’s statement and resolution of any dispute shall not postpone the time for payment of any amounts due Landlord based on Landlord’s statement. If it is finally determined that Landlord overcharged Tenant by more than five percent (5%) of what the actual charges should have been, then Landlord shall reimburse Tenant for the actual, reasonable costs of the audit, not to exceed Five Thousand Dollars ($5,000.00). Landlord shall not be deemed to be in default under this Lease as a result of Landlord’s overcharging Operating Costs or Taxes, but Landlord shall refund the amount of any overpayment by Tenant and, if applicable, pay the costs of Tenant’s audit, subject to the terms and conditions more particularly set forth above. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

(4) If Tenant’s Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within thirty (30) days of Tenant’s receipt of Landlord’s statement. If the total payments made by Tenant on account thereof exceed Tenant’s Additional Rent as finally determined for such year, Tenant’s excess payment shall be credited toward the Rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Tern, Additional Rent shall be prorated on the basis of a 360-day year by computing Tenant’s Share of the increases in Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration or termination of this Lease. Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within thirty (30) days after Tenant’s receipt of Landlord’s final statement for the calendar year in which this Lease terminates, the difference between Tenant’s Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

(c) Tax Reductions and Refunds. If for any reason Base Taxes or Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant’s Additional Rent shall be adjusted accordingly. If Taxes are temporarily reduced as a result of space in the Building being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption. Notwithstanding anything to the contrary in this Lease, if there is at any time a decrease in Taxes below the amount of the Taxes for the Base Year, then for purposes of calculating Additional Rent for the year in which such decrease occurs and all subsequent periods, Base Taxes shall be reduced to equal the Taxes for the year in which the decrease occurs.

(d) Gross Receipts and Other Taxes. Notwithstanding anything to the contrary in this Section 3.2 or elsewhere in this Lease, Tenant shall pay, prior to delinquency, one hundred percent (100%) (and not merely increases over a base year) of any: (i) rent tax, gross receipts tax, sales or use tax, service tax, value added tax, or any other tax based on Landlord’s receipt, or the payment by Tenant, of any rent or services herein; and (ii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If any such taxes are chargeable or assessed against Landlord, such taxes shall be due and payable by Tenant (A) no later than ten (10) days after Landlord’s invoice to Tenant or (B) upon such recurring schedule (whether monthly or otherwise) as may be established by Landlord. All such amounts are due and payable by Tenant. If it shall not be lawful for Tenant to so reimburse Landlord for such taxes, then the Base Rent payable to Landlord under this Lease shall be revised to net to Landlord the same amount after imposition of any such tax upon Landlord as would have been received by Landlord under this Lease prior to the imposition of such tax.

(e) Limited Proposition 13 Protection.

(1) Notwithstanding any other provision of this Lease, during the initial 10-year term of this Lease (and expressly excluding the Option Terms and any other extension of the Term), that any sale of the Building is consummated and, as a result, the Building is reassessed for real estate tax purposes (a “Reassessment”) by the appropriate governmental authority under the terms of Proposition 13 (as adopted by the voters of the State of California in the June 1978 election), the terms of this Section 3.2(e) shall apply. For purposes of this Section 3.2(e), the term “Tax Increase” means that portion of Taxes, as calculated immediately following the Reassessment, that is directly attributable solely to the Reassessment. Accordingly, a Tax Increase shall not include any portion of Taxes, as calculated immediately following the Reassessment, that is: (i) attributable to the initial assessment of the value of the Property, the Building or the tenant improvements located in the Building; (ii) attributable to assessments pending immediately before the Reassessment; (iii) attributable to the annual increase (inflationary or otherwise) in real estate taxes; or (iv) part of Taxes incurred or considered to be incurred during the Base Year as determined under this Lease.

(2) During the initial 10-year term of this Lease (and expressly excluding the Option Terms and any other extension of the Term), Tenant shall be obligated to pay its Tenant’s Share of only fifty percent (50%) of any portion of the Tax Increase relating to a Reassessment occurring during the initial 10-year term of this Lease, with no protection with respect subsequent Reassessments or Tax Increases. In the event of the extension of the Term due to an option to extend or otherwise, Tenant shall have no protection from any portion of any Tax Increase relating to a Reassessment occurring during the initial 10-year term of this Lease, and following such initial 10-year term Tenant shall commence paying its full share of Taxes at the then fully assessed value of the Building and the Property, without regard to any previously applicable protections pursuant to this Section 3.2(e).

(3) The amount of Taxes that Tenant is not obligated to pay or shall not be obligated to pay in connection with a Reassessment under the terms of this Section 3.2(e) is hereinafter referred to as the “Proposition 13 Protection Amount.” If a Reassessment is reasonably quantified or estimated for each year beginning with the year in which the Reassessment will occur, the terms of this Section 3.2(e)(3) shall apply to each such Reassessment. Upon written notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the “Applicable Reassessment”), at any time during the Term, by paying to Tenant an amount equal to the Proposition 13 Purchase Price, as defined below. As used in this Lease, the term “Proposition 13 Purchase Price” means the present value of the Proposition 13 Protection Amount remaining during the initial l0-year Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. The present value shall be calculated by:

(A) Using the portion of the Proposition 13 Protection Amount attributable to each remaining year in the initial 10-year Term (as though the portion of that Proposition 13 Protection Amount benefited Tenant at the end of each year) as the amounts to be discounted; and

(B) Using discount rates for each amount to be discounted equal to: (i) the average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each year during which the portions of the Proposition 13 Protection Amount would have benefited Tenant, using the rates in effect as of Landlord’s exercise of its right to purchase, as set forth in this Section 3.2(e); plus (ii) five (5) percentage points per annum.

On payment of the Proposition 13 Purchase Price, Tenant shall have no protection with respect to, and subparagraph (2) of this Section 3.2(e) shall not apply to, any Taxes attributable to the Applicable Reassessment. Because Landlord is estimating the Proposition 13 Purchase Price prior to the Reassessment, an adjustment shall be made when the Reassessment occurs, if necessary. If Landlord has underestimated the Proposition 13 Purchase Price, Landlord shall, on notice to Tenant, credit Tenant’s Rent next due with the amount of that underestimation. If Landlord has overestimated the Proposition 13 Purchase Price, Landlord shall, on notice to Tenant, increase Tenant’s Rent next due by the amount of the overestimation.

3.3 Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest (collectively, “Rent”), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within thirty (30) days after Landlord invoices Tenant therefor or makes demand of the amounts due, unless this Lease specifies another time period for payment. All Rent shall be paid without offset or deduction in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4. SECURITY DEPOSIT. [Intentionally omitted.]

5. USE AND COMPLIANCE WITH LAWS.

5.1 Use. The Premises shall be used and occupied for general business office purposes consistent with a first-class office building, and for no other use or purpose. Tenant represents and warrants to, and covenants with, Landlord that the Premises shall not be used as a “public accommodation” as defined in the Americans With Disabilities Act. As used in this Lease, the term “Laws” means all laws, codes, rules, regulations, ordinances and directives of all governmental and quasi-governmental authorities with jurisdiction now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy, including, without limitation, laws, codes, rules, regulations and ordinances pertaining to industrial hygiene, Hazardous Materials, and the Americans With Disabilities Act and local ordinances pursuant thereto, including handicap access requirements. At Tenant’s sole cost and expense, Tenant shall comply with all Laws applicable or relating to: (1) the Premises and/or Tenant’s use or occupancy of the Premises; (2) the manner or conduct of Tenant’s business or the operation of its installations, equipment or other property; (3) any cause or condition created by or at the request of Tenant; or (4) the breach of any of Tenant’s obligations under this Lease. Tenant’s obligations hereunder to comply with all Laws shall include the obligation to make any and all alterations and improvements to the Premises and other portions of the Building required in order to comply with Laws; provided, however, that Tenant shall not be required to make structural alterations or capital improvements unless such compliance is triggered or necessitated by Tenant’s use of the Premises for other than general office use (or Tenant’s change in use of the Premises, regardless of the nature of use) or by any work performed or improvements constructed by or at the request of Tenant (and the cost of such work that is not required to be performed by Tenant shall be included in or excluded from Operating Costs as provided in Section 3.2(a)(3) above). In addition to the foregoing obligations of Tenant, Tenant, at its sole cost and expense, shall cooperate with Landlord if Landlord elects to pursue LEED Gold status for the Building, and Tenant shall make such improvement to the Premises, and otherwise conduct its operations in the Premises, so as to allow Landlord to obtain LEED Gold status for the Building. Tenant shall give Landlord prompt written notice of any notice that Tenant receives of any violation of any Law relating to the Premises, the Building or the Property, or Tenant’s use thereof. Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. Without limiting the foregoing, the Premises shall not be used for (a) educational activities, schools or other training facilities which are not ancillary to Tenant’s corporate, executive or professional office use, (b) practice of medicine or any of the healing arts, (c) providing social services, (d) any governmental use (including embassy or consulate use), (e) personnel agency, (f) customer service office that has public invitees at the Premises on a regular basis, (g) studios for radio, television or other media, (h) travel agency, or (i) reservation center operations or uses. Tenant shall not, without the prior consent of Landlord: (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning (“HVAC”), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (“Building Systems”), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical low power task lighting or office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated connected load capacity of the circuit. Tenant’s use of electricity shall never exceed the safe capacity of the feeders to the Property or the risers or wiring installation of the Building.

5.2 Hazardous Materials.

(a) Definitions.

(1) “Hazardous Materials” shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §960 1et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §690I et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

(2) “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(3) “Handled by Tenant” and “Handling by Tenant” shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, “Representatives”) or its guests, customers, invitees, or visitors (collectively, “Visitors”), at or about the Premises or the Building in connection with or involving Hazardous Materials.

(4) “Environmental Losses” shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or the Property.

(b) Tenant’s Covenants. No Hazardous Materials shall be Handled by Tenant at or about the Premises or the Property without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities (such as copier fluids and cleaning supplies) and small amounts of Tenant’s and its affiliates’ beauty products (such as cosmetics and perfumes) customarily kept on the Premises for public relations and other business purposes (collectively, “Permitted Hazardous Materials”), may be used and stored at the Premises without Landlord’s prior written consent, provided that Tenant’s activities at or about the Premises and the Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and the Property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant’s Representatives and Visitors, and all of Tenant’s obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

(c) Compliance. Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or the Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant’s quiet enjoyment of its premises or the Property or Landlord’s use, operation, leasing or sale of the Building or the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or the Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand.

(d) Landlord’s Rights. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Tenant’s compliance with the provisions of this Section 5.2, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

(e) Tenant’s Indemnification. The term Landlord Parties (“Landlord Parties”) refers singularly and collectively to Landlord and the shareholders, partners, ventures, and members of Landlord, and the respective officers, directors, employees, managers, owners and any affiliates or agents of such entities and persons. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant’s failure to comply in full with all Environmental Requirements with respect to the Premises or otherwise.

(f) Landlord’s Covenants. As used herein, the term “Landlord Remediation” means any remediation of Hazardous Materials that is ordered to be performed by Landlord by any court or other governmental authority with jurisdiction under any applicable Environmental Requirement as a result of the release of Hazardous Materials in, on or under the Property during the Term of this Lease as a result of the actions of Landlord, but only if such release was not caused, contributed to or exacerbated by Tenant or Tenant’s agents, employees, contractors or invitees. Landlord shall be responsible for the cost of any Landlord Remediation and in no event shall the cost of any Landlord Remediation be billed to Tenant, either directly or indirectly.

5.3 Landlord’s Representations. Landlord represents to Tenant that, as of the Lease Date: (a) Landlord has not received written notice from any governmental authority that the Building is in violation of any Environmental Requirements (or, if Landlord has received such a notice, the condition has been remedied in compliance with the applicable Environmental Requirement); (b) Landlord has not received written notice from any governmental authority that the Building is in violation of any applicable Law (or, if Landlord has received such a notice, the condition has been remedied in compliance with such applicable Law); (c) to Landlord’s actual knowledge without investigation (and not any implied, imputed or constructive knowledge), the Building does not contain any Hazardous Materials that, under applicable Environmental Requirements, must be removed or remediated; and (d) to Landlord’s actual knowledge without investigation (and not any implied, imputed or constructive knowledge), and excluding alterations or improvements that are required to be made as a result of any construction or other work in the Building (including, without limitation, the work described in Exhibit B), no alterations or improvements are currently required to be made to the Building in order to remedy a violation of any applicable Law.

6. TENANT IMPROVEMENTS & ALTERATIONS.

6.1 Landlord’s Consent. Landlord and Tenant shall perform their respective obligations with respect to design and construction of any initial improvements to be constructed and installed in the Premises (the “Tenant Improvements”), as provided in the Work Letter Agreement attached hereto as Exhibit B. Except for any Tenant Improvements to be constructed by Tenant as provided in the Work Letter Agreement, Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system or telephone or data communication wiring (“Alterations”), without Landlord’s prior written consent, provided that Tenant shall not be required to obtain Landlord’s consent for minor, non-structural Alterations that (a) do not affect any of the Building Systems or Base Building (as defined below), (b) are not visible from the exterior of the Premises, (c) do not affect the water tight character of the Building or its roof, (d) do not require a building permit, (e) do not move any interior walls or otherwise change the layout of the Premises, (f) do not adversely affect the LEED status of the Building, and (g) cost less than Fifty Thousand Dollars ($50,000) (minor, non-structural Alterations that satisfy all of the foregoing requirements are hereinafter referred to as “Minor Changes”), so long as Tenant gives Landlord notice of the proposed Minor Change at least fifteen (15) days prior to commencing the Minor Change and complies with all of the provisions of this Article 6. Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord’s interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements.

6.2 Standards and Requirements Relating to Work. All Alterations shall be completed by Tenant at Tenant’s sole cost and expense: (a) with due diligence, in a good and workmanlike manner, using new materials; (b) in compliance with plans and specifications approved by Landlord; (c) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (d) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work); and (e) subject to all conditions which Landlord may in Landlord’s discretion impose. Such conditions may include requirements for Tenant to: (i) provide payment or performance bonds (except for Minor Changes) or additional insurance (from Tenant or Tenant’s contractors, subcontractors or design professionals); (ii) use contractors or subcontractors approved by Landlord, which approval shall not be unreasonably withheld; (iii) the requirement to use union contractors, workers and labor; and (iv) remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord. Tenant shall not perform any Alteration that would adversely affect the LEED status of the Building and, prior to performing any Alteration, Tenant shall provide Landlord’s architect with all information necessary for Landlord’s architect to confirm that the proposed Alteration would not adversely affect the LEED status of the Building. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant’s work, such work shall be performed at Tenant’s expense by contractors designated and/or approved by Landlord. The “Base Building” shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building, and the Common Areas. If Tenant performs any Alterations which require or give rise to governmentally required changes to the Base Building, then Landlord shall make such changes to the Base Building at Tenant’s expense. Except as otherwise provided in Landlord’s consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

6.3 Plans and Permits. Before making any Alterations, Tenant shall submit to Landlord for Landlord’s prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor’s license. Tenant shall reimburse Landlord upon written demand and receipt of supporting documentation for any actual and reasonable expenses incurred by Landlord in collection with any Alterations made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Before commencement of any Alterations Tenant shall (i) obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord, and (ii) give Landlord at least ten (10) days’ prior notice and shall cooperate with Landlord in posting and maintaining notices of non-responsibility in connection with the Alterations. Within thirty (30) days following the completion of any Alterations Tenant shall deliver to Landlord “as built” plans showing the completed Alterations. The “as built” parts shall be “hard copy” on paper and in digital form (if done on CAD), and show the Alterations in reasonable detail, including (a) the location of walls, partitions and doors, including fire exits and ADA and Title 24 paths of travel, (b) electrical, plumbing and life safety fixtures, and (c) a reflected ceiling plan showing the location of heating, ventilating and air conditioning registers, lighting and life safety systems.

6.4 Construction Coordination Fee. In connection with all Alterations (excluding Tenant’s Work pursuant to Exhibit B, for which a separate construction management fee is payable) and all tenant improvements for any space added to the Premises as a result of any right of first offer, right of first refusal, option or otherwise, Landlord shall be entitled to a “Construction Coordination Fee” equal to two percent (2%) of the first One Hundred Thousand Dollars ($100,000.00) of the hard costs of the work, and one percent (1%) of any additional hard costs. Upon request by Landlord, Tenant shall provide Landlord with back-up documentation showing such hard costs.

6.5 Removal of Alterations. At the time of making any Alteration, Tenant shall have the right to send Landlord a written notice requesting Landlord to indicate whether Landlord will require such Alteration to be removed upon the expiration or earlier termination of this Lease (an “Alteration Removal Request”), and if Landlord indicates in writing that it will not required removal of such Alteration, then Tenant shall not be required to remove such Alteration. If Landlord fails to respond to Tenant’s Alteration Removal Request within fifteen (15) days after Landlord’s receipt of such Alteration Removal Request, then Tenant shall have the right to send Landlord a second written Alteration Removal Request (a “Second Request”). If Tenant’s Second Request clearly states IN ALL CAPITAL LETTERS that Landlord’s failure to respond to such Second Request within seven (7) days after Landlord’s receipt thereof shall be deemed Landlord’s agreement not to required removal of the Alteration upon the expiration or earlier termination of this Lease, and if Landlord does not respond to such Second Request within such 7-day period, then Landlord shall be deemed to have agreed not to require removal of the Alteration described in Tenant’s original Alteration Removal Request.

6.6 Liens. Tenant shall keep the Premises and the Properly free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 [Interest]).

6.7 Installation of Trade Fixtures. Subject to the provisions of Article 5 (Use and Compliance with Laws) and the other provisions of this Article 6, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (“Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

7. MAINTENANCE AND REPAIRS.

7.1 Tenant’s Obligations. Tenant is currently in possession of the Premises pursuant to the Existing Lease, and acknowledges and agrees that as of the Lease Date the Premises are in a good and tenantable condition. Tenant, at Tenant’s expense but under the direction of Landlord, shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, electrical outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in a first class condition, and keep the Premises in a clean, safe and orderly condition. lf any exterior signage is constructed pursuant to Section 32, or otherwise, then Tenant shall pay Tenant’s Signage Share (as defined in Section 32) of the cost of repair and maintenance of such signage (and replacement, if necessary), which amount shall be payable by Tenant in full, from time to time within ten (10) days after demand by Landlord, and shall not be based merely on increases in such costs compared to a base year level.

7.2 Landlord’s Obligations. Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, consistent with other similar quality office buildings in the vicinity of the Building, the structural portions of the roof, foundations, floors and exterior walls of the Building, the Building Systems, and the public and common areas of the Property, such as elevators, stairs, corridors and restrooms; provided, however, that Tenant shall pay the cost of repairs for any damage occasioned by Tenant’s use of the Premises or the Property or any act or omission of Tenant or Tenant’s Representatives or Visitors, to the extent not covered by the proceeds of Landlord’s property insurance, except for normal wear and tear caused by ordinary use of the Premises. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942.

7.3 Reservations by Landlord. Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations under this Lease:

(a) To make alterations, additions, repairs, improvements to or in or to decrease the size or area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems;

(b) To change the Building’s name or street address;

(c) To install and maintain any and all signs on the exterior and interior of the Building

(d) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the Common Areas (including the Parking Facility) and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of common areas; and

(e) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively “Controls”), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto.

In making any alterations, additions or improvements of the type described in subparagraph (a) above, Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s use of or access to the Premises (but Landlord shall not be required to perform any work outside of normal business hours).

8. TENANT’S TAXES. “Tenant’s Taxes” means (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant’s personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property and (b) any increase in Taxes attributable to inclusion of a value placed on Tenant’s personal property, Trade Fixtures or Alterations. Tenant shall pay all of Tenant’s Taxes before delinquency (and, at Landlord’s request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant’s Taxes or any portion thereof, then Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord’s payment to the date of Tenant’s reimbursement.

9. UTILITIES AND SERVICES.

9.1 Description of Services. During the Term Landlord shall furnish to the Premises for ordinary office use and occupancy: reasonable amounts of heat, ventilation and air-conditioning during Business Hours; janitorial services on Business Days; and reasonable amounts of electricity for building standard lighting and use of office equipment requiring only 120 volt standard outlet power. Landlord shall also provide the Building with normal florescent tube replacement for building standard fixtures, washing of perimeter windows and Common Area toilet room cleaning and supplies. Landlord shall provide non-exclusive, non-attended automatic passenger elevator service during Business Hours and, at all other times, shall make available at least one passenger elevator. Landlord shall provide nonexclusive freight elevator service, on a first-come, first-served basis, subject to scheduling by Landlord. All major use of the freight elevator must take place at times other than during Business Hours.

9.2 Payment for Additional Utilities and Services.

(a) Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing heating, ventilation and air conditioning service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord. As of the Lease Date, the prevailing rate for furnishing heating, ventilation and air-conditioning service at times other than Business Hours on Business Days is $250.00 per hour which rate may be changed from time to time in Landlord’s sole discretion. As of the Lease Date, the (i) overtime engineering labor is $115.00 per hour, with a four hour minimum for call-backs, and (ii) overtime security is $40.00 per hour for times other than Business Hours on Business Days, all subject to change from time to time in Landlord’s sole discretion. Overtime security is required during Tenant move- in.

(b) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per 200 square feet of rentable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

(c) If Tenant’s usage of electricity, water or any other utility service exceeds the use of such utility Landlord determines to be typical, normal and customary for the Building, Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord’s request but at Tenant’s expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. Examples of excess electrical usage include, but are not limited to, material consumption of electricity outside Business Hours, consumption of higher levels of electricity at any time (such as for the operation of a server or the cooling of a server room), dedicated HVAC equipment for the Premises, or the use of equipment requiring power in excess of standard 120 volt outlet power. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant’s business (including hours of operation).

9.3 Interruption of Services. In the event of an interruption in, or failure or inability to provide, any of the services or utilities described in Section 9.1 (Description of Services) (a “Service Failure”), such Service Failure shall not, regardless of its duration, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant, or entitle Tenant to an abatement of rent or to terminate this Lease. The parties intend that any such losses shall be covered by business interruption insurance to be carried by Tenant. If any Service Failure is caused by fire or other casualty then the provisions of Article 12 (Damage or Destruction) shall control. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future Law permitting the termination of this Lease due to such interruption, failure or inability.

9.4 Sole Electrical Representative. Landlord shall maintain exclusive control over and be the sole representative with respect to reception, utilization and distribution of electric power, regardless of point or means of origin, use or generation. Tenant shall not have the right to contract directly with any provider of electrical power or services.

9.5 Telecommunications. Tenant shall have the right to contract directly with telecommunications and media service providers (each a “Telecommunications Provider”) of Tenant’s choice, subject to the provisions of this Section 9.5 and other provisions of this Lease. Upon request from Tenant Landlord agrees to deliver to Tenant a list of Telecommunication Providers then serving the Property. If Tenant desires to (a) obtain service from or enter into a contract with any Telecommunication Provider which at the time of Tenant’s request does not serve the Property, or (b) obtain services which will require installation of new equipment by a Telecommunication Provider then serving the Property, then prior to providing service, any such Telecommunication Provider must enter into a written agreement with Landlord, acceptable to Landlord in Landlord’s sole discretion, setting forth the terms and conditions of the access to be granted to any such Telecommunication Provider. Landlord shall not be obligated to incur any expense, liability or costs in connection with any Telecommunication Provider proposed by Tenant. All installations made by Telecommunication Providers shall be subject to Landlord’s prior written approval and shall be made in accordance with the provisions of Article 6.

9.6 Communications and Computer Lines. Except for telecommunications and data wires, cables, fiber optics or other media (collectively, “Telecom Cable”) required to obtain service from a Telecommunications Provider approved by Landlord, Tenant may not install, maintain, replace, remove or use any Telecom Cable outside of the Premises, and in connection with any installation, maintenance, replacement, removal or use of Telecom Cable located in or serving the Premises (a) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the provisions contained in Article 6 of this Lease, (b) if such Telecom Cable includes use of available wire pairs or other media that are part of the Building Systems or otherwise owned or controlled by the Building (“Lines”), an acceptable number of spare available Lines and space for additional Lines shall be maintained for existing and future occupants of the Building, as determined by Landlord in Landlord’s sole discretion, (c) the Telecom Cable (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (d) any new or existing Telecom Cable shall comply with all applicable Laws,

(e) as a condition to permitting the installation of new Telecom Cable, Landlord may require that Tenant remove existing Telecom Cable located in or serving the Premises and repair any damage in connection with such removal, and (f) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Telecom Cable located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition. Upon the expiration or sooner termination of the Term, Tenant, at its sole cost and expense, shall remove (and repair any damage caused by removal) all Telecom Cable installed by Tenant.

9.7 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person or entity, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Property, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

10. EXCULPATION AND INDEMNIFICATION.

10.1 Landlord’s Indemnification of Tenant. Except to the extent caused by the negligence or willful misconduct of Tenant or any of Tenant’s agents, employees, contractors or invitees, Landlord shall indemnity, protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable consultants’, expert witnesses’ and attorneys’ fees and costs incurred in defending against the same (collectively, “Claims”) arising from or relating to (i) any injury to persons occurring in the Common Areas or (ii) the willful misconduct or gross negligence of Landlord or its authorized representative or agents while inside the Premises.

10.2 Tenant’s Indemnification of Landlord. Tenant shall indemnity, protect, defend and hold the Landlord Patties harmless from and against Claims arising from (a) the willful misconduct or negligent acts or omissions of Tenant or Tenant’s Representatives or Tenant’s authorized Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant in the Premises or elsewhere in the Property (including any design defects), or (c) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, arising out of or relating to Tenant’s occupancy or operation and occurring in or about the Premises.

10.3 Damage to Tenant and Tenant’s Property. The Landlord Patties shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant’s property in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property), unless caused by the gross negligence, intentional act or willful misconduct of Landlord or its authorized representative or agents (but in all events subject to Section 11.3, which shall control, notwithstanding any gross negligence, intentional act or willful misconduct of Landlord or its representative or agents), and Tenant hereby waives all claims against the Landlord Patties for any such loss, injury or damage and the cost and expense of defending against claims relating thereto.

10.4 Survival. The obligations of the parties under this Article 10 shall survive the expiration or termination of this Lease.

11. INSURANCE.

11.1 Tenant’s Insurance.

(a) Liability Insurance. Tenant shall at all times following complete execution of this Lease (both before and after the Commencement Date of this Lease) maintain in full force commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Five Million Dollars ($5,000,000.00) each occurrence for bodily injury and property damage combined, Ten Million Dollars ($10,000,000.00) annual general aggregate, and Five Million Dollars ($5,000,000.00) products and completed operations annual aggregate. Tenant’s liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all named and additional insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in collection with Tenant’s use or occupancy of the Premises or the Property; (v) extend coverage to cover liability for the actions of Tenant’s Representatives and Tenant’s authorized Visitors; and (vi) either designate separate limits for the Property acceptable to Landlord, or provide that the entire insured limits are available for occurrences relating to the Property. Each policy of liability insurance required by this Section shall: (i) contain a separation of insureds clause or otherwise provide cross-liability coverage; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary insurance; (iv) name as additional insureds the Landlord Parties, the Property Manager identified in the Basic Lease Information and all replacement or additional property managers, all Lenders (as defined in Section 20.1) and such other parties in interest as Landlord may designate to Tenant in writing from time to time; and (v) provide that any failure to comply with the reporting provisions under the policies shall not affect coverage provided such additional insureds. A portion of the coverage specified above may be provided by umbrella and/or excess liability coverage, provided that the entire limits specified above must be available for occurrences relating to the Premises; and all policies must be concurrent and the umbrella and/or excess liability policies must provide coverage that is at least as broad as that provided by Tenant’s commercial general liability policy.

(b) Property Insurance. Tenant shall at all times following complete execution of this Lease (both before and after the Commencement Date of this Lease) maintain in effect with respect to any Alterations and Tenant’s Trade Fixtures and personal property, commercial property insurance providing coverage, on a “special form” basis, in an amount equal to the full replacement cost of the covered property. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. The Landlord Parties shall be provided coverage under such insurance to the extent of their insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant’s Trade Fixtures or personal property.

(c) Requirements For All Policies. Each policy of insurance required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant’s sole cost and expense, and (iii) to the extent obtainable from the insurer, require at least thirty (30) days’ written notice to Landlord prior to any cancellation, nonrenewal or any modification that reduces the insurance coverage. Insurance companies issuing such policies shall have rating classifications of “A” or better and financial size category ratings of “VIII” or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall be the responsibility of Tenant. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and reasonable information that premiums have been paid.

(d) Updating Coverage. Tenant shall increase the amounts of insurance as required by any Lender or as reasonably recommended by Landlord’s insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.

(e) Certificates of Insurance. Concurrently with the execution and delivery of this Lease, and not less than ten (10) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form.

11.2 Landlord’s Insurance. During the Term, to the extent such coverages are available at a commercially reasonable cost, Landlord shall maintain in effect property insurance on the Building with responsible insurers, on a “special form” basis (or other form selected by Landlord), insuring the Building and the Tenant Improvements in an amount and with deductibles determined by Landlord from time to time in Landlord’s sole discretion. Landlord may, but shall not be obligated to, carry insurance against additional perils (including, without limitation, earthquake insurance). The amount, types and scope of coverage of Landlord’s insurance hereunder shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce or terminate any such insurance or coverage to the extent that it is not reasonably available in the commercial insurance industry from recognized carriers or not available at a cost that is in Landlord’s judgment economic or feasible under the circumstances. All insurance proceeds payable under Landlord’s property insurance carried hereunder shall be payable solely to Landlord, and Tenant shall have no interest therein.

11.3 Waiver of Subrogation. Each of Landlord and Tenant hereby waives any right of recovery against the other and its respective partners, managers, members, shareholders, officers, directors and authorized representatives for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, then the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recover by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12. DAMAGE OR DESTRUCTION.

12.1 Landlord’s Duty to Repair.

(a) If all or a substantial part of the Premises is rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty during the Term, then, unless either party is entitled to and elects to terminate this Lease pursuant to Section 12.2 (Landlord’s Right to Terminate) or Section 12.3 (Tenant’s Right to Terminate), Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant’s personal property, Trade Fixtures or Alterations.

(b) If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant’s Base Rent and Additional Rent (consisting of Operating Costs and Taxes) shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord’s repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

12.2 Landlord’s Right to Terminate. Landlord may elect to terminate this Lease following damage by fire or other casualty in each of the following circumstances:

(a) lf, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within nine (9) months from the date of the casualty;

(b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord’s insurance policies to make the required repairs;

(c) If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed fifteen percent (15%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

(d) If the fire or other casualty occurs during the two (2) years of the Term or if upon completion of repair and restoration there would be less than two (2) years remaining in the Term. If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within ninety (90) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease. If Landlord elects to terminate this Lease pursuant to the provisions of this Article 12, then such termination shall be effective as of the date of the casualty, and all Base Rent, Additional Rent, Operating Costs and Taxes paid by Tenant and accruing subsequent to the date of such casualty shall be returned to Tenant.

12.3 Tenant’s Rights to Terminate.

(a) General. If fifty percent (50%) or more of the Premises is rendered untenantable or inaccessible by damage from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease is greater than nine (9) months following the date of the casualty, or if Landlord elects not to repair the Premises pursuant to the provisions of Section 12.2 (Landlord’s Right to Terminate), in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord’s notice to Tenant pursuant to Section 12.2. In addition, if, after twelve (12) months following the date of the casualty, the repairs and restoration to the Premises or the Building are not substantially completed, then Tenant shall have the right to give Landlord a conditional termination notice (the “Conditional Termination Notice”) within ten (10) Business Days following the expiration of such 12-month period. If the repairs and restoration to the Premise or the Building are not substantially completed within thirty (30) days following Landlord’s receipt of the Conditional Termination Notice, then Tenant’s Conditional Termination Notice shall become effective immediately.

(b) Damage During Last Two Years. If fifty percent (50%) or more of the Premises is rendered untenantable or inaccessible by damage from fire or other casualty during the last eighteen (18) months of the Term, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease is greater than three (3) months following the date of the casualty, or if Landlord elects not to repair the Premises pursuant to the provisions of Section 12.2 (Landlord’s Right to Terminate), in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord’s notice to Tenant pursuant to Section 12.2.

12.4 Waiver. Tenant hereby waives the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction.

13. CONDEMNATION.

13.1 Definitions.

(a) “Award” shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

(b) “Condemnation” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power (“Condemnor”), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

(c) “Date of Condemnation” shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

13.2 Effect on Lease.

(a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if more than thirty percent of the Premises is taken and the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant’s continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

(b) If fifteen percent (15%) or more of the Property or of the parcel(s) of land on which the Building is situated or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

(c) If all or substantially all of the Premises is temporarily taken by a Condemnor for a period greater than six (6) consecutive months, then Tenant shall have the right to terminate this Lease by written notice to Landlord within twenty (20) days following the expiration of such six (6) consecutive month period; and for any other temporary taking, not extending beyond the end of the Term, this Lease shall remain in full force and effect.

13.3 Restoration. If this Lease is not terminated as provided in Section 13.2 (Effect on Lease), Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its fanner condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Lender (as defined in Section 20.1). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant’s personal property, Trade Fixtures, or Alterations. If a portion of the Premises is taken through Condemnation and the amount of the Award is not sufficient to restore the Premises to the condition existing prior to the Condemnation (excluding any Alterations, Trade Fixtures and any of Tenant’s property), then Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days following the Award, unless Landlord gives Tenant written notice within twenty (20) days following the Award that Landlord will contribute the amount in excess of the Award to repair and replace the Premises.

13.4 Abatement and Reduction of Rent. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent (consisting of Operating Costs and Taxes) payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent (consisting of Operating Costs and Taxes) payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant’s use of the Premises.

13.5 Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, Trade Fixtures or Alterations, provided that in no event will any Award to Tenant reduce any Award to which Landlord would otherwise be entitled.

13.6 Waiver. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14. ASSIGNMENT AND SUBLETTING.

14.1 Landlord’s Consent Required. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant’s interest under this Lease (each and all a “Transfer”), without the prior written consent of Landlord, which consent (subject to the other provisions of this Article 14) shall not be unreasonably withheld. Tenant’s right to make Permitted Transfers without Landlord’s consent is covered by Section 14.9. If Tenant is a business entity, any direct or indirect transfer of more than fifty percent (50%) of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction), including a merger or consolidation, shall be deemed a Transfer. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant’s interest under this Lease. Any assignee, subtenant, user or oilier transferee under any proposed Transfer is herein called a “Proposed Transferee”. Any assignee, subtenant, user or other transferee either approved by Landlord or otherwise permitted under this Lease without any requirement for Landlord’s consent is herein called a “Transferee”.

14.2 Reasonable Consent.

(a) Prior to any proposed Transfer, Tenant shall submit in writing to Landlord a request for Landlord’s consent to the proposed Transfer (a “Transfer Consent Request”) together with all of the following: (i) the name and legal composition of the Proposed Transferee, (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income and cash flow statements for the last two years, and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. No later than twenty (20) days after Landlord receives Tenant’s Transfer Consent Request and all of such information, Landlord shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section 14.7 (Landlord’s Right to Space).

(b) Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant in the Building, (iv) the proposed Transfer would violate any “exclusive” rights of any tenants in the Building, (v) a proposed Transfer would violate any Encumbrance, (vi) any Lender objects to the proposed Transfer, or (vii) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Property or increasing the expenses associated with operating, maintaining and repairing the Property.

14.3 Transfer Consideration. If Landlord consents to a Transfer, then Tenant (and any assignee or first, second or third tier sublessee, provided that Landlord consents to such further Transfer) shall pay to Landlord, as additional rent, within ten (10) days after receipt by Tenant (or any assignee or first, second or third tier sublessee), fifty percent (50%) of all “Transfer Consideration,” which shall mean any and all consideration, however described or denominated, paid or payable by the Transferee for the Transfer. In the case of a sublease, Transfer Consideration includes any “key money” or other non-rent consideration payable in connection with the sublease, plus the excess of the rent payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space, less the direct, out-of-pocket costs paid by Tenant (or any assignee or first, second or third tier sublessee, if applicable) for necessary Alterations and brokerage commissions to procure the subtenant, which costs shall be amortized on a straight-line basis over the term of the sublease.

14.4 No Release Of Tenant. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord’s express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

14.5 Expenses and Attorneys’ Fees. Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys’ fees in the amount of Landlord’s actual costs, but not less than $2,500.00 nor more than $10,000.00 for each proposed Transfer) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord’s rights in connection with, any security interest in any of Tenant’s property at the Premises).

14.6 Effectiveness of Transfer. Prior to the date on which any permitted Transfer (whether or not requiring Landlord’s consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord’s standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

14.7 Landlord’s Right to Space.

(a) Landlord’s Recapture Right. Notwithstanding any other provision of this Article 14 to the contrary, but subject to Section l4.7(b), if Tenant notifies Landlord that it desires to enter into a Transfer , then Landlord, in lieu of consenting to such Transfer, may elect, within twenty (20) days after receipt of Tenant’s Transfer Consent Request and all of the required information specified in Section l4.2(a) to: (i) in the case of an assignment of this Lease, to terminate this Lease, (ii) in the case of a sublease of one or more entire Floors, to terminate this Lease as it relates to the space proposed to be subleased by Tenant, or (iii) in the case of a sublease of more than three (3) full Floors or more than fifty percent (50%) of the Premises, to terminate this Lease. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant’s Share under this Lease shall be proportionately reduced) on the earlier of (x) sixty (60) days after Landlord’s notice to Tenant making the election set forth in this Section 14.7, or (y) the date the Transfer was proposed to be effective, if such date is specified in Tenant’s notice to Landlord regarding the proposed Transfer, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

(b) Tenant’s Preliminary Notice. If Tenant contemplates effectuating a Transfer that would trigger Landlord’s rights under Section l4.7(a) (“Recapture Rights”), then Tenant shall have the right, but not the obligation, to provide a preliminary written notice of such intention to Landlord prior to marketing the Premises or portions thereof for assignment or sublease or offering the Premises or portions thereof for assignment or sublease to a Proposed

Transferee (each such notice, a “Preliminary Notice”). Within twenty (20) days after Landlord receives a Preliminary Notice, Landlord shall notify Tenant whether Landlord would exercise its Recapture Rights under Section 14.7(a) with respect to the Premises or the portion thereof described in such Preliminary Notice if Tenant were to complete a Transfer of such Premises or portion thereof. If Landlord notifies Tenant that it would elect to exercise its Recapture Rights (“Landlord’s Intention to Recapture Notice”), then Tenant shall not market or offer the Premises or the applicable portion thereof to a Potential Transferee and, in lieu thereof, this Lease shall terminate with respect to the Premises or the applicable portion thereof on a date specified by Tenant, but in no event earlier than thirty (30) days after the date of Landlord’s attention to Recapture Notice or later than nine (9) months after the date of the Preliminary Notice. If Landlord notifies Tenant that it would not elect to exercise its Recapture Rights, then Tenant shall have the right to market or offer the Premises or the applicable portion thereof to a Potential Transferee and all of the terms of this Article 14 shall be applicable thereto (including, without limitation, Tenant’s obligation to provide notice to Landlord and to obtain Landlord’s consent to the applicable Transfer pursuant to Section 14.2(b) above), but Landlord shall have no Recapture Rights under Section 14.7(a) with respect to the specific proposed Transfer described in Tenant’s Preliminary Notice.

14.8 Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant’s obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all tunes prior to occurrence of any Event of Default a revocable license to collect such rents (which license shall automatically and without notice be deemed to have been revoked and terminated immediately upon any Event of Default).

14.9 Permitted Transfers. As used herein, the term “Permitted Transfer” means Tenant’s assignment of its interest in this Lease to: (i) a successor corporation to Tenant resulting from the merger, consolidation or non-bankruptcy reorganization of Tenant, (ii) a purchaser of all of Tenant’s assets as an ongoing concern, or (iii) an “Affiliate” (as defined below) of Tenant. The term “Permitted Transferee” means the assignee of Tenant’s interest in this Lease in a Permitted Transfer. Notwithstanding Section 14.1, Tenant shall have the right to make Permitted Transfers, and Landlord shall not have a consent right relating to Permitted Transfers, provided that all of the following conditions (the “Permitted Transfer Requirements”) are satisfied: (A) the Permitted Transferee must have a tangible net worth and net current assets sufficient to fulfill the obligations of the original Tenant under this Lease and no less than the tangible net worth and net current assets of Tenant immediately prior to such Permitted Transfer; (B) there must be no change in the use of the Premises; (C) the Permitted Transfer and the use of the Premises by the Permitted Transferee must not violate any covenant or agreement of Landlord respecting exclusivity or any other matter; and (D) prior to effectuating any Permitted Transfer, Tenant shall have provided to Landlord all information required for Landlord to determine, the Landlord shall have determined, that such transaction is a Permitted Transfer and that the Permitted Transfer Requirements are satisfied. Tenant shall not effectuate any Permitted Transfer until Landlord notifies Tenant in writing that such transaction is a Permitted Transfer and that the

Permitted Transfer Requirements are satisfied, which notice Landlord shall provide to Tenant no later than thirty (30) days after Landlord’s receipt of Tenant’s notice of the proposed Permitted Transfer and delivery to Landlord of all information required by Landlord to substantiate the Permitted Transfer Requirements (collectively, “Tenant’s Permitted Transfer Notice”). If Landlord fails to respond to Tenant’s Permitted Transfer Notice on or before thirty (30) days after Landlord’s receipt thereof, then Tenant shall have the right to send Landlord a second written notice (a “Second Request”). If Landlord fails to respond to Tenant’s Second Request on or before seven (7) Business Days after Landlord’s receipt thereof, and if Tenant’s Second Request clearly states IN ALL CAPITAL LETTERS that Landlord’s failure to respond to such Second Request on or before seven (7) Business Days after Landlord’s receipt thereof shall be deemed Landlord’s determination that the proposed Transfer is a Permitted Transfer, then Landlord’s failure to respond during such seven (7) Business Day period shall be deemed Landlord’s determination that the proposed Transfer is a Permitted Transfer. The provisions of Section 14.7 (Landlord’s right to terminate the Lease) shall not apply with respect to a Permitted Transfer, but each Permitted Transfer shall be subject to all other terms and conditions of this Lease (other than the requirement for Landlord’s consent). Tenant shall remain liable under this Lease after any Permitted Transfer. For the purposes of this Section 14.9, the term “Affiliate” of Tenant means any entity controlling, controlled by or under common control with Tenant. “Control” as used herein means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled entity, and the ownership, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in such entity. Notwithstanding Tenant’s right to make a Permitted Transfer pursuant to the provisions of this Section 14.9, Tenant may not, through use of its rights under this Section 14.9 in two or more transactions (whether separate transactions or steps or phases of a single transaction), at one time or over time, whether by first assigning this Lease to a subsidiary and then merging the subsidiary into another entity or selling the stock of the subsidiary or by other means, assign this Lease, or transfer control of Tenant, to any person or entity that is not a subsidiary, affiliate or controlling corporation of the original Tenant, as then constituted, existing prior to the commencement of such transactions, without first obtaining Landlord’s prior written consent and complying with all other applicable provisions of this Article 14.

15. DEFAULT AND REMEDIES.

15.1 Events of Default. The occurrence of any of the following shall constitute an “Event of Default”:

(a) Tenant fails to make any payment of Rent or any other amount payable pursuant to this Lease when due; provided, however, that not more than one time each calendar year, Landlord shall give Tenant a written notice of nonpayment prior to declaring an Event of Default for nonpayment of Rent, and Tenant shall not be deemed in default if Tenant pays such Rent within five (5) days after Landlord’s notice (but after such notice, Landlord shall not be required to give any further notice of nonpayment in such calendar year as a condition to declaring an Event of Default for nonpayment of Rent). If Landlord accepts any past due rent, such acceptance shall not be a waiver of any other prior breach by Tenant under this Lease, other than the failure of Tenant to pay the particular past due rent which Landlord has accepted.

(b) Tenant abandons the Premises.

(c) Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Article 20 (Encumbrances) and Article 21 (Estoppel Certificates and Financial Statements) and such failure continues for more than ten (10) days after written notice from Landlord.

(d) Tenant violates the restrictions on Transfer set forth in Article 14 (Assignment and Subletting).

(e) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other Law affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are not released within thirty (30) days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets.

(f) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other Law affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated.

(g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within thirty (30) days after notice to Tenant or, if such failure cannot be cured within such 30-day period, Tenant fails within such 30-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice; provided, however, that if Tenant’s failure is disrupting other tenants ill the Building or creating a health or safety hazard, then Tenant shall commence to cure as soon as reasonably possible under the circumstances.

15.2 Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be ill addition to any other remedies now or hereafter allowed by law:

(a) Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including recently into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant’s account, storage of Tenant’s personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises. Upon such termination in writing of Tenant’s right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the right to recover from Tenant, as damages, all of the following: (i) the worth at the time of award of any unpaid rent and other sums due under the Lease which has been earned at the time of such termination; (ii) the worth at the time of award of the amount by which the unpaid rent and other sums due under the Lease which would have been earned after termination until the time of award exceeds the amount of such rental or other loss Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent and other sums due under the Lease for the balance of the Term after the time of award exceeds the amount of such rental or other loss that Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (v) such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable law. As used in clauses (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the then maximum rate allowed by the usury or similar law, if any. As used in clause (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For purposes of the above measure of damages, rent includes Additional Rent as reasonably estimated by Landlord.

(b) Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

(c) Landlord may cure the Event of Default at Tenant’s expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant. Upon request by Tenant, Landlord shall furnish Tenant with reasonably available documentation showing such expenses incurred by Landlord.

(d) Landlord may remove all of Tenant’s property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant’s property left in the Premises, then at any time after Landlord has given Tenant five (5) days written notice of such property left by Tenant in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

15.3 Default by Landlord. Landlord shall not be deemed in default of this Lease unless Landlord fails within a reasonable time to perform an express obligation required to be performed by Landlord pursuant to this Lease. For purposes of this Section 15.3, a reasonable time shall in no event be less than thirty (30) days after Landlord’s receipt of a written notice from Tenant specifying in detail the obligation that Landlord has not performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in default of this Lease if performance is commenced within such 30-day period and thereafter diligently pursued to completion. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

16. LATE CHARGE AND INTEREST.

16.1 Late Charge. If any payment of Rent is not received by Landlord when due, Tenant shall pay to Landlord on demand as a late charge (the “Late Charge”) an additional amount equal to five percent (5%) of the overdue payment; provided, however, that not more than one time each calendar year, Landlord shall give Tenant a written notice of nonpayment prior to charging the Late Charge, and Tenant shall not be required to pay the Late Charge if Tenant pays such Rent within five (5) days after Landlord’s notice (but after such notice, Landlord shall not be required to give any further notice of nonpayment in such calendar year as a condition to charging the Late Charge).

16.2 Interest. In addition to the late charges referred to above, which are intended to defray Landlord’s costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord’s option bear interest from the date due until paid to Landlord by Tenant at the rate often percent (10%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the “Interest Rate”). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17. WAIVER. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

18. ENTRY, INSPECTION AND CLOSURE. Upon at least twenty-four (24) hours’ oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) show the

Premises to prospective brokers, agents, buyers, transferees, Lenders and, during the last twelve (12) months of the Term (and immediately following Tenant’s exercise of the Later Contraction Right [with respect to the Contraction Floor] and Tenant’s exercise of the Early Termination Right), tenants, or (g) do any other act or thing necessary for the safety or preservation of the Premises, the Building and/or the Property. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall use commercially reasonable efforts to conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entity by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entity on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease.

19. SURRENDER AND HOLDING OVER.

19.1 Surrender. Upon the expiration or termination of this Lease (including, without limitation, any contraction under Section 1.5 or Section 1.8), Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease, Tenant, at its sole cost and expense, shall remove all of the following and repair any damage caused to the Premises, the Building or the Property caused by such removal: (i) all telephone and other cabling installed in the Building by Tenant; (ii) all of Tenant’s personal property and Trade Fixtures; and (iii) all Alterations that Landlord has elected to require Tenant to remove as provided in Article 6 (Tenant Improvements & Alterations). In addition, if Landlord has allowed Tenant to install any internal stairways in the Premises (and this sentence shall not be construed as Landlord’s approval of such work), then Tenant, at its sole cost and expense, must remove such stairways, repair all damage caused by their removal, and restore the affected area to its former condition. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after written notice from Landlord (in which event title to all such property described in Landlord’s notice shall be forfeited to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises (and any other part of the Property for which Tenant has keys) and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. The delivery of keys to the

Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys me retained by Landlord. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

19.2 Holding Over. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord. No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Premises, and if such consent is given or determined to have been given by a court judgment, Landlord may terminate Tenant’s holdover tenancy at any time upon thirty (30) days’ written notice. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant’s holding over shall be one hundred fifty percent (150%) of the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of this Lease and nothing contained in this provision shall be deemed to waive Landlord’s right of recently or any other right hereunder or at law. Tenant shall pay, indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

20. ENCUMBRANCES.

20.1 Subordination. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or may hereafter be executed or recorded (“Encumbrance”). The lender, holder or secured party under any Encumbrance is hereinafter referred to as a “Lender.” The subordination of this Lease to any future Encumbrance is expressly conditioned upon Landlord’s obtaining from the Lender, for the benefit of Tenant, a commercially reasonable subordination, non-disturbance and attornment agreement (an “SNDA”) pursuant to which (i) this Lease is subordinated to the lien of the Encumbrance and (ii) the Lender agrees not to disturb or interfere with Tenant’s possession of the Premises or rights under this Lease so long as there is no Event of Default on the part of Tenant. No later than thirty (30) days after the mutual execution and delivery of this Lease, Landlord shall provide Tenant with an SNDA from Landlord’s current Lender. Tenant agrees that the form of SNDA attached hereto as Exhibit F is acceptable to Tenant. With respect to all future Encumbrances (or prospective future Encumbrances), Tenant shall execute and deliver to Landlord, from time to time and no later than ten (10) Business Days after written request by Landlord, an SNDA substantially in the form of Exhibit F or such other form as may be required by the Lender. If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance (including, without limitation, any judicial foreclosure or foreclosure by a power of sale in a deed of trust), Tenant shall, at the request of the new owner, immediately attorn to, and become the tenant of, the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease and, at such new owner’s request, shall execute a new lease conforming the lease term of this Lease.

20.2 Mortgagee Protection. Tenant agrees to give every Lender, by certified mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Lender. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default (or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default), then the Lender shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

21.1 Estoppel Certificates. Within ten (10) Business Days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing this Lease and any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the commencement and expiration dates of the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either patty hereto is in default under the terms of the Lease, whether Landlord has completed its construction obligations hereunder (if any), and whether Tenant has accepted the Premises. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) days after Landlord’s second written request therefor, then Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as such modifications are represented by Landlord, that there are no uncured defaults in Landlord’s performance, that Tenant has no claims or offsets against Landlord, and that not more than one month’s Base Rent has been paid in advance.

21.2 Financial Statements. Within ten (10) Business Days after written request therefor, but not more than once a year (unless such financial statements are required in connection with a sale or financing of the Building, in which case such once-per-year limitation shall not apply), Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet, a statement of profit and loss, and a statement of cash flows) of Tenant for each of the three most recently completed years (except that Tenant shall not be required to provide Landlord with copies of financial statements for years that were previously provided to Landlord), prepared in accordance with generally accepted accounting principles (and, if such is Tenant’s normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Lender. With respect to Tenant’s financial information that is not publicly available (“Tenant’s Confidential Information”), Landlord agrees that at all times, including after the termination of this Lease, Landlord will maintain Tenant’s Confidential Information in confidence and will share Tenant’s Confidential Information only with Landlord’s employees, advisors, attorneys, accountants, lenders and prospective lenders, and prospective buyers of the Property who have a legitimate need to know such information (“Interested Parties”). If Landlord provides Tenant’s Confidential information to any Interested Patties, then Landlord shall require, in writing, that such interested Patties maintain the confidentiality of Tenant’s Confidential Information. The foregoing provisions of this Section shall not prevent the disclosure of Tenant’s Confidential Information if required by any Law or governmental authority or in the event of any litigation.

22. NOTICES. All notices, certificates or other communications required or permitted to be given pursuant to this Lease must be given in writing and must be delivered: (1) in person; or (2) by U.S. Postal Service certified mail (postage prepaid, return receipt requested); or (3) by a commercial overnight courier that guarantees next day delivery and provides a receipt. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices delivered in person or by courier shall be effective upon delivery or refusal to accept delivery. Notices delivered by certified mail shall be effective on the delivery date shown on the return receipt. Notices shall be deemed given on the date that the notice is “effective” as specified above in this Section. Whenever in this Lese a party is required to take any action within a certain period of time after notice from the other party, then such period of time shall begin to on the date that the other party’s notice is “effective” as specified above in this Section. Each party may change its address for notices hereunder, by notice to the other party in accordance with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23. ATTORNEYS’ FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”). Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an “actual pecuniary loss” within the meaning of Bankruptcy Code Section 365(b)(l)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be “obligations of the debtor” as that phrase is used in Bankruptcy Code Section 365(d)(3).

24. QUIET POSSESSION. Subject to Tenant’s full and timely performance of all of Tenant’s obligations under this Lease and subject to the terms of this Lease, including Article 20 (Encumbrances), Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25. SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Property, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Tenant shall pay to Landlord, upon demand, a reasonable fee for any card not so returned. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant’s Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises.

26. FORCE MAJEURE. If Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Work Letter Agreement if any, and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, terrorist act, labor dispute, unavailability of labor or materials or any other cause outside the reasonable control of Landlord, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.

27. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C, as well as any reasonable rules and regulations hereafter adopted by Landlord (collectively, the “Building Rules”). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

28. LANDLORD’S LIABILITY. The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord’s obligations or actions under this Lease.

29. CONSENTS AND APPROVALS.

29.1 Determination in Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent.

29.2 No Liability Imposed on Landlord. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Property, and no third patties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30. WAIVER OF RIGHT TO JURY TRIAL. To the extent permitted by Law, Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future Law.

31. BROKERS. Landlord shall pay the brokerage commissions payable in connection with this Lease in accordance with Landlord’s separate written agreement with Landlord’s Broker, subject to the terms and conditions of this Lease. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Brokers identified in the Basic Lease Information. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney’s fees, incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant’s Representatives.

32.	FUTURE BUILDING SIGNAGE.

32.1 General. Landlord shall install exterior signage on the Building and a ground-level monument sign near the Building, in an amount and of a type which have not yet been determined (collectively, the “Future Building Signage”), subject to: (I) Landlord’s obtaining all required permits and approvals, on conditions acceptable to Landlord in Landlord’s sole and absolute discretion; (2) Landlord’s approval, in Landlord’s sole and absolute discretion, of the plans, specifications, design, location, size and type of such signage (including, without limitation, the manner of attachment to the Building); and (3) Landlord’s approval, in Landlord’s reasonable good faith discretion, of the cost of such signage. Landlord shall not be required to install the Future Building Signage if the foregoing conditions are not satisfied. The Future Building Signage shall be subject to the requirements of all applicable Laws. Provided that, and only as long as, Bare Escentuals, Beauty, Inc. (or its Permitted Transferee) is then leasing and occupying at least 75,000 rentable square feet in the Building (and subleasing to a third patty is not considered “occupying”), Tenant shall have the right to be located on the Future Building Signage. If the Future Building Signage consists of one sign on each of two different facades of the Building, then Tenant shall be entitled to one sign on one facade, and shall be entitled to choose the facade that it prefers. If the Future Building Signage consists of two signs on each of two different facades of the Building, then Tenant shall be entitled to one sign on each facade, in the location chosen by Tenant. If Landlord installs a ground-level monument sign near the Building, then Tenant shall be entitled to one sign on such monument sign, and shall be entitled to choose the location of its sign on such monument sign (although the location of the monument sign shall be chosen by Landlord). As long as Tenant has the right to be located on, and is located on, the Future Building Signage, no other tenant on the Future Building Signage shall have a sign that is larger than Tenant’s sign, but other tenants may have signs that are as large as Tenant’s sign, if Landlord so elects. All aspects of the design of Tenant’s sign(s) (including, without limitation, color, graphics and size, which shall be consistent with Tenant’s corporate branding) shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

32.2 Costs and Tenant’s Right to Signage. As used herein, the term “Tenant’s Signage Share” means the ratio, expressed as a percentage, obtained by dividing the number of Tenant’s signs by the total number of signs on the Future Building Signage. The existing building sign shall not be included in such calculation. By way of example only, if there were a total of two signs and Tenant had one sign, then Tenant’s Signage Share would be 50%, and if there were a total of four signs and Tenant had two signs, then Tenant’s Signage Share would be 50%. Tenant shall pay to Landlord, within ten (10) days after demand, Tenant’s Signage Share of all costs and expenses of the Future Building Signage, including, without limitation, all costs and expenses of permitting, approvals, design, construction, fabrication and installation, as well as all consultants’ fees. If at any time Bare Escentuals, Beauty, Inc. (or its Permitted Transferee) is not leasing and occupying at least 75,000 rentable square feet in the Building (and subleasing to a third party is not considered “occupying”), and in any event upon the expiration or earlier termination of this Lease, Tenant shall pay to Landlord all costs and expenses of removing Tenant’s signage, repairing any damage caused by its removal, and restoring the affected area. The other tenants or parties appearing on the Future Building Signage (or any other signage) shall be selected from time to time by Landlord, in its sole and absolute discretion and Tenant shall have no approval right relating thereto.

32.3 Cooperation in Good Faith. Because the details of the Future Building Signage are not known as of the time of this Agreement, Landlord and Tenant shall work cooperatively, reasonably and in good faith with respect to the matters addressed by this Section 32.

33. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein; provided, however, that the Existing Lease shall remain in effect until its expiration date of July 31, 2015 (unless sooner terminated as provided therein). Nothing in this Lease shall be deemed to terminate, modify or otherwise affect the Guaranty of Lease that guarantees Tenant’s obligations and liabilities under the Existing Lease, although Landlord and Tenant acknowledge and agree that such Guaranty of Lease does not apply to Tenant’s obligations and liabilities under this Lease, except to the extent relating to the period of time contained within the Term of the Existing Lease. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Property or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

34. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Article 14 (Assignment and Subletting) and Article 28 (Landlord’s Liability), this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assign and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Unless the context requires otherwise, capitalized terms used in this Lease shall have the meanings given for them in this Lease (including the Basic Lease Information). Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. The term “building standard” means Landlord’s then current basic standard (as opposed to more exclusive or deluxe finishes and items that may be selected by a particular tenant) for Building furnishings, fixtures, signage, paint, carpet and other items. If any time period in this Lease is calculated based on a certain number of “months,” then such time period shall be calculated based on the way that dates are numbered in the applicable months, rather than the actual number of days elapsed (for example, the period from February 15 to March 15 is considered one month, notwithstanding that such period contains fewer than 30 days, and the period from September 15 to December 15 is considered three months, notwithstanding that such period contains 91 days). References in this Lease to “Sections” or “Articles” shall mean, unless the context requires otherwise, the Sections and Articles of this Lease. The captions contained in this Lease are for purposes of convenience only and may not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease.

35. AUTHORITY. lf Tenant is a corporation, partnership, limited liability company or other form of business entity, Tenant and the person(s) signing this Lease on behalf of Tenant warrant and represent that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease, and that the person(s) signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

36. DISABILITY ACCESS DISCLOSURES.

36.1 Civil Code Section 1938 Disclosure. Landlord hereby discloses, and Tenant hereby acknowledges, that neither the Premises nor the Building has been inspected by a Certified Access Specialist.

36.2 San Francisco Accessibility Disclosure. Tenant acknowledges and agrees that: (1) Tenant has received, read, understood and signed the Disability Access Obligations Notice attached hereto as part of Exhibit D; (2) Tenant has received, read and understood the Disability Access Brochure attached hereto as part of Exhibit E; and (3) this Lease clearly and satisfactorily explains Landlord’s and Tenant’s respective obligations and liabilities for making and paying for

36. DISABILITY ACCESS DISCLOSURES .

36.1 Civil Code Section 1938 Disclosure. Landlord hereby discloses, and Tenant hereby acknowledges, that neither the Premises nor the Building has been inspected by a Certified Access Specialist.

36.2 San Francisco Accessibility Disclosure. Tenant acknowledges and agrees that: (1) Tenant has received, read, understood and signed the Disability Access Obligations Notice attached hereto as part of Exhibit D; (2) Tenant has received, read and understood the Disability Access Brochure attached hereto as part of Exhibit E; and (3) this Lease clearly and satisfactorily explains Landlord’s and Tenant’s respective obligations and liabilities for making and paying for required disability access improvements on the Premises. Landlord and Tenant shall use reasonable efforts to notify each other if they make alterations to the Premises that might impact accessibility under federal and state disability access laws. TENANT SHOULD NOTE THAT the Premises and the Property may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

LANDLORD:	TENANT:

FORWARD ONE, LLC, a California limited liability company	BARE ESCENTUALS BEAUTY, INC., a Delaware corporation

By: Forward Time Corporation,
a California corporation, its Manager

EXHIBIT A

PREMISES

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Exhibit B, Page 1

EXHIBIT B

WORK LETTER AGREEMENT

THIS WORK LETTER AGREEMENT (“Agreement”) is made and entered into by and between FORWARD ONE, LLC (“Landlord”) and BARE ESCENTUALS BEAUTY, INC. (“Tenant”), and shall be deemed a part of the lease between Landlord and Tenant to which this Agreement is attached (the “Lease”). This Agreement sets forth the obligations of Landlord and Tenant with respect to the remodeling, renovation and improvement of the Premises. Capitalized terms that are used herein and defined in the Lease shall have the meaning given therein. Landlord and Tenant agree as follows:

1.	Applicability of This Agreement. Tenant shall be entitled to commence Tenant’s Work at any time after the mutual execution and delivery of the Lease. Notwithstanding whether or not the Existing Lease is in effect during the performance of Tenant’s Work, the manner of performance of Tenant’s Work, the parties’ rights and obligations with respect to Tenant’s Work and Tenant’s Work itself shall be governed by this Agreement and all applicable provisions of the Lease, and not by the Existing Lease.

2.	Landlord’s Work and Tenant’s Work.

(a)

Landlord’s Work. Tenant shall lease the Premises, and Landlord shall deliver the Premises to Tenant, in their “as is” condition as of the date of the Lease and Landlord shall have no obligation to perform any work or to make any improvements to the Premises (including, without limitation, the mechanical equipment and other equipment serving the Premises) or any other part of the Building, except that Landlord shall perform or pay the cost of (as elected by Landlord) the following work (“Landlord’s Work”): (i) construct new building standard restrooms serving the Premises, which shall include any work in such restrooms that is required to comply with the Americans With Disabilities Act; and (ii) any work in the Common Areas of the Building (and expressly excluding any work on any Floor of the Premises) that is required to provide a Title 24 compliant path of travel to the Premises. Notwithstanding the foregoing, Landlord shall not be required to perform or pay the cost of any work (whether required by applicable Laws, physical site conditions, engineering requirement or otherwise) required as a result of Tenant’s installing internal stairways or performing work to any existing stairway (if such work is a part of the approved Working Drawings), and Tenant shall be responsible for the cost of all such work (subject to the Construction Allowance) and shall perform such work with contractors approved by Landlord, which approval shall not be unreasonably withheld. The preceding sentence shall not be construed as Landlord’s consent to the installation of internal stairways or any work to any existing stairway; such work shall be subject to Landlord’s review and approval of the Preliminary Plans and Working Drawings pursuant to Section 5 below and the other applicable terms of the Lease and this Agreement. Landlord may perform Landlord’s Work concurrently with Tenant’s performance of Tenant’s Work or (where feasible)

Exhibit B, Page 1

after the completion of Tenant’s Work, and Landlord is not required to complete Landlord’s Work prior to delivery of the Premises to Tenant; provided, however, that any time after the exercise or lapse of the Early Contraction Right contained in Section 1.5 of the Lease, if Landlord shall not already have commenced Landlord’s Work, Tenant shall have the right to send Landlord a written notice requiring Landlord to commence Landlord’s Work, in which case Landlord shall commence Landlord’s Work no later than thirty (30) Business Days after Landlord’s receipt of such notice.

(b)	Tenant’s Work. As used in this Agreement, the term “Tenant’s Work” means that renovation and remodeling of the Premises to be performed by Tenant, which shall be described in detail and shown on the Working Drawings (as defined below), as modified by any change orders approved by Landlord. In general terms, Tenant’s Work shall include all work required to renovate and remodel the Premises and for Tenant to use and occupy the Premises as permitted by the Lease and as required by applicable Laws. Tenant shall complete Tenant’s Work at Tenant’s sole cost and expense, subject to the Construction Allowance described below. Tenant shall ensure that Tenant’s Work complies with all Laws. Only new (or refurbished and repurposed) and high quality materials of a type consistent with Class A office space shall be used in Tenant’s Work. Tenant’s Work shall also be deemed to include, and Tenant shall be required to perform at its sole cost and expense (subject to the Construction Allowance and Landlord’s obligation to perform Landlord’s Work under Section 2(a) above) pursuant to this Agreement, all other work in the Premises and/or the Building that is:

(i) triggered or necessitated under Laws by the work described in the Working Drawings (or any other work performed by Tenant), including, without limitation, all fire and life safety code compliance work and all work required to be performed pursuant to Laws relating to handicap access within the Premises; and/or (ii) required in connection with the performance of the work described in the Working Drawings (or any other work performed by Tenant) due to physical site conditions or engineering requirements. Tenant shall be responsible for ensuring, at its sole cost and expense, that no portion of Tenant’s Work would adversely affect the LEED status of the Building and, prior to performing any portion of Tenant’s Work, Tenant must provide Landlord’s architect with all information necessary for Landlord’s architect to determine that the proposed Tenant’s Work would not adversely affect the LEED status of the Building.

3.

Approval of Contractors. Tenant shall directly contract with all architects, engineers, consultants, contractors and subcontractors (collectively, “Tenant’s Contractors”) with respect to the design, construction and performance of Tenant’s Work. All of Tenant’s Contractors shall be subject to Landlord’s prior review and written approval, which shall not be unreasonably withheld. Tenant shall submit to Landlord, prior to the commencement of construction, the following information: (i) with respect to each of Tenant’s Contractors, the name of the company and primary contact person, complete with address, email, phone number and fax number (ii) the construction cost breakdown and total cost for all portions of Tenant’s Work; (iii) the commencement date of

Exhibit B, Page 2

construction and the estimated date of completion of Tenant’s Work, broken down separately with respect to each Floor of the Premises; and (iv) evidence of insurance as required by Section 8 below. Tenant must use union labor in the performance of Tenant’s Work. Tenant must use Landlord’s fire/life safety contractor for all work relating to or affecting the fire/life safety systems, provided that Landlord’s fire/life safety contractor charges commercially reasonable rates (and if Tenant claims that Landlord’s fire/life safety contractor does not charge commercially reasonable rates, the burden of proof shall be on Tenant to show, by clear and convincing evidence, that Landlord’s fire/life safety contractor does not charge commercially reasonable rates).

4.	Construction Allowance.

(a)	Amount of Allowance. In the manner provided in this Section 4, Landlord shall pay to Tenant a “Construction Allowance” of up to, but not exceeding, $3,292,870.00 (calculated on the basis of $35.00 per rentable square foot and a total Premises size of 94,082 rentable square feet), but not exceeding the actual cost of Tenant’s Work. The amount of the Construction Allowance shall be reduced at the rate of $35.00 per rentable square foot if Tenant exercises its Early Contraction Right pursuant to Section 1.5 of the Lease. Landlord shall be entitled to withhold a portion of the Construction Allowance attributable 14,405 rentable square feet of the Premises until the Early Contraction Right lapses without Tenant’s having exercised it. The Construction Allowance may be used only for the cost of preparing design and construction documents and mechanical and electrical plans for Tenant’s Work, (ii) the hard costs of Tenant’s Work, (iii) the cost of obtaining required governmental permits and approvals for Tenant’s Work, and (iv) the cost of Tenant’s furniture, fixtures, equipment and communications and computer cabling located in the Premises, provided, however, that in no event shall more than a portion of the Construction Allowance equal to $20.00 per rentable square foot of the Premises be applied to the cost of Tenant’s furniture, fixtures, equipment and communications and computer cabling. Tenant shall not be entitled to any credit for any unused portion of the Construction Allowance; provided, however, that if, following the full and final completion of all of Tenant’s Work and Landlord’s disbursement of the Construction Allowance, the entire Construction Allowance shall not have been used for the purposes described above, Tenant shall be entitled to a credit against Base Rent in an amount equal to a portion of the unused Construction Allowance but not exceeding $10.00 per rentable square foot of the Premises.

(b)

Landlord shall disburse portions of the Construction Allowance separately on a Floor-by-Floor basis, as and when Tenant’s Work on each Floor is completed. Landlord shall not be required to disburse with respect to any Floor more than the portion of the total Construction Allowance allocable to that Floor, calculated at the rate of $35.00 per rentable square foot. Upon the completion of Tenant’s Work on each Floor of the Premises, Tenant shall submit to Landlord a written notice indicating that Tenant has completed Tenant’s Work on such Floor, which notice shall be accompanied by all of the following (collectively, “Tenant’s

Exhibit B, Page 3

Completion Notice”): (i) an application for payment and sworn statement of Tenant’s general contractor substantially in the form of ADA Document G702 covering all of Tenant’s Work on such Floor; (ii) copies of paid invoices and final, unconditional lien waivers from Tenant’s architect, engineer, general contractor and all subcontractors, showing that full payment has been received for the design, construction and installation of Tenant’s Work on such Floor; (iii) certification from Tenant’s architect and engineer that all of Tenant’s Work on such Floor has been completed in accordance with the Working Drawings approved by Landlord and in compliance with all applicable Laws; (iv) a copy of the building permit or job card for Tenant’s Work on such Floor (if applicable), showing that Tenant’s Work on such Floor has been finally approved by the appropriate inspectors; and (v) any other evidence reasonably required by Landlord indicating that all legal requirements for Tenant’s occupancy of such Floor have been satisfied, that Tenant’s Work on such Floor has been completed according to the approved Working Drawings and that the cost of all labor and materials has been paid in full. Tenant has an absolute obligation to provide the documents and materials listed above; such documents and materials are not merely conditions to Landlord’s obligation to disburse the Construction Allowance. Landlord shall deduct from the Construction Allowance, prior to each disbursement to Tenant, a construction management fee payable to Landlord, in the amount of Landlord’s actual and reasonable construction management costs (but not to exceed three percent (3%) of the portion of the Construction Allowance to be disbursed). Tenant acknowledges and agrees that, in addition to any other consultants retained by Landlord, Landlord will bill Landlord’s property manager at the rate of $120.00 per hour and Landlord will bill Landlord’s chief engineer at the rate of $90.00 per hour. Landlord shall pay the Construction Allowance to Tenant, separately with respect to each Floor of the Premises, within thirty (30) days after the date of Landlord’s receipt of Tenant’s Completion Notice (including all of the materials and documentation specified above) with respect to such Floor; provided, however, that Landlord shall have no obligation to make any further disbursements of the Construction Allowance for any Floor if the Construction Allowance shall have been depleted. Landlord shall not be required to pay any portion of the Construction Allowance at any time during which Tenant is in default under the Lease. Tenant shall not be entitled to any credit for any unused portion of the Construction Allowance, except to the extent expressly provided in Section 4(a) above. Tenant shall have no right to any portion of the Construction Allowance after the date that is twelve (12) months after the date of completion of Tenant’s Work, but Landlord shall give Tenant thirty (30) days’ prior written notice prior to any such forfeiture of the Construction Allowance.

5.	Approval of Plans for Tenant’s Work.

(a)

Preliminary Plans. Prior to commencing any portion of Tenant’s Work, Tenant shall deliver to Landlord, for Landlord’s review and approval, a preliminary set of plans and specifications for Tenant’s Work (the “Preliminary Plans”). Within twenty (20) days after Landlord’s receipt of the Preliminary Plans, Landlord shall return to Tenant one set of prints thereof, with Landlord’s written approval or with Landlord’s required modifications. If Landlord returns the Preliminary Plans to Tenant with required modifications, and not bearing Landlord’s written approval, then Tenant, promptly after its receipt of such modified plans,

Exhibit B, Page 4

shall revise the Preliminary Plans as required by Landlord and shall submit one revised set of plans to Landlord for Landlord’s approval. Tenant acknowledges and agrees that portions of Tenant’s Work affect critical portions of the Building’s systems and that, accordingly, Landlord shall be entitled to withhold its approval of the Preliminary Plans, and require modifications thereto, in Landlord’s sole and absolute discretion with respect to any portion of Tenant’s Work that affects the Building’s systems. If Landlord fails to respond to the Preliminary Plans within the 20-day period provided above and such failure continues for ten (10) days after a second written notice from Tenant requesting approval (which second notice must state IN ALL CAPITAL LETTERS that failure to respond shall be deemed approval), then Landlord shall be deemed to have approved the Preliminary Plans.

(b)	Working Drawings. Promptly after Landlord’s approval of the Preliminary Plans, Tenant shall deliver to Landlord, for Landlord’s review and approval (which approval Landlord may grant or deny in Landlord’s sole and absolute discretion, although Landlord shall not withhold approval of those portions of the work that Landlord previously approved in connection with its approval of the Preliminary Plans), complete plans, specifications and working drawings which incorporate and are consistent with the Preliminary Plans, as previously approved by Landlord, and which show in detail the intended design, construction and finishing of all portions of Tenant’s Work, in sufficient detail for construction (the “Working Drawings”). Within twenty (20) days after Landlord’s receipt of the Working Drawings, Landlord shall either approve or disapprove the Working Drawings. If Landlord disapproves the Working Drawings, then Landlord shall state in reasonable detail the changes that Landlord requires to be made thereto, and Tenant shall make all changes required by Landlord (although Landlord shall not require changes that are inconsistent with Landlord’s approval of the Preliminary Plans). If Landlord fails to respond to the Working Drawings within the 20-day period provided above and such failure continues for ten (10) days after a second written notice from Tenant requesting approval (which second notice must state IN ALL CAPITAL LETTERS that failure to respond shall be deemed approval), then Landlord shall be deemed to have approved the Working Drawings. Tenant acknowledges and agrees that portions of Tenant’s Work affect critical portions of the Building’s systems and that, accordingly, Landlord shall be entitled to withhold its approval of the Working Drawings, and require modifications thereto, in Landlord’s sole and absolute discretion with respect to any portion of Tenant’s Work that affects the Building’s systems. After Landlord has approved the Working Drawings, Tenant must obtain Landlord’s prior written approval of any material changes to the Working Drawings, which approval Landlord may grant or deny in Landlord’s sole and absolute discretion (provided that such approvals or denials are not inconsistent with Landlord’s prior approvals).

Exhibit B, Page 5

(c)	Approval. Landlord’s approval of any of Tenant’s plans or specifications shall not be valid unless such approval is in writing and signed by Landlord. Landlord’s approval of any of Tenant’s plans, including any preliminary draft or version thereof, shall not be deemed to be a representation as to their completeness, adequacy for Tenant’s intended use of the Premises or compliance with Laws.

(d)	Changes. Tenant must obtain Landlord’s written approval prior to performing any work not shown on the Working Drawings as approved by Landlord.

6.	Notice of Nonresponsibility. No later than twenty (20) days prior to the commencement of Tenant’s Work, Tenant shall notify Landlord of the commencement of work and Landlord shall have the right to post in a conspicuous location on the Premises and/or the Building, as well as to record in the County Recorder’s office, a Notice of Nonresponsibility.

7.	Commencement and Performance of Tenant’s Work.

(a)	Commencement. Tenant shall diligently proceed with Tenant’s Work and shall complete Tenant’s Work on each Floor of the Premises as soon as reasonably possible after the commencement of construction on such Floor, and Tenant must complete all of Tenant’s Work no later than twenty-four (24) months after the commencement of Tenant’s Work.

(b)	Coordination and Regulation of Tenant’s Work. Tenant’s Work shall be performed in compliance with this Agreement and subject to all relevant provisions of the Lease, and in accordance with reasonable rules and regulations as Landlord shall promulgate from time to time. Tenant acknowledges that other construction work may be in progress at the Building and that conflicts between Tenant’s Work and such other work shall be subject to final resolution by Landlord’s representatives. Tenant’s Contractors shall perform Tenant’s Work in a manner and at rimes that do not interfere with the ongoing business operations in the Building or with other construction in the Building.

(c)	Staging Areas. Storage of Tenant’s Contractors’ construction materials, tools and equipment shall be confined within the Premises. In no event shall any materials or debris be stored in the Common Areas. Tenant’s Contractors shall not run pipes or conduits over or through any other tenant’s space, or the Common Areas, except as directed or approved by Landlord.

(d)	Responsibility for Contractors. Tenant shall be fully responsible for, and shall indemnity, defend and protect Landlord with respect to, the operations and activities of Tenant’s Contractors. Tenant’s Contractors must repair any damage that they cause to any portion of the Premises or the Building. Any delays in the completion of Tenant’s Work, and any damage to any work caused by Tenant’s Contractors, shall be at Tenant’s sole cost and expense.

Exhibit B, Page 6

8.	Insurance Required of Tenant and Tenant’s Contractors.

(a)	Workers’ Compensation and Liability Insurance. Tenant’s general contractor and all subcontractors shall carry, at a minimum, the following coverages, with the following limits of liability:

(i)	Workers’ Compensation. Workers’ Compensation, as required by state law, plus Employer’s Liability Insurance, with a limit of not less than $1,000,000.00, and any other insurance required by any employee benefit statute or other similar statute.

(ii)	Liability. Commercial General Liability Insurance (including Contractor’s Protective Liability) with a minimum combined single limit of liability of not less than $5,000,000.00 for the general contractor (with an annual general aggregate limit of not less than $10,000,000.00) and $3,000,000.00 for each subcontractor (with an annual general aggregate limit of not less than $5,000,000.00). The foregoing limits must at all times be separately available to the Premises. Such insurance shall not exclude coverage for explosion, collapse and underground hazard. All such insurance shall provide coverage against any and all claims for bodily injury, including death resulting therefrom, and damage to or destruction of property of any kind whatsoever and to whomsoever belonging and arising from such contractor’s operations, whether such operations are performed by Tenant’s general contractor, subcontractors or any of their subcontractors, or by anyone directly or indirectly employed by any of them.

(b)	Tenant’s Liability Insurance. At all times during the performance of Tenant’s Work, Tenant shall obtain and maintain the liability insurance required to be maintained pursuant to the Lease. If required in order to provide such coverage, such policy shall be endorsed to insure against any loss or damage arising out of the performance of Tenant’s Work.

(c)	Tenant’s Builder’s Risk Insurance. Tenant’s general contractor shall obtain all “All Physical Loss” Builder’s Risk insurance policy covering Tenant’s Work. The policy shall name Landlord and Tenant as named insureds, with Tenant as the loss payee, and the proceeds of all such insurance shall be applied to the performance of Tenant’s Work. The amount of insurance to be provided shall be one hundred percent (100%) of the replacement cost of Tenant’s Work.

(d)	Additional Insureds. Except as otherwise required by the express terms of this Agreement, all such insurance policies required under this Agreement shall include Landlord and Landlord’s agents as additional insureds, except Workers’ Compensation Insurance, which shall contain an endorsement waiving all rights of subrogation against Landlord and its agents. Tenant shall provide Landlord with certificates of insurance upon the execution of the Lease and prior to the commencement of Tenant’s Work.

Exhibit B, Page 7

9.	As-Built Plans. Upon completion of Tenant’s Work, Tenant shall submit to Landlord two complete sets of as-built plans (one of which shall be in digital format) and specifications describing all portions of Tenant’s Work.

10.	Ownership of Tenant’s Work. Tenant’s Work shall become a part of the Premises and/or the Building (as applicable), shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease. Tenant shall not be required to remove Tenant’s Work upon the expiration or earlier termination of the Lease.

11.	Not Applicable to Additional Space. This Agreement is not applicable to any additional space added to the Premises at any time or from time to time, or to any extension terms, whether by any options under the Lease or otherwise.

12.	Risk of Loss. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property during the performance of Tenant’s Work, it being the parties’ intention that such risks shall be covered by Tenant’s insurance.

LANDLORD:	TENANT:

FORWARD ONE, LLC,	BARE ESCENTUALS BEAUTY, INC.,

a California limited liability company	a Delaware corporation

Exhibit B, Page 8

EXHIBIT C

BUILDING RULES

The following Building Rules are additional provisions of the Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease. Tenant shall faithfully observe and comply with the following Building Rules. Landlord shall not be responsible to Tenant for the nonperformance of any of such Building Rules by (or otherwise with respect to the acts or omissions of) any other tenants or occupants of the Building. In the event of any conflict between the Building Rules and the other provisions of the Lease, the provisions of the Lease shall control.

1. Use of Common Areas. Tenant shall not obstruct the halls, passages, exits, entrances, elevators or stairways of the Building (“Interior Common Areas”) or the Common Areas, and Tenant shall not use the Interior Common Areas or the Common Areas for any purpose other than ingress and egress to and from the Premises. The Interior Common Areas and the Common Areas are not open to the general public and Landlord reserves the right to control and prevent access to the Interior Common Areas and the Common Areas by any person whose presence, in Landlord’s opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

2. Building and Premises Access. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in San Francisco, California. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests access in writing. Tenant shall be responsible for all persons for whom Tenant requests passes. The Landlord Parties shall in no case be liable for damages or otherwise for any error with regard to any person’s admission to or exclusion from the Building. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building by any means it deems appropriate for the safety and protection of life and property. Tenant must ensure that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant shall be liable for all damage or injuries sustained by Landlord or other tenants or occupants of the Building resulting from Tenant’s carelessness in this regard or violation of this rule. Tenant must keep the doors to the Building corridors closed at all times except for ingress and egress.

3. No Access to Roof. Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant’s expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or

Exhibit C, Page 1

required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnity and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys’ fees, arising from any activities of Tenant or of Tenant’s Representatives on the roof of the Building.

4. Signage. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises visible from the Building, the exterior of the Building or any Common Areas of the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Building and shall cooperate with Landlord and Landlord’s agents to prevent same.

5. Prohibited Uses. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant shall not use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Premises except those actually working for Tenant on the Premises, nor advertise for laborers giving an address at the Premises. Tenant shall not do or permit anything that would adversely affect the LEED status of the Building.

6. Cooking, Vending Machines and Other Machines. No cooking shall be done or permitted on the Premises, except that if the plans for the Premises approved by Landlord provide for a kitchen area in the Premises, then Tenant may use microwave ovens, coffee makers and toaster ovens in such kitchen area, provided that all such appliances are approved by Underwriters Laboratories, for heating food and brewing coffee, tea, hot chocolate and similar beverages for Tenant’s employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations and further provided that such activity does not generate odors outside the Premises. No machines shall be installed, maintained or operated upon the Premises other than customary office equipment with energy efficient sensors. No vending machines shall be installed, maintained or operated upon the Premises, except for vending machines intended for the sole use of Tenant’s employees.

7. Janitorial Services. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant’s carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

Exhibit C, Page 2

8. Keys and Locks. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. All mechanical locks in or at the Premises and all doors to the Premises must be on Landlord’s master system. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Landlord shall provide Tenant with one or more electronic access cards (in a number determined by Landlord), for a nonrefundable charge of $25 for each card, for after-hours access to the Building and elevator. In addition, Landlord shall provide Tenant with four mechanical keys for access to the Premises, at no charge to Tenant. Any additional mechanical keys required by Tenant must be obtained from Landlord at a reasonable non-discriminatory cost to be established by Landlord. Upon the termination of this Lease, Tenant shall give Landlord all electronic access cards and mechanical keys to the Premises, including all keys to stores, offices, storage rooms and toilet rooms, and in the event of the loss of such keys, Tenant shall pay to Landlord the cost of replacing them or of changing the lock or locks opened by such lost keys if Landlord shall deem it necessary to make such changes.

9. Moving of Freight and Weight. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord reasonably designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same into and out of the Building. Landlord reserves the right to require that safes and all heavy objects be placed on wood strips of such length and thickness as is necessary to properly distribute the weight.

10. Freight Elevators. No furniture, packages, supplies, equipment or merchandise shall be carried up or down in the freight elevator except during such hours and along such routes and by such persons as may be designated by Landlord in writing. Upon not less than 24 hours’ prior notice to Landlord, which notice may be oral, Landlord shall supply nonexclusive freight elevator service, at a time to be scheduled with Landlord, without additional charge other than for additional security during times other than Building Hours on Building Days. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

11. Nuisances and Dangerous Substances. Tenant will not conduct itself or permit Tenant’s Representatives or Visitors to conduct themselves in the Premises or anywhere on or in the Property in a manner that is offensive or unduly annoying to any other tenant or Landlord’s property managers by reason of noise, odors, vibrations or other cause, or otherwise interfere with other tenants in the Building or those having business therein. Tenant will not install or operate any phonograph, radio receiver, musical instrument, television or similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant shall not use or keep in or on the Premises, the Building, or the Property any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material, except Tenant may use and store normal small quantities of materials that are customarily used in the conduct of general office activities, such

Exhibit C, Page 3

as copier fluids and cleaning supplies, provided such use and storage complies with applicable Laws. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises. At the expiration or termination of this Lease Tenant shall remove all such materials from the Premises and the Property. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

12. No Smoking or Loitering. Tenant must comply with all applicable “No Smoking” or similar ordinances or Laws. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

13. Air Conditioning and Efficiency of Utilities. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective and energy-efficient operation of the Building’s heating and air conditioning system, and shall not adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord.

14. Animals and Vehicles. Tenant shall not bring into or keep within the Building or the Premises any bicycles or other vehicles, except in areas designated by Landlord. In addition, Tenant shall not bring into the Building any birds, aquariums or any other animals (except for guide dogs, signal dogs or other animals specifically trained to provide assistance to disabled persons required by any disabled employee or invitee of Tenant).

15. Building Name and Address. Without Landlord’s prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

16. Window Coverings and Lighting. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than building standard window coverings. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to any window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings attached to the windows in the Premises, if any, and which have a view of any interior portion of the Building or Common Areas. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must have high efficiency program rapid start ballasts with fluorescent bulbs (or other type of bulb approved in advance in writing by Landlord) of a quality, type, design and color approved in advance in writing by Landlord, and in all other respects are subject to Landlord’s prior review and approval.

17. Surfaces and Walls. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing

Exhibit C, Page 4

by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface any part of the Premises, except that Tenant may hang typical art work in the Premises in a manner that will not damage any portion of the Premises. In addition, Tenant may secure office furniture and mount office supplies in the Premises by attachment to the interior walls, on the condition that upon expiration or termination of this Lease and following the removal of any such office furniture and office supplies, Tenant must repair all damage resulting from the attachment of such office furniture and office supplies.

18. Wiring and Cabling Installations. Landlord will direct Tenant’s electricians and other vendors as to where and how data, telephone and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord. Landlord may designate a manager for the Building’s risers and, if Landlord does so, Tenant and Tenant’s contractors must cooperate with such manager.

19. Tenant Requests. The requirements of Tenant will be attended to only upon application at the management office for the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

20. Plumbing Facilities. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance or hazardous material of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who (or whose servants, employees, agents, visitors or licensees) shall have caused same.

21. Use of Hand Trucks. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve. Pallet jacks and forklifts are not allowed in the Building or in the freight or passenger elevators.

22. Refuse. Tenant shall store all of its trash, refuse, recyclable material and compostable material within the interior of the Premises and in the manner required by law, including, without limitation, all laws and regulations established by the City & County of San Francisco. All trash, refuse, recyclable material, compostable material and other material shall be disposed of only in the manner provided for and allowed by applicable law, including, without limitation, all laws and regulations established by the City & County of San Francisco. No material shall be placed in any receptacle other than the type of receptacle required to be

Exhibit C, Page 5

used for such material under the laws and regulations of the City & County of San Francisco. All disposal of trash, refuse, recyclable material and compostable material shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate and by Landlord as part of its janitorial service. If the Premises are or become infested with vermin as a result of the use of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be extenuated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

23. Violation of Rules and No Soliciting. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of alcohol or drugs, or who shall in any manner do any act in violation of any of these Building Rules. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

24. Fire, Security and Safety Regulations. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

25. Responsibility for Safety and Theft. Tenant assumes all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entity to the Premises closed. Tenant assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and their property, from acts of third parties, including keeping doors locked and other means of entity to the Premises closed. Tenant further assumes the risk that any safety and security devices, services and programs that Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

26. Sales and Auctions. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

27. Waiver of Rules. Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

Exhibit C, Page 6

28. Effect on Lease. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 (Events of Default).

29. Non-Discriminatory Enforcement. Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to en force these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant’s sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

30. Additional and Amended Rules. Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

EXHIBIT D

DISABILITY ACCESS OBLIGATIONS NOTICE

Before you, as the Tenant, enter into a lease with us, the Landlord, for the premises located at 71 Stevenson Street, San Francisco, California (the “Property”), please be aware of the following important information about the lease:

You May Be Held Liable for Disability Access Violations on the Property. Even though you are not the owner of the Property, you, as the tenant, as well as the Property owner, may still be subject to legal and financial liabilities if the leased Property does not comply with applicable Federal and State disability access laws. You may wish to consult with an attorney prior to entering this lease to make sure that you understand your obligations under Federal and State disability access laws. The Landlord must provide you with a copy of the Small Business Commission Access Information Notice under Section 38.6 of the Administrative Code in your requested language. For more information about disability access laws applicable to small businesses, you may wish to visit the website of the San Francisco Office of Small Business or call 415-554-6134.

The Lease Must Specify Who Is Responsible for Making Any Required Disability Access Improvements to the Property. Under City law, the lease must include a provision in which you, the Tenant, and the Landlord agree upon your respective obligations and liabilities for making and paying for required disability access improvements on the leased Property. The lease must also require you and the Landlord to use reasonable efforts to notify each other if they make alterations to the leased Property that might impact accessibility under federal and state disability access laws. You may wish to review those provisions with your attorney prior to entering this lease to make sure that you understand your obligations under the lease.

By signing below I confirm that I have read and understood this Disability Access Obligations

Notice.

LANDLORD:	TENANT:

FORWARD ONE, LLC,	BARE ESCENTUALS BEAUTY, INC.,

a California limited liability company	a Delaware corporation

If the Commercial Landlord does not ensure that existing public restrooms, ground floor entrances, and ground floor exits are accessible as provided in subsection (a)(1) and instead proceeds under subsection (a)(2), the Commercial Landlord shall include the following statement in Disability Access Obligations Notice required under subsection (b):

“PLEASE NOTE: The Property may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.”

The Commercial Landlord must sign, and obtain the Small Business Tenant’s signature on, the Disability Access Obligations Notice under subsections (b) and (c) on or before execution or amendment of the Lease and shall provide the tenant with a copy of the Small Business Commission’s Access Information Notice as defined under Section 38.6 in the tenant’s requested language.

EXHIBIT E

DISABILITY ACCESS BROCHURE

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EXHIBIT F

FORM OF SNDA

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO:

SHANGHAI COMMERCIAL BANK, LTD. SAN FRANCISCO BRANCH 231 Sansome Street San Francisco, CA 94104 Attn: Manager

Space above this line for Recorder’s use

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of                     (the “Effective Date”), between Shanghai Commercial Bank, Ltd., whose address is 231 Sansome Street, San Francisco, California 94104 (“Lender”), and Bare Escentuals Beauty, Inc., a Delaware corporation, whose address is 71 Stevenson Street, Suite 2200, San Francisco, California 94105 (“Tenant”), with reference to the following facts:

A. Forward One, LLC, a California limited liability company, whose address is 835 Airport Boulevard, Burlingame, California 94010 (“Landlord”), owns the real property located at 71 Stevenson Street, San Francisco, California (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord’s Property”), as more particularly described in Exhibit A attached hereto.

B. Lender has made a loan to Landlord in the original principal amount of $20,000,000.00, which amount is subject to possible increase to a maximum principal amount of $60,000,000.00 (the “Loan”), all as provided for in and subject to the terms and conditions set forth in the Loan Documents (as defined in the Deed of Trust referred to below).

C. To secure the Loan, Landlord has encumbered Landlord’s Property by entering into that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated March 21, 2008, in favor of Chicago Title Insurance Company, as Trustee for the benefit of Lender as grantee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Deed of Trust”), recorded on March 24, 2008, as Document No. 2008-1555115-00 (Reel J604, Image 00 13), in the Official Records of the City and County of San Francisco, State of California.

Exhibit F, Page1

D. Pursuant to a Lease Agreement dated                     , 20 1_ (the “Lease”), Landlord has demised to Tenant a portion of Landlord’s Property (“Tenant’s Premises”), as more particularly described in the Lease.

E. Tenant and Lender desire to establish and evidence the relative priorities of their interests in Landlord’s Property and their rights and obligations if certain events should occur.

NOW THEREFORE, for good and sufficient consideration, Tenant and Lender agree as allows:

1. Subordination. Pursuant to Section 20.1 of the Lease, the Lease shall be, and shall at all times remain, subject and subordinate to the Deed of Trust, the lien imposed by the Deed of Trust, and all advances made under the Loan Documents. Tenant hereby intentionally and unconditionally subordinates the Lease and all of Tenant’s right, title and interest thereunder and in and to Landlord’s Property (including Tenant’s right, title and interest in connection with any insurance proceeds or eminent domain awards or compensation relating to Landlord’s Property), to the lien of the Deed of Trust and all of Lender’s rights and remedies thereunder, and agrees that the Deed of Trust shall unconditionally be and shall at all times remain a lien on Landlord’s Property prior and superior to the Lease.

2. Nondisturbance, Recognition and Attornment.

2.1 No Exercise of Deed of Trust Remedies Against Tenant. So long as Tenant is not in default beyond any applicable cure period provided in the Lease (an “Event of Default”), Lender shall not name or join Tenant as a defendant in any judicial action or proceeding that is commenced pursuant to the exercise of Lender’s rights and remedies arising upon a default by Landlord under the Deed of Trust unless (a) applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or in order to prosecute or otherwise fully enforce such rights and remedies; or (b) such joinder of Tenant is required for the recovery by Lender of any Rent at any time owing by Tenant under the Lease, whether pursuant to the assignment of rents set forth in the Deed of Trust or otherwise; or (c) such joinder is required in order to enforce any right of Lender to enter Landlord’s Property for the purpose of making any inspection or assessment, or in order to protect the value of Lender’s security provided by the Deed of Trust. In any instance in which Lender is permitted to join Tenant as a defendant as provided above, Lender agrees not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in or pursuant to such action or proceeding, unless an Event of Default by Tenant has occurred and is continuing. The forgoing provisions of this Section 2.1 shall not be construed in any manner that would prevent Lender from (i) carrying out any nonjudicial foreclosure proceeding under the Deed of Trust, so long as the Lease is not terminated and Tenant’s rights under the Lease and this Agreement are not otherwise adversely affected thereby, (i) exercising Lender’s rights under the provisions of California Civil Code Section 2938 with respect to the enforcement against Tenant of any assignment of rents made by Landlord to Lender in connection with the Loan, or (iii) obtaining the appointment of a receiver for the Landlord’s Property as and when permitted under applicable law.

2.2 Nondisturbance and Attornment. Notwithstanding the provisions of Section 1 above, if the Lease has not been terminated on account of an Event of Default by Tenant, then, when a Successor Landlord (as defined in Article 3 below) acquires title to Landlord’s

Exhibit F, Page 2

Property: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

2.3 Acknowledgment. This Agreement is and shall be the sole and only agreement between Lender and Tenant with regard to the subordination of the Lease to the lien of the Deed of Trust.

2.4 Turnover of Rent. Tenant shall pay to Lender all rent otherwise payable to Landlord under the Lease upon written demand from Lender, and Tenant shall not have the obligation or the right to contest or question the validity of any such written demand from Lender or the extent to which Lender may properly exercise its rights to collect rents from Landlord’s Property pursuant to the provisions of the Loan Documents. The consent and approval of Landlord to this Agreement shall constitute an express, irrevocable authorization for Tenant to make such payments to Lender following Lender’s written notice and a release and discharge of all liability of Tenant to Landlord for any such payments made to Lender in compliance with Lender’s written demand.

2.5 Further Documentation. The provisions of this Article 2 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any future documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article 2 in writing upon request by either of them.

3. Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Deed of Trust, any party which becomes owner of Landlord’s Property as a result of a judicial or non-judicial foreclosure of the Deed of Trust or a deed or other conveyance in lieu of foreclosure (a “Successor Landlord”), shall not be liable for or bound by any of the following matters:

3.1 Claims Against Former Landlord. Any offset right that Tenant may have against any former landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as a result of any breach by any former landlord that occurred before the date of attornment, except in all instances to the extent that such event, occurrence or breach is continuing after the date of attornment as hereinafter provided. The foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any offset right otherwise available to Tenant because of events occurring after the date of attornment, or (b) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and that violate Successor Landlord’s obligations as landlord under the Lease.

3.2 Prepayments. Any payment of rent that Tenant may have made to any former landlord more than thirty (30) days before the date such rent was first due and payable under the Lease with respect to any period after the date of attornment, other than, and only to the extent of, prepayments expressly required or permitted under the Lease.

Exhibit F, Page 3

3.3 Payments; Security Deposit. Any obligation to pay Tenant any sum(s) that any former landlord owed to Tenant, specifically excluding any portion of the Construction Allowance available to Tenant pursuant to the terms of the Lease.

3.4 Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

4. Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, (a) the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in Landlord’s Property from time to time, including insurance and condemnation proceeds, Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of Landlord’s Property by Successor Landlord (provided that Tenant shall have no interest in or right to participate in (i) any payments made under any promissory note received by Successor Landlord in connection with any such sale or other disposition, or (ii) any collateral held by successor Landlord to secure such payments) (collectively, “Successor Landlord’s Interest”), and Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement, and (b) the obligations under the Lease of Lender or any affiliate of Lender which becomes a Successor Landlord shall terminate upon the transfer by such Successor Landlord of its interest in Landlord’s Property and the assumption by the transferee of the Landlord’s obligations under the Lease, and thereupon Tenant shall look solely to the transferee for the performance of all obligations of the landlord under the Lease which accrue or otherwise become performable following the date of such transfer. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord. Nothing herein shall be construed to grant Tenant any right to seek any recovery from any former landlord or Successor Landlord to the extent that such recovery is not permitted under or is restricted by the provisions of the Lease.

[SIGNATURES, ACKNOWLEDGMENTS AND

LEGAL DESCRIPTION TO BE ATTACHED]

Exhibit F, Page 4

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is dated as of July 6, 2015 (the “Effective Date”), and is entered into by and between F1 STEVENSON, LLC, a Delaware limited liability company (“Landlord”), and BARE ESCENTUALS BEAUTY, INC., a Delaware corporation (“Tenant”).

Recitals:

A. Forward One, LLC, a California limited liability company (“Original Landlord”), and Tenant entered into that Lease Agreement dated January 9, 2014 (the “Lease”), pursuant to which Original Landlord leased to Tenant, and Tenant leased from Original Landlord, the entire 15th, 16th, 17th, 18th, 21st. 22nd and 23rd Floors of the Building.

B. Landlord is the current owner of the Building and is the successor-in-interest to Original Landlord.

C. Tenant timely exercised its Early Contraction Right (as defined in Section 1.5 of the Lease) with respect to the 18th Floor, but the parties have agreed that the 18th Floor shall remain a part of the Premises pursuant to the Lease through and including February 29,2016, on the terms and conditions contained in this Amendment.

D. Landlord and Tenant desire to amend the Lease as provided in this Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Except as otherwise expressly provided herein, all capitalized terms used in this Amendment (including the Recitals) shall have the same meaning given such terms in the Lease. If a capitalized term used in the Lease is given a modified definition in this Amendment, then such modified definition shall be used in the interpretation of the Lease.

2. 18th Floor.

(a) Modified Base Rent for 18th Floor. Although Tenant exercised its Early Contraction Right with respect to the 18th Floor, the 18th Floor shall remain a part of the Premises pursuant to the Lease through and including February 29, 2016. The Base Rent schedule set forth on page i of the Basic Lease Information of the Lease shall not apply with respect to the 18th Floor. For the 18th Floor only, for the period of time commencing on August 1, 2015 and ending on February 29, 2016, the Base Rent payable for the 18th Floor shall be $4.00 per square foot per month, payable in the manner otherwise provided in the Lease.

(b) Removal of 18th Floor from Premises. On or before February 29, 2016, Tenant shall vacate and surrender the 18th Floor in the manner required by the Lease (although Tenant shall be required to pay rent with respect to the 18th Floor through February 29, 2016, even if Tenant vacates and surrenders the Premises prior to such date). Commencing on the date of Tenant’s vacation and surrender of the 18th Floor, the 18th Floor shall be removed from the Premises and Tenant’s Share shall be 24.647% (based upon a total Premises size of 79,678 rentable square feet, which reflects the removal of the 18th Floor from the Premises). If Tenant fails to vacate and surrender the 18th Floor as and when required, then Tenant shall be deemed a holdover tenant and, in addition to Landlord’s other rights and remedies, the Base Rent payable with respect to the 18th floor shall be deemed to be $5.00 per square foot per month, with holdover rent to be calculated as provided in Section 19.2 of the Lease based on such amounts.

3. Staging Floor.

(a) 18th Floor. Section 1.6 of the Lease is hereby modified to provide that the 18th Floor shall not be used as a Staging Floor.

(b) Staging Floor Termination Date. In clause (4) of Section 1.6(a) of the Lease, the date of July 3 I, 2016 is hereby deleted and substituted in its place shall be the date of December 31, 2016. Nothing contained in the definition of Staging Floor Termination Date, or elsewhere in Section 1.6 of the Lease, shall be deemed to diminish or otherwise modify any of Landlord’s rights or remedies following an Event of Default by Tenant.

(c) Staging Floor Rent. Subparagraphs (i) and (ii) of Section 1.6(a) of the Lease (but not the unnumbered, indented subparagraph immediately following subparagraph (ii) of Section 1.6(a) of the Lease) are hereby deleted in their entirety and restated as follows:

(i)	During the period commencing on the Staging Floor Date and ending on the date that is twelve (12) months after the Staging Floor Date, but in no event ending later than the Staging Floor Termination Date, Base Rent shall be payable with respect to the Staging Floor in the amount of $11 .00 per rentable square foot per year, payable in equal monthly installments in advance on the first day of each month and otherwise in the manner required by this Lease.

(ii)	During the period commencing on the first day immediately following the expiration of the 12-month period described in subparagraph (i) above and ending on the Staging Floor Termination Date, Base Rent shall be payable with respect to the Staging Floor in the amount of $18.00 per rentable square foot per year, payable in equal monthly installments in advance on the first day of each month and otherwise in the manner required by this Lease. On and after the Staging Floor Termination Date, if the Staging Floor is part of the Premises, Tenant shall pay Base Rent for the Staging Floor at the rate specified in the Basic Lease Information.

4. Parking Passes. As of the Effective Date, the number of parking passes referred to in Section 1.4 of the Lease is hereby changed from twenty-three (23) to sixteen (16). If Tenant elects to further reduce the number of parking spaces, then Tenant shall give Landlord thirty (30) days’ prior written notice thereof.

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5. Accessibility Disclosures.

(a) Civil Code Section 1938 Disclosure. Landlord hereby discloses, and Tenant hereby acknowledges, that neither the Premises nor the Building has been inspected by a Certified Access Specialist.

(b) San Francisco Accessibility Disclosure. Tenant reaffirms that: (1) Tenant has received, read, understood and signed the Disability Access Obligations Notice attached as Exhibit D to the Lease; (2) Tenant has received, read and understood the Disability Access Brochure attached as Exhibit E to the Lease; and (3) the Lease clearly and satisfactorily explains Landlord’s and Tenant’s respective obligations and liabilities for making and paying for required disability access improvements on the Premises.

6. Miscellaneous. Except as amended by this Amendment, the Lease has not been amended or modified and all of the terms and provisions of the Lease, as modified by this Amendment, remain unmodified and in full force and effect. Landlord and Tenant hereby ratify the Lease, as amended herein. Each party agrees that, to such party’s actual knowledge as of the Effective Date, the other party is not in default under any term or condition of the Lease. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment has been fully negotiated at arms’ length between the signatories hereto, after advice by counsel and other representatives chosen by such signatories, and such signatories are fully informed with respect thereto. Based on the foregoing, the provisions of this Amendment shall be construed as a whole according to their common meaning and not strictly for or against any party. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Counterpart signature pages may be detached from separately delivered counterparts of this Amendment and attached to other, identical counterparts of this Amendment, or to a version of this Amendment that is identical to that from which the signature page was detached, in order to create a fully executed original version of this Amendment. Faxed and emailed signature pages shall be deemed originals for all purposes. Each of Landlord and Tenant, and the persons signing this Amendment on behalf of such party, represents and warrants to the other party that: (i) the representing and warranting party has full power and authority to execute and deliver this Amendment and that he or she is authorized to sign on behalf of such party; and (ii) this Amendment has been duly and validly authorized, executed and delivered by the representing and warranting party and no other authorization or third party consent is required.

[SIGNATURES COMMENCE ON NEXT PAGE;

NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

LANDLORD:	TENANT:

Fl STEVENSON, LLC,	BARE ESCENTUALS BEAUTY, INC.,

a Delaware limited liability company	a Delaware corporation

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is dated as of November 18, 2016 (the “Effective Date”), and is entered into by and between F1 STEVENSON, LLC, a Delaware limited liability company (“Landlord”), and BARE ESCENTUALS BEAUTY, INC., a Delaware corporation (“Tenant”).

Recitals:

A. Forward One, LLC, a California limited liability company (“Original Landlord”), and Tenant entered into that Lease Agreement dated January 9, 2014 (the “Original Lease”), as amended by the First Amendment to Lease dated July 6, 2015 (the “First Amendment” and collectively with the Original Lease, the “Lease”), pursuant to which Original Landlord leased to Tenant, and Tenant leased from Original Landlord, the entire 15th, 16th, 17th, 18th, 21st, 22nd and 23rd Floors of the Building.

B. Landlord is the current owner of the Building and is the successor-in-interest to Original Landlord.

C. Landlord and Tenant desire to amend the Lease as provided in this Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Except as otherwise expressly provided herein, all capitalized terms used in this Amendment (including the Recitals) shall have the same meaning given such terms in the Lease. If a capitalized term used in the Lease is given a modified definition in this Amendment, then such modified definition shall be used in the interpretation of the Lease.

2. Construction Allowance. Section 4 of the Work Letter Agreement attached to the Lease as Exhibit B is deleted in its entirety and the following is inserted in its place:

“4. Construction Allowance.

(a) Amount of Allowance. In the manner provided in this Section 4, Landlord shall pay to Tenant a “Construction Allowance” of up to, but not exceeding, $1,593,560 (calculated on the basis of $20.00 per rentable square foot and a total Premises size of 79,678 rentable square feet), but not exceeding the actual cost of Tenant’s Work. The Construction Allowance may be used only for (i) the cost of preparing design and construction documents and mechanical and electrical plans for Tenant’s Work, (ii) the hard costs of Tenant’s Work, and (iii) the cost of obtaining required governmental permits and approvals for Tenant’s Work. No part of the Construction Allowance may be used by Tenant for the cost of Tenant’s furniture, fixtures, equipment and communications and computer cabling located in the Premises. Tenant shall not be entitled to any credit for any unused portion of the Construction Allowance. Any unused portion of the Construction Allowance shall remain the property of Landlord and Tenant hereby waives any and all rights, title or interests in or to it.

1

(b) Landlord shall disburse portions of the Construction Allowance separately on a Floor-by-Floor basis, as and when Tenant’s Work on each Floor is completed. Landlord shall not be required to disburse with respect to any Floor more than the portion of the total Construction Allowance allocable to that Floor, calculated at the rate of $20.00 per rentable square foot. Upon the completion of Tenant’s Work on each Floor of the Premises, Tenant shall submit to Landlord a written notice indicating that Tenant has completed Tenant’s Work on such Floor, which notice shall be accompanied by all of the following (collectively, “Tenant’s Completion Notice”): (i) an application for payment and sworn statement of Tenant’s general contractor substantially in the form of AIA Document 0702 covering all of Tenant’s Work on such Floor; (ii) copies of paid invoices and final, unconditional lien waivers from Tenant’s architect, engineer, general contractor and all subcontractors, showing that full payment has been received for the design, construction and installation of Tenant’s Work on such Floor; (iii) certification from Tenant’s architect and engineer that all of Tenant’s Work on such Floor has been completed in accordance with the Working Drawings approved by Landlord and in compliance with all applicable Laws; (iv) a copy of the building permit or job card for Tenant’s Work on such Floor (if applicable), showing that Tenant’s Work on such Floor has been finally approved by the appropriate inspectors; and (v) any other evidence reasonably required by Landlord indicating that all legal requirements for Tenant’s occupancy of such Floor have been satisfied, that Tenant’s Work on such Floor has been completed according to the approved Working Drawings and that the cost of all labor and materials has been paid in full. Tenant has an absolute obligation to provide the documents and materials listed above; such documents and materials are not merely conditions to Landlord’s obligation to disburse the Construction Allowance. Landlord shall deduct from the Construction Allowance, prior to each disbursement to Tenant, a construction management fee payable to Landlord, in the amount of Landlord’s actual and reasonable construction management costs (but not to exceed three percent (3%) of the portion of the Construction Allowance to be disbursed). Tenant acknowledges and agrees that, in addition to any other consultants retained by Landlord, Landlord will bill Landlord’s property manager at the rate of $120.00 per hour and Landlord will bill Landlord’s chief engineer at the rate of $90.00 per hour. Landlord shall pay the Construction Allowance to Tenant, separately with respect to each Floor of the Premises, within thirty (30) days after the date of Landlord’s receipt of Tenant’s Completion Notice (including all of the materials and documentation specified above) with respect to such Floor; provided, however, that Landlord shall have no obligation to make any further disbursements of the Construction Allowance for any Floor if the Construction Allowance shall have been depleted. Landlord shall not be required to pay any portion of the Construction Allowance at any time during which Tenant is in default under the Lease. Tenant shall have no right to any portion of the Construction Allowance after the date that is twelve (12) months after the date of completion of Tenant’s Work, but Landlord shall give Tenant thirty (30) days’ prior written notice prior to any such forfeiture of the Construction Allowance.”

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4. Marketing the Premises. If Tenant delivers Tenant’s Termination Notice to Landlord, Landlord shall have the right immediately following receipt of such Tenant’s Termination Notice to market the Premises by showing the Premises to brokers and prospective tenants after first giving reasonable notice to Tenant.

5. Miscellaneous. Except as amended by this Amendment, the Lease has not been amended or modified and all of the terms and provisions of the Lease, as modified by this Amendment, remain unmodified and in full force and effect. Landlord and Tenant hereby ratify the Lease, as amended herein. Each party agrees that, to such party’s actual knowledge as of the Effective Date, the other party is not in default under any term or condition of the Lease. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment has been fully negotiated at arms’ length between the signatories hereto, after advice by counsel and other representatives chosen by such signatories, and such signatories are fully informed with respect thereto. Based on the foregoing, the provisions of this Amendment shall be construed as a whole according to their common meaning and not strictly for or against any party. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Counterpart signature pages may be detached from separately delivered counterparts of this Amendment and attached to other, identical counterparts of this Amendment, or to a version of this Amendment that is identical to that from which the signature page was detached, in order to create a fully executed original version of this Amendment. Faxed and emailed signature pages shall be deemed originals for all purposes. Each of Landlord and Tenant, and the persons signing this Amendment on behalf of such party, represents and warrants to the other party that: (i) the representing and warranting party has full power and authority to execute and deliver this Amendment and that he or she is authorized to sign on behalf of such party; and (ii) this Amendment has been duly and validly authorized, executed and delivered by the representing and warranting party and no other authorization or third party consent is required.

[SIGNATURES COMMENCE ON NEXT PAGE;

NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

LANDLORD:	TENANT:

Fl STEVENSON, LLC,	BARE ESCENTUALS BEAUTY, INC.,

a Delaware limited liability company	a Delaware corporation

EXHIBIT “B”

FORM OF LETTER OF CREDIT

BANK OF AMERICA - CONFIDENTIAL	PAGE: 1

DATE:

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:

APPLICANT REFERENCE NUMBER:

ADVISING BANK
BANK NAME
BANK ADDRESS

ISSUING BANK
BANK OF AMERICA, N.A.
ONE FLEET WAY PA6-580-02-30 SCRANTON, PA 18507-1999

BENEFICIARY	APPLICANT
BARE ESCENTUALS BEAUTY, INC.	THE GYMBOREE CORPORATION.
ADDRESS	500 HOWARD STREET SAN FRANCISCO, CA 94105

AMOUNT

USD X,XXX,XXX.XX

AMOUNT AND 00/100’S US DOLLARS

EXPIRATION

SEPTEMBER 30, 2017 AT OUR COUNTERS

GENTLEMAN,

WE HEREBY ISSUE THIS IRREVOCABLE LETTER OF CREDIT NO.                      IN YOUR FAVOR, FOR THE ACCOUNT OF APPLICANT, FOR UP TO AN AGGREGATE AMOUNT OF USD X,XXX,XXX.XX AVAILABLE BY YOUR DRAFT(S) DRAWN ON US AT SIGHT, ACCOMPANIED BY THE FOLLOWING:

1. EITHER BENEFICIARY’S WRITTEN, DATED STATEMENT ON BENEFICIARY LETTERHEAD SIGNED BY AN AUTHORIZED OFFICER READING:

“BENEFICIARY IS PERMITTED TO DRAW ON THIS LETTER OF CREDIT UNDER THE EXPRESS TERMS OF THE LEASE DATED                     , BY AND BETWEEN THE GYMBOREE CORPORATION AND BARE ESCENTUALS BEAUTY, INC.

2. THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT IS DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR PERIOD(S) OF ONE YEAR EACH FROM THE CURRENT EXPIRATION DATE HEREOF, OR ANY FUTURE

BANK OF AMERICA - CONFIDENTIAL	PAGE: 2

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER:

EXPIRATION DATE, BUT IN NO EVENT BEYOND SEPTEMBER 30, 2025, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY EXPIRATION DATE, WE NOTIFY YOU IN WRITING BY REGISTERED MAIL OR OVERNIGHT COURIER AT THE ABOVE LISTED ADDRESS THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD.

ANY SUCH NOTICE SHALL BE EFFECTIVE WHEN SENT BY US AND UPON SUCH NOTICE TO YOU, YOU MAY DRAW AT ANY TIME PRIOR TO THE THEN CURRENT EXPIRATION DATE, UP TO THE FULL AMOUNT THEN AVAILABLE HEREUNDER, AGAINST YOUR DRAFT(S) DRAWN ON US AT SIGHT AND THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS THERETO, ACCOMPANIED BY YOUR STATEMENT, SIGNED BY AN AUTHORIZED OFFICER, ON YOUR LETTERHEAD STATING THAT YOU ARE IN RECEIPT OF BANK OF AMERICA, N.A.’S NOTICE OF NON-EXTENSION UNDER LETTER OF CREDIT NO.                      AND THE APPLICANT’S OBLIGATION TO YOU REMAINS.

THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART. ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF RULE 6 OF THE INTERNATIONAL STANDBY PRACTICES (ISP98) GOVERNED BY THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION) INTERNATIONAL CHAMBER OF COMMERCE BROCHURE NO. 600.

SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM, BEARING YOUR BANKERS STAMP AND SIGNATURE AUTHENTICATION, AND SUBJECT TO YOUR PAYMENT OF OUR CUSTOMARY TRANSFER CHARGES. SUCH TRANSFER FORM IS AVAILABLE UPON REQUEST.

NOTWITHSTANDING ANYTHING CONTAINED IN THIS LETTER OF CREDIT OUR LIABILITY UNDER THIS CREDIT IS LIMITED TO USD X,XXX,XXX.XX (WRITTEN AMOUNT) AND WILL CEASE UPON CLOSE OF BANKING BUSINESS HOURS ON THE EXPIRATION DATE STATED ABOVE. ANY CLAIMS RECEIVED AFTER SUCH EXPIRATION DATE WILL NOT BE ENTERTAINED BY US.

DRAFT(S) MUST STATE: “DRAWN UNDER BANK OF AMERICA, N.A. STANDBY LC NO.                      DATED                     .”

DRAFT(S) AND DOCUMENTS MUST BE PRESENTED AT OUR OFFICE ADDRESSED: BANK OF AMERICA, N.A., 1 FLEET WAY, SCRANTON, PA 18507, ATTN: TRADE OPERATIONS - STANDBY UNIT.

WE HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON DUE PRESENTATION TO US.

BANK OF AMERICA - CONFIDENTIAL	PAGE: 3

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER: 68068760

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION) INTERNATIONAL CHAMBER OF COMMERCE BROCHURE NO. 600.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL 800-370-7519 OPT 1 .

AUTHORIZED SIGNATURE

THIS DOCUMENT CONSISTS OF 3 PAGE(S).